===============================================================================

                        CNL HOSPITALITY PROPERTIES, INC.

                     Supplement No. One, dated June 26, 2002
                       to Prospectus, dated April 1, 2002

===============================================================================


         This Supplement is part of, and should be read in conjunction with, the Prospectus dated April 1, 2002. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

         Information as to proposed Properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of June 14, 2002, and all references to commitments or Property acquisitions should be read in that context. Proposed Properties for which the Company receives initial commitments, as well as Property acquisitions that occur after June 14, 2002, will be reported in a subsequent Supplement.


                               RECENT DEVELOPMENTS

         On March 1, 2002, the Company acquired a Courtyard(R) by Marriott(R) located in Basking Ridge, New Jersey (the "Basking Ridge Property"). The Basking Ridge Property includes 235 guest rooms, two meeting rooms, an outdoor pool, an exercise room, and a restaurant and lounge. The Property is located in Somerset County, a suburb of Bernards Township, New Jersey.

         On June 14, 2002, the Company acquired a 50% interest in a Courtyard by Marriott located in San Francisco, California (the "San Francisco Downtown Property") through a joint venture with an affiliate of Marriott International, Inc. The San Francisco Downtown Property includes 371 guest rooms, 34 guest suites, 7,000 square feet of meeting space, 118 underground parking spaces, an indoor pool and Jacuzzi, a business center, a fitness facility, a laundry facility, and a restaurant and lounge. The Property is located downtown at the northeast corner of Folsom and Second Street.

         On June 14, 2002, the Company acquired a Marriott Hotel located in Bridgewater, New Jersey (the "Bridgewater Property"). The Bridgewater Property includes 347 guest rooms, 10,700 square feet of meeting space, an indoor pool, a whirlpool, a laundry facility, a fitness center, a gift shop, a business center, and a restaurant and lounge. The Property is located in the 122-acre Bridgewater Commons development.

         As of June 14, 2002, the Company owned interests in 49 Properties, including nine Properties through joint ventures and five Properties on which hotels are or will be constructed or renovated. In addition, the Company has commitments to acquire five additional Properties. All of the Properties owned by the Company are, or in the case of the hotels under construction or renovation will be, leased on a triple-net basis to hotel operators or indirect subsidiaries of the Company with management of the Properties performed by third-party hotel operators, and operated under affiliations with national hotel chains.

         The Board of Directors declared distributions of $0.06458 per Share to stockholders of record on March 1, 2002, payable in March 2002, and April 1, May 1, and June 1, 2002, payable in June 2002, representing an annualized distribution rate of 7.75%.


                                  THE OFFERINGS

         As of June 14, 2002, the Company had received aggregate subscriptions for 93,659,359 Shares totalling $936,593,587 in gross proceeds, including 441,331 Shares ($4,413,305) issued pursuant to the Reinvestment Plan, from its Prior Offerings and this offering. As of June 14, 2002, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of selling commissions, marketing support fees, due diligence expense reimbursements, and organizational and offering expenses, totalled approximately $830,100,000. The Company has invested, directly or indirectly, approximately $769,100,000 of the net offering proceeds and $316,800,000 in loan proceeds in 49 hotel Properties. These 49 Properties include nine Properties through joint ventures and five Properties on which a hotel is or will be constructed or renovated. In addition, as of June 14, 2002, the Company had used net offering proceeds to redeem 613,997 Shares of Common Stock for $5,674,919 and to pay approximately $48,200,000 in Acquisition Fees and certain Acquisition Expenses, leaving approximately $7,100,000 available to invest in Properties and Mortgage Loans. As of June 14, 2002, the Company had also incurred approximately $19,000,000 in Acquisition Fees as a result of Permanent Financing used to acquire certain Properties.


                                  RISK FACTORS

REAL ESTATE AND OTHER INVESTMENT RISKS

         The following paragraph updates and replaces the first paragraph on page 14 of the Prospectus.

         The credit enhancements to our leases are subject to termination and may also be subject to maximum limits. Our leases generally have credit enhancement provisions, such as guarantees, net worth requirements or liquidity facility agreements, provided by a third party tenant or manager. These provisions generally terminate at either a specific time during the lease term or once net operating income of the property exceeds a specified amount. Some of these provisions may also have limits on the overall amount of the credit enhancement. After the termination of a credit enhancement, or in the event that the maximum limit of a credit enhancement is reached, we may only look to the tenant to make lease payments. If, in this event, the tenant is unable to make payments under the lease, our results of operations may be adversely impacted and, if multiple tenants were similarly affected, we might not have cash available to make distributions to our stockholders or may experience losses.


                             MANAGEMENT COMPENSATION

         For information concerning compensation and fees paid to the Advisor and its Affiliates, see "Certain Transactions."


                              REDEMPTION OF SHARES

         The following paragraph updates and replaces the fourth paragraph on page 36 of the Prospectus.

         Upon the Redemption Agent's receipt of notice for redemption of Shares, the redemption price will be on such terms as the Company shall determine. The redemption price for Shares redeemed during an offering would equal the then current offering price, until such time, if any, as Listing occurs, less a discount of 8%, for a net redemption price of $9.20 per Share. The net redemption price approximates the per Share net proceeds received by the Company in the offering, after deducting Selling Commissions of 7.5% and a marketing support fee of 0.5% payable to the Managing Dealer and certain Soliciting Dealers in such offering.


                                    BUSINESS


GENERAL

         The following information updates and replaces the corresponding information beginning on page 38 of the Prospectus.

         The Company will invest Net Offering Proceeds in Properties of selected national and regional limited service, extended stay and full service Hotel Chains. The Company believes that attractive opportunities exist to acquire limited service, extended stay and full service hotels in urban and resort locations. The table below presents pre-tax profits of the hospitality industry by year.

                                 Pre-Tax Profits
                             of Hospitality Industry
                                  (in billions)

                  Year                     Profitability
                ---------                  --------------

                    1993                     $   2.4
                    1994                         5.5
                    1995                         8.5
                    1996                        12.5
                    1997                        17.0
                    1998                        20.9
                    1999                        22.0
                    2000                        23.5
                    2001                        16.7

         Source:  Smith Travel Research

         The table below presents the hospitality industry average daily room rate by year.

                          Hospitality Industry Average
                             Daily Room Rate By Year

                  Year                       Rate
                ---------                  ---------

                    1987                   $  52.58
                    1988                      54.47
                    1989                      56.35
                    1990                      57.96
                    1991                      58.08
                    1992                      58.91
                    1993                      60.53
                    1994                      62.86
                    1995                      65.81
                    1996                      70.81
                    1997                      75.31
                    1998                      78.15
                    1999                      81.27
                    2000                      85.24
                    2001                      84.85

         Source:  Smith Travel Research

         In 2001, revenue per available room was $51.00 and total occupancy was 60.1%. Growth in room demand exceeded the growth in new room supply for each year from 1992 through 1996 and industry-wide occupancy increased from a 20 year low of 61.8% in 1991 to 65% in 1996. Demand in the hospitality industry has increased in 12 of the past 13 years.

         According to American Hotel & Lodging Association data, in 2000, Americans traveling in the United States spent more than $1.5 billion per day, $64.1 million per hour and $1.1 million per minute on travel and tourism. In 2000, total travel expenditures in the United States generated $561.2 billion in sales. In addition, there were 53,500 hotel properties which included over 4.1 million hotel rooms. Hotels are a vital part of travel and tourism. In the United States, the tourism industry, which globally is the world's largest industry, is currently ranked third behind auto sales and retail food sales. In terms of employment, the hotel industry directly supports as many as 7.8 million jobs. According to Smith Travel Research data, United States lodging industry revenues reached over $108.5 billion in 2000.

         The figures in the preceding paragraph relate to years ending on or prior to December 31, 2000, and do not take into account 2001 results. The attacks on the World Trade Center and the Pentagon on September 11, 2001 adversely impacted the economic activity during the months following the attacks, and particularly affected the travel and lodging industries. As a result, the performance of the lodging industry in 2001 is not likely to equal or exceed 2000 results and the above results should be read in that context.

PROPERTY ACQUISITIONS

         The following information should be read in conjunction with the "Business -- Property Acquisitions" section beginning on page 40 of the Prospectus.

         Between February 23, 2002 and June 14, 2002, the Company acquired interests in three Properties. In connection with the purchase of these Properties, the Company, as lessor, entered into lease agreements with lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business -- Description of Property Leases."

         The following table sets forth the location of the three Properties described above and a summary of the principal terms of the acquisition and lease of each Property.


                                                                                PROPERTY ACQUISITIONS
                                                                     From February 23, 2002 through June 14, 2002

                                            Purchase      Date     Lease Expiration and           Minimum
                    Property Location       Price (1)   Acquired      Renewal Options         Annual Rent (2)     Percentage Rent
----------------------------------------- ------------ ---------- ----------------------- ---------------------- ------------------

Courtyard by Marriott (3) (4)             $35,750,000   03/01/02  03/2007; seven          The greater of (i)     See Minimum Annual
(the "Basking Ridge Property")                                    five-year renewal       $2,145,000 or (ii) a           Rent
Existing hotel                                                    options                 percentage of gross
                                                                                          revenues of the
The Basking Ridge Property is                                                             Property ranging from
located in Basking Ridge, New Jersey,                                                     30% to 50% for the
a suburb of Bernards Township, New                                                        applicable year
Jersey.  The Property includes 235                                                        designed to result in
guest rooms, two meeting rooms, an                                                        a minimum return of
outdoor pool, an exercise room, and                                                       approximately 10.25%
a restaurant and lounge.

Courtyard by Marriott (5)                 $82,000,000   06/14/02  06/2028; five           The greater of (i)     See Minimum Annual
(the "San Francisco Downtown                                      five-year renewal       $4,920,000 or (ii) a           Rent
Property")                                                        options                 percentage of gross
Existing hotel                                                                            revenues of the
                                                                                          Property ranging from
The San Francisco Downtown Property                                                       25% to 45% for the
is located in downtown San Francisco,                                                     applicable year
California, at the northeast corner                                                       designed to result in
of Folsom and Second Street.  The                                                         a minimum return of
Property includes 371 guest rooms,                                                        approximately 10%
34 guest suites, 7,000 square feet
of meeting space, 118 underground
parking spaces, an indoor pool and
Jacuzzi, a business center, a fitness
facility, a laundry facility, and a
restaurant and lounge.

Marriott Hotel (3)                        $61,500,000   06/14/02  06/2028; five ten-year  The greater of (i)     See Minimum Annual
(the "Bridgewater Property")                                      renewal options         $3,690,000 or (ii) a           Rent
Existing hotel                                                                            percentage of gross
                                                                                          revenues of the
The Bridgewater Property is located                                                       Property ranging
in Bridgewater, New                                                                       from 19.5% to 30% for
Jersey, in the 122-acre Bridgewater                                                       the applicable year
Commons development.                                                                      designed to result in
The Property includes 347 guest rooms,                                                    a minimum return of
10,700 square feet of meeting space,                                                      approximately 10.25%
an indoor pool, a whirlpool, a laundry
facility, a fitness center, a gift shop,
a business center, and a restaurant and
lounge.


FOOTNOTES:

(1) The approximate federal income tax basis of the depreciable portion (the building and equipment portion) of the Properties acquired are set forth below:

                                                                   Estimated
         Property                                             Federal Tax Basis
         --------                                             -----------------

         Basking Ridge Property                                    $33,900,000
         San Francisco Downtown Property                           $69,700,000
         Bridgewater Property                                      $56,600,000

(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease.

(3) The lessee of this Property is an indirect wholly owned subsidiary of the Company and the Property is operated by a third party manager.

(4) The lessee has entered into a management agreement with Marriott International, Inc. to operate the hotel. In addition, the lessee has entered into an agreement with Marriott International, Inc. in which Marriott International, Inc. has agreed to guarantee on behalf of the lessee a minimum return equal to 10.25% of the total cost to purchase the Property (the "TRS Pool Guarantee"). The TRS Pool Guarantee terminates on the earlier of (i) the date on which the aggregate amount funded by Marriott International, Inc. equals or exceeds the guarantee term limit of $35 million, (ii) the last day of the first 13 period accounting year for which minimum threshold coverage equals or exceeds 1.25, or (iii) with respect to $15 million of the guarantee, on the third anniversary of the closing date of the last of Courtyard Newark or Residence Inn Newark and with respect to the remaining $20 million of the guarantee, on the fifth anniversary of the closing date of the last of Courtyard Newark or Residence Inn Newark. The maximum amount under the TRS Pool Guarantee is $35 million and covers minimum returns for the Basking Ridge, Oakland Airport, Richmond, SpringHill Suites Manhattan Beach, Plymouth Meeting and TownePlace Suites Manhattan Beach Properties as well as the Courtyard Newark and Residence Inn Newark Properties described in "Pending Investments" and, subject to lender approval, the Western International Portfolio, and the Residence Inn SeaWorld and Courtyard Weston Properties. Operating profits and losses from all 17 Properties will be pooled in determining whether the Properties aggregate operating profits and losses exceeds the aggregate minimum return due under the leases.

(5) The Company acquired a 50% interest in the San Francisco Downtown Property through a joint venture with an affiliate of Marriott International, Inc. The joint venture financed the acquisition with equity investments of $13 million each from the Company and Marriott International, Inc. as well as $56 million in borrowings consisting of two loans from a third-party lender. One of the loans is in the amount of $41 million and requires interest payments equal to the greater of one-month LIBOR plus 3.25%, or 6.25%. The other loan is in the amount of $15 million and interest payments are equal to a base rate plus 7%. The base rate equals the greater of (a) the lesser of (i) one-month LIBOR or (ii) 9%, or (b) 3%. Both loans mature in August 2007 and require monthly payments of interest only through July 1, 2004, at which time monthly payments of principal and interest are due with the remaining principal balances and any unpaid interest due at maturity. The lessee of this Property is an indirect wholly owned subsidiary of the joint venture.

         In addition to the above acquisitions, on May 28, 2002, the Company invested $1 million in STSN, Inc. in return for Series E Preferred Stock. STSN, Inc. is a privately held company that is a provider of high-speed internet access and other broadband services to hotels, convention centers and office buildings.

         On May 30, 2002, the Company acquired a 10% interest in a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The Company's equity investment in the partnership is $300,000. The Company's share in the limited partnership's distributions is equivalent to its equity interest in the limited partnership. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor.

         The following information updates and replaces the table on page 59 of the Prospectus.

         Marriott, Wyndham and Hilton Brands. The following chart provides additional information on occupancy levels for Marriott systemwide lodging brands, Wyndham Hotels, Hilton Hotels and Embassy Suites:

                          Total Occupancy Rate for 2001
                Marriott Brand, Wyndham Hotels, Hilton Hotels and
                          Embassy Suites as Compared to
                              U.S. Lodging Industry

                                                         Occupancy Rate
                                                         --------------

U.S. Lodging Industry                                         60.1%
Fairfield Inn by Marriott                                     66.3%
Wyndham Hotels                                                67.4%
Hilton Hotels                                                 67.5%
Embassy Suites                                                68.3%
Marriott Hotels, Resorts and Suites                           68.8%
Courtyard by Marriott                                         71.0%
Residence Inn by Marriott                                     77.9%

         Source: Smith Travel Research (U.S. Lodging Industry only), Marriott International, Inc. 2001 Form 10-K, Wyndham International, Inc. 2001 Form 10-K and Hilton Hotels Corporation 2001 Form 10-K

PENDING INVESTMENTS

         The following information updates and replaces the "Business -- Pending Investments" section beginning on page 59 of the Prospectus.

         As of June 14, 2002, the Company had initial commitments to acquire five additional hotel Properties. The five Properties are two Courtyard by Marriott hotels (one in each of Foothill Ranch and Newark, California), one Marriott Hotel (in Seattle, Washington), one Renaissance Hotel (in Tampa, Florida) and one Residence Inn by Marriott (in Newark, California). The acquisition of each of these Properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these Properties will be acquired by the Company. If acquired, the leases of these Properties are expected to be entered into on substantially the same terms described in "Business -- Description of Property Leases." In order to acquire these Properties, the Company must obtain additional funds through the receipt of additional offering proceeds and/or debt financing.

         On December 6, 2001, the Company entered into an agreement in principle to acquire eight Properties (the "MI4 Portfolio") from Marriott International, Inc. or its affiliates, six of which had been acquired as of June 14, 2002, (the "MI4 Transaction"). The MI4 Portfolio includes three Courtyard by Marriott hotels, one Residence Inn by Marriott, three SpringHill Suites by Marriott hotels and one TownePlace Suites by Marriott.

         The Company will lease the MI4 Portfolio Properties, as acquired, to one or more subsidiaries organized to qualify as taxable REIT subsidiaries ("TRS Tenants"). The TRS Tenants will enter into long-term management contracts with Marriott International, Inc. to operate the Properties. As part of the MI4 Transaction, as the Properties are acquired, Marriott International, Inc. will add the Properties to a threshold guarantee agreement in favor of the TRS Tenants to secure the payment of minimum returns to the Company on a pool of Properties leased to certain TRS Tenants, the TRS Pool Guarantee. The minimum return under the guarantee is equal to 10.25% of the total cost to purchase the Properties. The pool of Properties subject to the TRS Pool Guarantee will initially include the MI4 Portfolio the Western International Portfolio (which includes the Legacy Park, Market Center, Hughes Center, Dallas Plano, Scottsdale Downtown, Lake Union and Phoenix Airport Properties), the Residence Inn SeaWorld Property and the Courtyard Weston Property.

         As part of the MI4 Transaction, on December 28, 2001, Marriott International, Inc. entered into an agreement for an additional guarantee in favor of the Company to further secure payment of minimum returns on another pool of Properties which are currently leased to Marriott International, Inc. or its affiliates (the "Marriott Lease Pool Guarantee"). The minimum return under the guarantee is equal to 10% of the total cost to purchase the Properties and the term of the guarantee is five years. The Properties subject to the Marriott Lease Pool Guarantee include the Lake Buena Vista Portfolio (formerly the "Little Lake Bryan Portfolio") (which includes the Courtyard Lake Buena Vista, Fairfield Inn Lake Buena Vista and SpringHill Suites Lake Buena Vista Properties), the MI2 Portfolio (which includes the Mira Mesa, Merrifield, Gaithersburg and Newark Properties, which were acquired in 1999 and 2000), the Palm Desert Portfolio (which includes the Courtyard Palm Desert and Residence Inn Palm Desert Properties) and the Philadelphia Downtown Property. The Marriott Lease Pool Guarantee is in addition to the limited rent guarantee agreements currently in effect for the Properties.

         Leases. Set forth below are summarized terms expected to apply to the leases for each of the five Properties. More detailed information relating to a Property and its related lease will be provided at such time, if any, as the Property is acquired.


                                   Estimated Purchase     Lease Term and             Minimum Annual
Property                                   Price         Renewal Options                   Rent                   Percentage Rent
--------                           ------------------    ---------------           --------------------           ---------------

Courtyard by Marriott (1) (2)      $3,276,000         Five years from the   Commencing the date that the     See Minimum Annual Rent
Foothill Ranch, CA                 (excluding         date the Property     Property opens to the public,
(the "Courtyard Foothill Ranch     development        opens to the public;  the tenant will pay the greater
Property")                         costs)             five five-year        of a minimum amount to be
Hotel to be constructed                               renewal options       determined at the time of
                                                                            acquisition or a percentage of
                                                                            gross revenues of the Property
                                                                            for the applicable year

Courtyard by Marriott (1) (3)      $25,500,000        Five years; five      The greater of a minimum amount  See Minimum Annual Rent
Newark, CA                                            five-year renewal     to be determined at the time of
(the "Courtyard Newark                                options               acquisition or a percentage of
Property"                                                                   gross revenues of the Property
Hotel under construction                                                    for the applicable year

Marriott Hotel (1) (4)             $88,800,000        Five years; five      The greater of a minimum amount  See Minimum Annual Rent
Seattle, WA                                           five-year renewal     to be determined at the time of
(the "Seattle Waterfront Marriott                     options               acquisition or a percentage of
Property")                                                                  gross revenues of the Property
Hotel under construction                                                    for the applicable year

Renaissance Hotel (1) (2)          $2,250,000         Five years from the   Commencing the date that the     See Minimum Annual Rent
Tampa, FL                          (excluding         date the Property     Property opens to the public,
(the "Renaissance Tampa Property") development        opens to the public;  the tenant will pay the greater
Hotel to be constructed on leased  costs)             five five-year        of a minimum amount to be
land                                                  renewal options       determined at the time of
                                                                            acquisition or a percentage of
                                                                            gross revenues of the Property
                                                                            for the applicable year

Residence Inn by Marriott (1) (3)  $27,300,000        Five years; five      The greater of a minimum amount  See Minimum Annual Rent
Newark, CA                                            five-year renewal     to be determined at the time of
(the "Residence Inn Newark                            options               acquisition or a percentage of
Property")                                                                  gross revenues of the Property
Hotel under construction                                                    for the applicable year

---------------------
FOOTNOTES:

(1) The Courtyard Foothill Ranch, Courtyard Newark, Seattle Waterfront Marriott, Renaissance Tampa and Residence Inn Newark Properties are expected to be leased to indirect wholly owned subsidiaries of the Company and operated by third party managers.

(2) The Company plans to enter into a development services agreement for the Property under which a wholly owned subsidiary of the Advisor will receive a Development Fee for serving as developer of the Property. The maximum cost to the Company (including the purchase price of the land, development costs, and closing and acquisition costs for the Courtyard Foothill Ranch Property, and including development costs, and closing and acquisition costs for the Renaissance Tampa Property) is not expected to, but may, exceed the amounts set forth below:

                                                                                             Estimated Final
                         Property                       Estimated Maximum Cost               Completion Date
                         --------                       ----------------------               ---------------

          Courtyard Foothill Ranch Property                   $18,300,000                    September 2003
          Renaissance Tampa Property                          $45,700,000                     January 2004

(3) Once acquired, Marriott International, Inc. will add this Property to a guarantee agreement to secure the payment of a minimum return to the Company equal to 10.25% of the total cost to purchase the Property.

(4)      On April 17,  2002,  the Company  placed a  $7,104,000  deposit on this
         Property.

         Renaissance Hotels and Resorts by Marriott is an upscale, distinctive, sophisticated full-service hotel designed to enhance stylish, comfortable environments with crisp, respectful service. Renaissance Hotels and Resorts by Marriott feature business centers, swimming pools, fitness centers and conference and banquet facilities. According to Marriott data, as of December 2001, there were more than 120 Renaissance Hotels and Resorts by Marriott hotels worldwide.

BORROWING

         The following information updates and replaces the fifth full paragraph on page 72 of the Prospectus.

         On September 7, 2001, the Company obtained a revolving line of credit from a bank to be used by the Company to fund the acquisition and development of Properties and investments in Mortgage Loans. The revolving line of credit provides that the Company will be able to receive advances of up to approximately $96,700,000 for a period of five years. Interest expense on each advance is payable monthly, with all unpaid interest and principal due no later than 25 years from the end of the fifth loan year. Advances under the revolving line of credit will bear interest at an annual rate of 225 basis points above 30-day LIBOR. The revolving line of credit is collateralized by mortgages on certain hotel Properties. In connection with the revolving line of credit, the Company incurred a commitment fee, legal fees and closing costs of approximately $1,000,000. As of June 14, 2002, the Company had $64 million outstanding on the revolving line of credit.

         The following information should be read in conjunction with the "Business -- Borrowing" section beginning on page 72 of the Prospectus.

         On June 7, 2002, in order to fund a portion of the acquisition of the San Francisco Downtown Property, the joint venture, in which the Company's owns a 50% interest, obtained permanent financing from a third party lender consisting of two loans totalling $56 million, secured by a mortgage on the San Francisco Downtown Property. One of the loans is in the amount of $41 million and requires interest payments equal to the greater of one-month LIBOR plus 3.25%, or 6.25%. The other loan is in the amount of $15 million and interest payments are equal to a base rate plus 7%. The base rate equals the greater of
(a) the lesser of (i) one-month LIBOR or (ii) 9%, or (b) 3%. Both loans mature in August 2007 and require monthly payments of interest only through July 1, 2004, at which time monthly payments of principal and interest are due with the remaining principal balances and any unpaid interest due at maturity.


                             SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Appendix B of this supplement and the Prospectus. This table updates and replaces the "Selected Financial Data" section beginning on page 76 of the Prospectus.





                                   Quarter Ended
                            -----------------------------                         Year Ended December 31,
                              March 31,      March 31,      ---------------------------------------------------------------------
                                2002            2001            2001           2000           1999           1998      1997 (1)
                            --------------  -------------   -------------  -------------  --------------  -----------  ----------

Revenues                     $ 27,146,571   $ 16,713,199    $ 71,462,544    $36,099,219     $10,677,505   $1,955,461    $ 46,071
Net earnings                    3,650,670      5,529,222      19,328,376     20,670,462       7,515,988      958,939      22,852
Cash flows from operating
  activities                   14,682,746     13,310,566      52,937,964     43,650,561      12,890,161    2,776,965      22,469
Cash flows used in
  investing activities       (122,729,917 )  (55,291,903 )  (295,990,882 ) (334,236,686 )  (130,231,475 ) (34,510,982)  (463,470 )
Cash flows from financing     102,445,221     58,726,825     237,680,116    238,811,538     206,084,832   36,093,102   9,308,755
  activities
Cash distributions             15,431,508      9,772,721      48,409,660     28,082,275      10,765,881    1,168,145      29,776
declared (2)
Earnings per Share:
  Basic                              0.05           0.11            0.30           0.53            0.47         0.40        0.03
  Diluted                            0.05           0.11            0.30           0.53            0.45         0.40        0.03
Funds from operations (3)      12,414,335     10,461,510      40,838,412     30,053,368      10,478,103    1,343,105      22,852
Cash distributions declared
  per Share                          0.19           0.19            0.77           0.74            0.72         0.47        0.05
Weighted average number of
  Shares outstanding (4):
     Basic                     80,748,135     52,219,376      64,457,643     38,698,066      15,890,212    2,402,344     686,063
     Diluted                   80,748,135     56,013,923      64,457,643     45,885,742      21,437,859    2,402,344     686,063





                              March 31,      March 31,      ---------------------------------------------------------------------
                                2002            2001            2001           2000           1999           1998      1997 (1)
                            --------------  -------------   -------------  -------------  --------------  -----------  ----------

Total assets                $1,009,453,105  $723,075,061    $901,406,487   $653,962,058    $266,968,274   $48,856,690 $9,443,476
Mortgages payable             168,383,733    169,946,655     168,883,882    170,055,326              --           --          --
Other notes payable and
line                          118,752,860     23,160,433      65,071,680     19,581,950              --    9,600,000          --
  of credit
Total stockholders' equity    691,964,791    481,096,112     637,876,684    419,288,998     253,054,839   37,116,491   9,233,917

(1) No operations commenced until the Company received minimum offering proceeds and funds were released from escrow on October 15, 1997.

(2) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. Approximately 76%, 43%, 60%, 26%, 30%, 18% and 23% of cash distributions for the quarters ended March 31, 2002 and 2001, and the years ended December 31, 2001, 2000, 1999, 1998 and 1997, respectively, represent a return of capital in accordance with generally accepted accounting principles ("GAAP"). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net earnings on a GAAP basis, including deductions for depreciation expense. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(3) Funds from operations ("FFO"), based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in October 1999 and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. (Net earnings determined in accordance with GAAP include the noncash effect of straight-lining rent increases throughout the lease terms. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. During the quarters ended March 31, 2002 and 2001, and the years ended December 31, 2001, 2000, 1999 and 1998, net earnings included $20,797, $35,247, $118,038,
         $117,282, $35,238 and $44,160, respectively, of these amounts. No such amounts were earned during 1997.) FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. FFO as presented may not be comparable to amounts calculated by other companies. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See Appendix B -- Financial Information.

(4) The weighted average number of Shares outstanding is based upon the period the Company was operational.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following information should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section beginning on page 77 of the Prospectus.

         The following information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements generally are characterized by the use of terms such as "believe," "expect" and "may." Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, availability of capital from borrowings under the Company's revolving line of credit, continued availability of proceeds from the Company's offering, the ability of the Company to obtain additional Permanent Financing on satisfactory terms, the ability of the Company to continue to identify suitable investments, the ability of the Company to continue to locate suitable tenants or managers for its Properties and borrowers for its Mortgage Loans, and the ability of such tenants and borrowers to make payments under their respective leases or Mortgage Loans. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

INTRODUCTION

         The Company

         The Company is a Maryland corporation that was organized on June 12, 1996. Various other wholly owned subsidiaries have been formed for purposes of acquiring or developing hotel Properties. The Company may also provide Mortgage Loans to operators of Hotel Chains. In this section, the term "Company" includes, unless the context otherwise requires, CNL Hospitality Properties, Inc. and its subsidiaries. The Company operates for federal income tax purposes as a REIT.

RESULTS OF OPERATIONS

         Comparison of quarters ended March 31, 2002 and March 31, 2001

         As of March 31, 2002, the Company owned interests in 47 Properties, consisting of land, buildings and equipment, including five Properties on which hotel Properties are being constructed or renovated, and interests in four joint ventures. The Company has entered into triple-net lease agreements or operates these Properties using third party managers.

         During the quarters ended March 31, 2002 and 2001, the Company earned rental income from operating leases and FF&E Reserve income of $12,034,944 and $15,838,806, respectively. Although the number of Properties owned by the Company increased, the decrease in rental income and FF&E reserve income was due to the Company taking assignment of leases on seven existing Properties and engaging third party managers to operate these Properties. Additionally, two Properties that were acquired at the end of 2001 are also operated by third party managers. This resulted in rental income from operating leases and FF&E reserve income for these Properties being replaced by hotel operating revenues and expenses during the first quarter of 2002. Additional Property leases may be assigned to the Company and these, and other Properties acquired in the future, will likely be leased to a TRS and operated using third party managers, consistent with the Company's strategy. As a result, the amount of rental income from operating leases is expected to continue to decline as a percentage of total revenues while hotel operating revenue is expected to increase. Hotel operating revenue during the quarter ended March 31, 2002 was $14,661,413.

         During the quarters ended March 31, 2002 and 2001, the Company earned $450,214 and $874,393, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments and other income. The decrease in interest income was primarily attributable to a decrease in the average dollar amount invested in short-term, liquid investments and the period of time the funds were invested in such accounts as compared to 2001. As net offering proceeds are invested in Properties and used to make Mortgage Loans, the percentage of the Company's total revenues from interest income from investments in money market accounts or other short-term, highly liquid investments is expected to remain constant or decrease.

         Operating expenses, including depreciation and amortization, interest, and hotel operating expenses, were $22,256,770 and $10,725,998 for the quarters ended March 31, 2002 and 2001, respectively. The increase in operating expenses during the period, as compared to 2001, was the result of the Company owning interests in 47 Properties during 2002 compared to 32 Properties in 2001. During the quarter ended March 31, 2002, the Company incurred hotel expenses of $8,724,393, due to the Company's operation of a portion of its Properties using third party managers. No such expense was incurred during the quarter ended March 31, 2001. Additionally, interest expense increased from $3,599,652 for the quarter ended March 31, 2001 to $4,274,811 for the quarter ended March 31, 2002, primarily due to increased borrowing on the revolving line of credit. Operating expenses are expected to increase as the Company acquires additional Properties and invests in Mortgage Loans. However, general operating and administrative expenses as a percentage of the total revenues is expected to remain constant or decrease as the Company acquires additional Properties and invests in Mortgage Loans.

         Equity in loss of unconsolidated subsidiaries of $1,169,900 for the quarter ended March 31, 2002, was due primarily to pre-opening and marketing expenses incurred during the construction of a resort owned through a joint venture and losses at a resort partially closed for renovations. Losses are expected to continue through the remainder of 2002 as construction and renovation activities are completed and the resorts become fully operational.

         Three of the Company's third party tenants contributed approximately 26% of total revenues for the quarter ended March 31, 2002. In addition, a significant portion of the Company's rental income was earned from Properties operating as Marriott brand chains for the quarter ended March 31, 2002.

         Although the Company intends to acquire Properties in various states and regions, has become the tenant of many of its Properties while engaging third parties to manage operations, carefully screens its tenants and has obtained interests in other non-Marriott branded Properties, failure of these lessees, the Company's hotels or the Marriott brand chains could significantly impact the results of operations. Management believes that the risk of such a default will be reduced through future acquisitions and diversification, and due to the initial and continuing due diligence procedures performed by the Company.

         The attacks on the World Trade Center and the Pentagon on September 11, 2001, adversely impacted economic activity during the months following the attacks, particularly affecting the travel and lodging industries. Although it appears that a recovery is occurring in the business and leisure travel sector, the business of the Company's tenants and managers may still be affected, impacting hotel occupancy and revenues and, as a result, the Company's revenues may remain at reduced levels to the extent that rents and other revenues received by the Company are calculated as a percentage of hotel revenues. Further, Properties that are operated using third party managers may continue to be impacted by a reduction in hotel operating revenues. In addition, if the reduction in travel is protracted, the ability of the Company's tenants to make rental payments may be affected. In such an event, the Company would rely, to the extent available, on the credit enhancement features under these leases. The credit enhancements to the Company's leases may expire and/or have funding limitations. See "Risk Factors -- The credit enhancements to our leases are subject to termination and may also be subject to maximum limits."

         Management of the Company currently knows of no trends that will have a material adverse effect on liquidity, capital resources or results of operations.

         Management considers FFO, as defined by the National Association of Real Estate Investment Trusts, to be an indicative measure of operating performance due to the significant effect of depreciation on real estate assets on net earnings. The following information is presented to help stockholders better understand the Company's financial performance and to compare the Company to other REITs. However, FFO as presented may not be comparable to amounts calculated by other companies. This information should not be considered an alternative to net earnings, cash flow generated from operations, or any other operating or liquidity performance measure prescribed by accounting principles generally accepted in the United States. The following is a reconciliation of net earnings to FFO:

                                                          Quarter Ended
                                                            March 31,
                                                     2002           2001
                                                  ------------  --------------

     Net earnings                                  $3,650,670      $5,529,222
         Adjustments:
            Effect of unconsolidated subsidiaries   2,771,367          11,450
            Effect of minority interest               (59,885 )            --
            Amortization of real estate assets        270,030          64,060
            Depreciation of real estate assets      5,782,153       4,856,778
                                                  ------------  --------------

     Funds From Operations                        $12,414,335     $10,461,510
                                                  ============  ==============

     Weighted average shares:
            Basic                                  80,748,135      52,219,376
                                                  ============  ==============
            Diluted                                80,748,135      56,013,923
                                                  ============  ==============

LIQUIDITY AND CAPITAL RESOURCES

         Common Stock Offerings

         On September 14, 2000, the Company commenced the 2000 Offering of up to 45,000,000 Shares of Common Stock ($450,000,000). Of the 45,000,000 Shares
offered, up to 5,000,000 were available to stockholders purchasing Shares through the Reinvestment Plan. As of March 31, 2002, the Company had received subscriptions for 42,719,374 Shares totalling $427,193,742 in gross proceeds from the 2000 Offering, including $3,375,474 (337,547 Shares) through the Company's Reinvestment Plan. On April 22, 2002, the Company completed its 2000 Offering and immediately commenced this offering of 45,000,000 Shares. As of April 22, 2002, the Company had received an initial $200,000 contribution from its Advisor and subscription proceeds of $852,881,981 (85,288,198 Shares), including $4,413,305 (441,331 Shares) issued pursuant to the Company's Reinvestment Plan.

         As of March 31, 2002, net proceeds to the Company from its Initial Offering, 1999 Offering and 2000 Offering (the "Prior Offerings"), loan proceeds and capital contributions from the Advisor, after deduction of Selling Commissions, marketing support and due diligence expense reimbursement fees and Offering Expenses totalled approximately $1,069,907,000. The Company had used approximately $567,770,000 of net offering proceeds and $228,635,000 of loan proceeds to invest in 39 hotel Properties, including one parcel of land on which a hotel Property is being constructed. In addition, the Company had used approximately $126,869,000 to invest in eight Properties through four joint ventures, including two Properties on which hotels are being constructed or renovated, approximately $5,675,000 to redeem 613,997 Shares of Common Stock, approximately $48,703,000 to pay down the line of credit and approximately $64,385,000 to pay Acquisition Fees and certain Acquisition Expenses, leaving approximately $27,870,000 available for investment in Properties and Mortgage Loans.

         During the period April 1, 2002 through June 14, 2002, the Company received additional net offering proceeds of approximately $83,711,606 and had approximately $7,100,000 available for investment in Properties and Mortgage Loans after acquiring interests in two additional Properties. The Company expects to use the uninvested net proceeds from the 2000 Offering, plus any net proceeds from the sale of Shares from this offering, to purchase additional Properties and, to a lesser extent, invest in Mortgage Loans. In addition, the Company intends to borrow money to acquire additional Properties, to invest in Mortgage Loans, and to pay certain related fees. The Company intends to encumber Assets in connection with such borrowings.

         Redemptions

         In October 1998, the Board of Directors elected to implement the Company's redemption plan. Under the redemption plan, the Company may elect, at its discretion, to redeem Shares, subject to certain conditions and limitations. During the quarters ended March 31, 2002 and 2001, 76,746 and 69,386 Shares, respectively, were redeemed for $706,060 and $638,351, respectively. These Shares were retired from Shares outstanding of Common Stock. Shares were redeemed for $9.20 per Share.

         Borrowings

         As of March 31, 2002, the Company's fixed and variable rate debt instruments, excluding debt of unconsolidated joint ventures, were as follows:

  Principal and Accrued                                Fixed Rate                                   Interest
     Interest Balance              Maturity             Per Year          Variable Rate           Payments Due
--------------------------- -- ------------------ -- --------------- - --------------------- -- ------------------

       $50,000,000               December 2007          8.335%                  -                    Monthly
         85,626,367                July 2009             7.67%*                 -                    Monthly
         32,757,366              December 2007           8.29%                  -                    Monthly
          9,610,903             September 2017          12.85%**                -                    Monthly
         50,949,488              November 2003             -             LIBOR + 275 bps             Monthly
          8,489,129             September 2003             -             LIBOR + 300 bps             Monthly
        49,703,340              September 2006             -             LIBOR + 225 bps             Monthly

*Average interest rate as the loans bear interest ranging from 7.50% to 7.75%. **Implicit interest on the TIF Note is 12.85%.

         The Company's objectives and strategies with respect to long-term debt are to minimize the amount of interest incurred on Permanent Financing while limiting the risk related to interest rate fluctuations through hedging activities and to maintain the ability to refinance existing debt. Because some of the Company's mortgage notes bear interest at fixed rates, changes in market interest rates during the term of such debt will not affect the Company's operating results. The majority of the Company's fixed rate debt arrangements allow for repayments earlier than the stated maturity date. These prepayment rights may afford the Company the opportunity to mitigate the risk of refinancing at maturity at higher rates by refinancing prior to maturity. The weighted average effective interest rate on mortgages and other notes payable was 6.78% as of March 31, 2002.

         The Company's construction loan facility, expiring in November 2003, bears interest at a floating rate. Approximately $50,949,000 was outstanding and approximately $4,051,000 was available under the construction loan facility as of March 31, 2002. The construction loan facility was used to finance the construction of two hotel Properties which have been completed and have begun operations.

         The Company's construction loan, expiring in September 2003, bears interest at a floating rate. Approximately $8,489,000 was outstanding and approximately $8,511,000 was available under the construction loan as of March 31, 2002. Currently, the construction loan is being used to finance the construction of one hotel Property. The estimated remaining cost to complete this Property was $7,254,000 as of March 31, 2002.

         On June 7, 2002, in order to fund a portion of the acquisition of the San Francisco Downtown Property, the joint venture, in which the Company's owns a 50% interest, obtained permanent financing from a third party lender consisting of two loans totalling $56 million, secured by a mortgage on the San Francisco Downtown Property. One of the loans is in the amount of $41 million and requires interest payments equal to the greater of one-month LIBOR plus 3.25%, or 6.25%. The other loan is in the amount of $15 million and interest payments are equal to a base rate plus 7%. The base rate equals the greater of
(a) the lesser of (i) one-month LIBOR or (ii) 9%, or (b) 3%. Both loans mature in August 2007 and require monthly payments of interest only through July 1, 2004, at which time monthly payments of principal and interest are due with the remaining principal balances and any unpaid interest due at maturity.

         The Company may be subject to interest rate risk through outstanding balances on its variable rate debt. The Company may mitigate this risk by paying down any outstanding balances on its revolving line of credit from offering proceeds, refinancing with fixed rate permanent debt or obtaining cash flow hedges should interest rates rise substantially. At March 31, 2002, approximately $109,142,000 in variable rate debt was outstanding.

         In addition, the Company has issued fixed interest rate mortgages payable and notes payable to lenders under Permanent Financing arrangements. The Company believes that the estimated fair value of the amounts outstanding on its fixed rate mortgages payable and notes payable under Permanent Financing arrangements at March 31, 2002, approximated the outstanding principal amount.

         The Company plans to use the remaining net proceeds from the 2000 Offering, plus net proceeds from this offering to purchase additional Properties and, to a lesser extent, to invest in Mortgage Loans. In addition, the Company intends to borrow under its revolving line of credit and obtain Permanent Financing in order to acquire additional Properties, to invest in Mortgage Loans, and to pay certain related fees. The Company intends to encumber assets in connection with such borrowing. The line of credit may be repaid with offering proceeds, proceeds from the sale of Assets, working capital or Permanent Financing. The maximum amount the Company may borrow, unless approved by a majority of the Independent Directors, is 300% of the Company's Net Assets.

         The following is a schedule of the Company's fixed and variable rate debt maturities for the remainder of 2002, each of the next four years, and thereafter:

              Mortgages Payable
                 and Accrued            Other Notes         Total Mortgages
                  Interest                Payable           and Other Notes
                   (Fixed)              (Variable)              Payable
             --------------------    ------------------    ------------------

2002                 $ 2,636,454               $    --           $ 2,636,454
2003                   2,393,876            59,438,617            61,832,493
2004                   2,561,298                    --             2,561,298
2005                   2,742,225                    --             2,742,225
2006                   2,869,490            49,703,340            52,572,830
Thereafter           164,791,293                    --           164,791,293
             --------------------    ------------------    ------------------
                   $ 177,994,636         $ 109,141,957         $ 287,136,593
             ====================    ==================    ==================

         Commitments and Contingencies

         From time to time, the Company may be exposed to litigation arising from the operation of its business. At this time, management does not believe that resolution of these matters will have a material adverse effect on the Company's financial condition or results of operations.

         As of June 14, 2002, the Company had commitments to acquire five hotel Properties for an anticipated aggregate purchase price of approximately $206 million and to fund the remaining total of approximately $26 million in three existing joint ventures. The Company also has committed to fund its pro rata share of working capital shortfalls and construction commitments for its joint ventures, if shortfalls arise, and has guaranteed the debt service for several of its subsidiaries and joint ventures. The acquisition of additional Properties and the investment in the partnerships described above is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that these transactions will be entered into by the Company. In order to enter into these and other transactions, the Company must obtain additional funds through the receipt of additional offering proceeds and/or advances on the revolving line of credit.

         Cash and Cash Equivalents

         Until Properties are acquired, or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term (defined as investments with a maturity of three months or less), highly liquid investments, such as demand deposit accounts at commercial banks, certificates of deposit and money market accounts, which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans. At March 31, 2002, the Company had $39,223,102 invested in short-term investments as compared to $44,825,052 at December 31, 2001. The decrease in the amount invested in short-term investments was primarily attributable to the acquisition of Properties during the first quarter of 2002 and additional investments in joint ventures to fund renovation costs, offset by proceeds received from the sale of Shares of Common Stock from the 2000 Offering. These funds will be used to purchase additional Properties or make Mortgage Loans, to pay Offering Expenses and Acquisition Expenses, to pay Distributions to stockholders and other Company expenses and, in management's discretion, to create cash reserves.

         During the quarters ended March 31, 2002 and 2001, the Company generated cash from operations of $14,682,746 and $13,310,566, respectively. Cash used in investing activities was $122,729,917 and $55,291,903 for the quarters ended March 31, 2002 and 2001, respectively. Cash used in investing activities for the quarters ended March 31, 2002 and 2001, consist primarily of additions to land, buildings and equipment of $110,190,328 and $54,182,183, respectively, and $7,937,260 for investment in two joint ventures primarily to fund renovation costs in 2002. During the quarter ended March 31, 2002, the Company made the following Property Acquisitions:

          Brand Affiliation                 Property Location             Purchase Date            Purchase Price
          -----------------                 -----------------             -------------            --------------

    SpringHill Suites by Marriott          Manhattan Beach, CA          January 18, 2002             $20,000,000
    TownePlace Suites by Marriott          Manhattan Beach, CA          January 18, 2002             $15,000,000
    SpringHill Suites by Marriott          Plymouth Meeting, PA         January 18, 2002             $27,000,000
        Courtyard by Marriott               Basking Ridge, NJ             March 1, 2002              $37,750,000

         These Properties are being operated using third party managers.

         On June 14, 2002, the Company acquired a 50% interest in a joint venture which acquired a Courtyard by Marriott located in San Francisco, California, for an aggregate purchase price of approximately $82 million. In addition, the Company acquired a Marriott Hotel located in Bridgewater, New Jersey, for approximately $61.5 million. The Company plans to operate these Properties using affiliates of Marriott International, Inc., as independent third party managers.

         Cash provided by financing activities was $102,445,221 and $58,726,825 for the quarters ended March 31, 2002 and 2001, respectively. Cash provided by financing activities for the quarters ended March 31, 2002 and 2001, includes the receipt of $74,171,324 and $75,823,714, respectively, in subscriptions from stockholders. In addition, distributions to stockholders for the quarters ended March 31, 2002 and 2001, were $15,431,508 and $9,772,721, respectively (or $0.19 and $0.19 per share, respectively).

         Liquidity Requirements

         The Company expects to meet its short-term liquidity requirements, including payment of Offering Expenses, Property acquisitions and development, and investment in Mortgage Loans, with cash flows from operations, advances under its revolving line of credit and proceeds from its offerings. The Company expects to meet its long-term liquidity requirements through short- or long-term, unsecured or secured debt financing or equity financing.

         Management believes that the Properties are adequately covered by insurance. In addition, the Advisor has obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the unlikely event a tenant or manager's insurance policy lapses or is insufficient to cover a claim relating to a Property.

         Related Party Transactions

         During the quarters ended March 31, 2002 and 2001, Affiliates of the Company incurred on behalf of the Company $1,283,926 and $1,287,509, respectively, for certain Offering Expenses. Affiliates also incurred certain Acquisition Expenses and operating expenses on behalf of the Company. As of March 31, 2002 and December 31, 2001, the Company owed the Advisor and other related parties $870,360 and $1,026,225, respectively, for expenditures incurred on behalf of the Company and for Acquisition Fees. In addition, the Company maintains bank accounts in a bank in which certain officers and Directors of the Company serve as directors, and in which an Affiliate of the Advisor is a stockholder. The amount deposited with this bank at March 31, 2002 and December 31, 2001, was $4,321,695 and $6,928,363, respectively.

         On May 30, 2002, the Company acquired a 10% interest in a limited partnership that owns a building in which the Advisor leases office space. The Company's equity investment in the partnership is $300,000. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor.

         For information concerning compensation and fees paid to the Advisor and its Affiliates, see "Certain Transactions."

         Other

         In accordance with Staff Accounting Bulletin No. 101, the Company recorded FF&E Reserve income for cash transferred by third party tenants into restricted bank accounts ("FF&E Accounts") during the quarters ended March 31, 2002 and 2001. The funds in the FF&E Accounts are maintained in a restricted cash account that the tenant is expected to use for purposes specified in the lease. Cash is restricted because the funds may only be expended with regard to the specific Property to which the funds related during the period of the lease. The cash in the FF&E Accounts, any interest earned thereon, and any property purchases therewith remain, during and after the term of the lease, the property of the Company. To the extent that funds in the FF&E Accounts are insufficient to maintain the Properties in good working conditions and repair, the Company may make expenditures, in which case annual minimum rent is increased. FF&E Reserve income is not generated from hotels operated using third party managers, however, cash is restricted by the Company for the purposes stated above. As the Company's business shifts from leasing Properties to acting as tenant for these Properties and engaging third parties to manage operations, the amount of FF&E Reserve income is expected to decline. For the quarters ended March 31, 2002 and 2001, FF&E Reserve income totalled $1,141,351 and $1,224,589, respectively. FF&E reserve funds of $9,696,181 and $8,493,446 were classified as restricted cash as of March 31, 2002 and December 31, 2001, respectively.

         The Company declared and paid distributions to its stockholders of $15,431,508 and $9,772,721 during the quarters ended March 31, 2002 and 2001, respectively. In addition, on April 1, May 1 and June 1, 2002, the Company declared distributions to stockholders of record on April 1, May 1 and June 1, 2002, totalling $5,481,155, $5,689,451 and $5,898,165, respectively, or $0.06458 per Share of Common Stock, payable in June 2002.

         For the quarters ended March 31, 2002 and 2001, approximately 41% and 56%, respectively, of the distributions received by stockholders were considered to be ordinary income and approximately 59% and 44%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to the stockholders for the quarters ended March 31, 2002 and 2001, were required to be or have been treated by the Company as a return of capital for the purposes of calculating the stockholders' return on their invested capital.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following information updates and replaces the corresponding information beginning on page 88 of the Prospectus.

         The Directors and executive officers of the Company are listed below:

      Name                        Age               Position with the Company
      ----                        ---               -------------------------

James M. Seneff, Jr.              55        Director, Chairman of the Board and Chief Executive Officer
Robert A. Bourne                  54        Director, Vice Chairman of the Board and Treasurer
Matthew W. Kaplan                 39        Director
Charles E. Adams                  39        Independent Director
Lawrence A. Dustin                56        Independent Director
John A. Griswold                  53        Independent Director
Craig M. McAllaster               50        Independent Director
Thomas J. Hutchison III           60        President
Charles A. Muller                 43        Chief Operating Officer and Executive Vice President
C. Brian Strickland               39        Senior Vice President of Finance and Administration
Lynn E. Rose                      53        Secretary

         Robert A. Bourne. Director, Vice Chairman of the Board and Treasurer. Mr. Bourne serves as a director, Vice Chairman of the Board and Treasurer of CNL Hospitality Corp., the Advisor to the Company, and director, President and Treasurer of Hotel Investors, a real estate investment trust majority owned by the Company. Mr. Bourne served as the President of the Company and the Advisor from 1997 to June 2002. Mr. Bourne is also the President and Treasurer of CNL Financial Group, Inc.; a director, Vice Chairman of the Board and Treasurer of CNL Retirement Properties, Inc., a public, unlisted real estate investment trust; as well as, a director, Vice Chairman of the Board and Treasurer of CNL Retirement Corp., its advisor. Mr. Bourne served as President of CNL Retirement Properties, Inc. and CNL Retirement Corp. from 1998 and 1997, respectively, to June 2002. Mr. Bourne also serves as a director of CNLBank. He serves as a director and Vice Chairman of the Board of Commercial Net Lease Realty, Inc., a public, real estate investment trust listed on the New York Stock Exchange. Mr. Bourne has served as a director since inception in 1994, President from 1994 through February 1999, Treasurer from February 1999, through August 1999, and Vice Chairman of the Board since February 1999, of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust. Mr. Bourne also serves as a director, President and Treasurer for various affiliates of CNL Financial Group, Inc., including CNL Investment Company, CNL Securities Corp., the Managing Dealer for this offering, and CNL Institutional Advisors, Inc., a registered investment advisor for pension plans. As President of CNL Financial Group, Inc., Mr. Bourne has overseen CNL's real estate and capital markets activities including the investment of over $2 billion in equity and the financing, acquisition, construction and leasing of restaurants, office buildings, apartment complexes, hotels, retirement properties and other real estate. Mr. Bourne began his career as a certified public accountant employed by Coopers & Lybrand, Certified Public Accountants, from 1971 through 1978, where he attained the position of tax manager in 1975. Mr. Bourne graduated from Florida State University in 1970 where he received a B.A. in Accounting, with honors.

         Thomas J. Hutchison III. President. Mr. Hutchison serves as President and a director of CNL Hospitality Corp., the Advisor to the Company, and serves as Executive Vice President of Hotel Investors, a real estate investment trust majority owned by the Company. From 2000 to June 2002, Mr. Hutchison served as Executive Vice President of the Company and the Advisor. Mr. Hutchison serves as President and Chief Operating Officer of CNL Real Estate Services, Inc., which is the parent company of CNL Hospitality Corp. and CNL Retirement Corp. He also serves as the President and Chief Operating Officer of CNL Realty & Development Corp. In addition, Mr. Hutchison serves as President of CNL Retirement Properties, Inc. and President and a director of CNL Retirement Corp., its advisor. From 2000 to June 2002, Mr. Hutchison served as Executive Vice President of CNL Retirement Properties, Inc. and CNL Retirement Corp. Mr. Hutchison joined CNL Financial Group, Inc. in January 2000 with more than 30 years of senior management and consulting experience in the real estate development and services industries. He currently serves on the board of directors of Restore Orlando, a nonprofit community volunteer organization. Prior to joining CNL, Mr. Hutchison was president and owner of numerous real estate services and development companies. From 1995 to 2000, he was chairman and chief executive officer of Atlantic Realty Services, Inc. and TJH Development Corporation. Since 1990, he has fulfilled a number of long-term consulting assignments for large corporations, including managing a number of large international joint ventures. From 1990 to 1991, Mr. Hutchison was the court-appointed president and chief executive officer of General Development Corporation, a real estate community development company, where he assumed the day-to-day management of the $2.6 billion NYSE-listed company entering reorganization. From 1986 to 1990, he was the chairman and chief executive officer of a number of real estate-related companies engaged in the master planning and land acquisition of forty residential, industrial and office development projects. From 1978 to 1986, Mr. Hutchison was the president and chief executive officer of Murdock Development Corporation and Murdock Investment Corporation, as well as Murdock's nine service divisions. In this capacity, he managed an average of $350 million of new development per year for over nine years. Additionally, he expanded the commercial real estate activities to a national basis, and established both a new extended care division and a hotel division that grew to 14 properties. Mr. Hutchison was educated at Purdue University and the University of Maryland Business School.

         For information regarding other officers and directors see the section of the Prospectus entitled "Management."

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         The following paragraph updates and replaces the corresponding paragraph on page 92 of the Prospectus.

         Each Director is entitled to receive $12,000 annually for serving on the Board of Directors, as well as fees of $1,000 per meeting of the Board of Directors attended ($500 for each telephonic meeting of the Board of Directors in which the Director participates). Each Director is entitled to receive $1,000 (or $1,500, in the case of the Chairman of the Audit Committee) per Audit Committee meeting attended or telephonic Audit Committee meeting in which the Director participates. In addition, each Director is entitled to receive $750 (or $1,000, in the case of the chairman of any committee) per meeting of any other committee of the Board of Directors attended or telephonic meeting of any such committee in which the Director participates. Directors that are members of a special committee are entitled to receive fees of $1,000 per day for services as representatives of such special committee in lieu of the above compensation (to the extent that such Directors devote in excess of three hours on such day to matters relating to such special committee). In addition to the above compensation, the Chairman of the Audit Committee is entitled to receive a fee of $1,500 per meeting attended or telephonic meeting in which the Chairman participates with the Company's independent accountants as a representative of the Audit Committee. No executive officer or Director of the Company has received a bonus from the Company. The Company will not pay any compensation to the officers and Directors of the Company who also serve as officers and directors of the Advisor.

                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

         The following table updates and replaces the table on page 92 of the Prospectus.

         The directors and executive officers of the Advisor are as follows:

        James M. Seneff, Jr. ..................   Chairman of the Board, Chief Executive Officer and Director
        Robert A. Bourne.......................   Vice Chairman of the Board, Treasurer and Director
        Matthew W. Kaplan......................   Director
        Thomas J. Hutchison III................   President and Director
        Charles A. Muller......................   Chief Operating Officer and Executive Vice President
        C. Brian Strickland....................   Senior Vice President of Finance and Administration
        Lynn E. Rose...........................   Secretary


                              CERTAIN TRANSACTIONS

         The following information should be read in conjunction with the "Certain Transactions" section beginning on page 95 of the Prospectus.

         The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares, a substantial portion of which may be paid as commissions to other broker-dealers. During the period January 1, 2002 through June 14, 2002, the Company incurred $10,968,204 of such fees in connection with its 2000 Offering and this offering, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a marketing support fee and due diligence expense reimbursements from the 2000 Offering and this offering, a portion of which may be reallowed to other broker-dealers. During the period January 1, 2002 through June 14, 2002, the Company incurred $791,470 of such fees in connection with its 2000 Offering and this offering, the majority of which has been or will be reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of the total amount raised from the sale of Shares and loan proceeds from Permanent Financing and the Line of Credit that are used to acquire Properties. However, no Acquisition Fees will be paid on loan proceeds from the Line of Credit until such time as all Net Offering Proceeds have been invested by the Company. During the period January 1, 2002 through June 14, 2002, the Company incurred $7,311,202 of such fees in connection with its 2000 Offering and this offering. Additionally, for the period January 1, 2002 through June 14, 2002, the Company incurred Acquisition Fees totalling $2,330,235 as the result of Permanent Financing used to acquire certain Properties.

         CNL Hotel Development Company, a subsidiary of the Advisor, is entitled to receive fees in connection with the development, construction, or renovation of certain Properties, generally equal to 4% of anticipated project costs. During the quarter ended March 31, 2002, the Company incurred $338,972 of such fees. Such fees are included in land, buildings and equipment on operating leases in the accompanying consolidated balance sheet and investment in unconsolidated subsidiaries included in Appendix B.

         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor will receive a monthly Asset Management Fee of one-twelfth of 0.60% of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the quarter ended March 31, 2002, the Company incurred $1,381,339 of such fees.

         The Company incurs operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters, the greater of 2% of Average Invested Assets or 25% of Net Income. During the quarter ended March 31, 2002, the Company's Operating Expenses did not exceed the Expense Cap.

         The Advisor and its Affiliates provide accounting and administrative services to the Company (including accounting and administrative services in connection with the offering of Shares) on a day-to-day basis. For the quarter ended March 31, 2002, the Company incurred a total of $1,104,939 for these services, $692,734 of such costs representing stock issuance costs and $412,205 representing general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.

         The Company maintains bank accounts in a bank in which certain officers and Directors of the Company serve as directors, and in which an Affiliate of the Advisor is a stockholder. The amount deposited with this bank at March 31, 2002 was $4,321,695. The terms and conditions offered by this bank are similar and competitive with terms offered by unrelated banks.

         The Company believes that all amounts paid or payable by the Company to Affiliates are fair and comparable to amounts that would be paid for similar services provided by unaffiliated third parties.

         On May 30, 2002, the Company acquired a 10% interest in a limited partnership that owns a building in which the Advisor leases office space. The Company's equity investment in the partnership is $300,000. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor.


                               DISTRIBUTION POLICY

DISTRIBUTIONS

         The following information updates and replaces the table and footnotes on page 105 of the Prospectus.

         The following table presents total Distributions and Distributions per
Share:

                                                                Quarter
                                   ------------------------------------------------------------------
                                       First            Second            Third            Fourth             Year
                                   --------------    -------------     -------------    -------------     -------------
   2002:
   Total Distributions declared      $15,431,508      $17,068,771
   Distributions per Share                 0.194            0.194


   2001:
   Total Distributions declared       $9,772,721      $11,256,998       $13,036,969      $14,342,972       $48,409,660
   Distributions per Share                 0.191            0.191             0.194            0.194             0.770


   2000:
   Total Distributions declared       $5,522,124       $6,414,210        $7,533,536       $8,612,405       $28,082,275
   Distributions per Share                 0.181            0.181             0.188            0.188             0.738


   1999:
   Total Distributions declared         $998,652       $2,053,964        $3,278,456       $4,434,809       $10,765,881
   Distributions per Share                 0.175            0.181             0.181            0.181             0.718


   1998:
   Total Distributions declared         $101,356         $155,730          $362,045         $549,014        $1,168,145
   Distributions per Share                 0.075            0.075             0.142            0.175             0.467

(1) For the quarter ended March 31, 2002 and the years ended December 31, 2001, 2000 and 1999, approximately 41%, 52%, 63% and 75%, respectively, of the Distributions declared and paid were considered to be ordinary income and approximately 59%, 48%, 37% and 25%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the periods presented are required to be or have been treated by the Company as return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Due to the fact that the Company had not yet acquired all of its Properties and was still in the offering stage as of March 31, 2002, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods. In addition, the characterization for tax purposes of Distributions declared for the quarter ended March 31, 2002, may not be indicative of the results that may be expected for the year ending December 31, 2002.

(2) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. Approximately 76%, 60%, 26%, 30% and 18% of cash distributions for the quarter ended March 31, 2002 and the years ended December 31, 2001, 2000, 1999 and 1998, respectively, represent a return of capital in accordance with generally accepted accounting principles ("GAAP"). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net earnings on a GAAP basis, including deductions for depreciation expense. The
         Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(3) Distributions declared and paid for the years ended December 31, 2001, 2000, 1999 and 1998, represent distribution rates of 7.70%, 7.38% , 7.18% and 4.67%, respectively, of Invested Capital. Distributions for the quarters ended March 31, 2002 and June 30, 2002, represent a distribution rate of 7.75% of Invested Capital on an annualized basis.


                                     EXPERTS

         The financial statements of the Company as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, included in the Prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

         The financial statements of SHC Miami Airport, LLC, Hilton Costa Mesa and Hilton Suites Auburn Hills as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, and the financial statements of Embassy Suites Portland Downtown as of December 31, 2000 and 1999 and for the year ended December 31, 2000, the period from November 30, 1999 through December 31, 1999, the period from January 1, 1999 through November 29, 1999 (predecessor company) and the year ended December 31, 1998 (predecessor company), included in the Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto.

         Section 11(a) of the Securities Act of 1933, as amended, provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to the registration statement (unless it is proved that at the time of the acquisition the person knew of the untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation which is used in connection with the registration statement with respect to the statement in the registration statement, report or valuation which purports to have been prepared or certified by the accountant.

         Prior to the date of this post-effective amendment, the Arthur Andersen LLP partners and managers who audited the financial statements of SHC Miami Airport, LLC, Hilton Costa Mesa, Hilton Suites Auburn Hills and Embassy Suites Portland Downtown resigned from Arthur Andersen LLP. As a result, after reasonable efforts the Company has been unable to obtain Arthur Andersen LLP's written consent to the use in this post-effective amendment to its registration statement of Arthur Andersen LLP's audit reports with respect to these financial statements. Under these circumstances, Rule 437a under the Securities Act permits the Company to file this post-effective amendment without written consent from Arthur Andersen LLP. Accordingly, Arthur Andersen LLP will not be liable under Section 11(a) of the Securities Act because it has not consented to being named as an expert in the post-effective amendment to the registration statement.

                                   APPENDIX A

                                     FORM OF
                                REINVESTMENT PLAN

           ---------------------------------------------------------
            THE FOLLOWING INFORMATION UPDATES AND REPLACES THE CORRESPONDING INFORMATION IN APPENDIX A TO THE ATTACHED PROSPECTUS, DATED APRIL 1, 2002.
           ---------------------------------------------------------

                                     FORM OF
                                REINVESTMENT PLAN


         CNL HOSPITALITY PROPERTIES, INC., a Maryland corporation (the "Company "), pursuant to its Articles of Incorporation, adopted a Reinvestment Plan (the "Reinvestment Plan ") on the terms and conditions set forth below.

         1. Reinvestment of Distributions. Bank of New York, the agent (the "Reinvestment Agent") for participants (the "Participants") in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the "Shares") owned by each Participant (collectively, the "Distributions"). The Reinvestment Agent will apply such Distributions as follows:


              (a) At any period during which the Company is making a public offering of Shares, the Reinvestment Agent will invest Distributions in Shares acquired from the managing dealer or participating brokers for the offering at the public offering price per Share. During such period, commissions , the marketing support fee and due diligence expense reimbursements may be reallowed to the broker who made the initial sale of Shares to the Participant at the same rate as for initial purchases in this offering.


              (b) If no public offering of Shares is ongoing, the Reinvestment Agent will purchase Shares from any additional shares which the Company elects to register with the Securities and Exchange Commission (the "SEC") for the Reinvestment Plan, at a per Share price equal to the fair market value of the Shares determined by (i) quarterly appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Lease. The capitalization rate used by the Company and, as a result, the price per Share paid by Participants in the Reinvestment Plan prior to Listing will be determined by the Advisor in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include (i) its experience in selecting, acquiring and managing properties similar to the Properties; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company's internal accountants will then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants will then assume a sale of the Company's assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. Upon listing of the Shares on a national securities exchange or over-the-counter market, the Reinvestment Agent may purchase Shares either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per Share price equal to the then-prevailing market price on the national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase by the Reinvestment Agent. In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on a national securities exchange or over-the- counter market through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of Shares.

              (c) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

              (d) Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Distributions to the extent Shares are available. If sufficient Shares are not available, Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in a commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.

              (e) The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

              (f) Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

              (g) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan except to Participants who make a written request to the Reinvestment Agent. Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 7 below.


         2. Election to Participate. Any stockholder who participates in a public offering of Shares and who has received a copy of the related final prospectus included in the Company's registration statement filed with the SEC may elect to participate in and purchase Shares through the Reinvestment Plan at any time by written notice to the Company and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in a public offering of Shares may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received more than ten days prior to the last day of the fiscal month or quarter, as the case may be, to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant in the Reinvestment Plan effective on the first day of the fiscal month (prior to termination of the offering of Shares) or fiscal quarter (after termination of the offering of Shares) following such election, and the election will apply to all Distributions attributable to the fiscal quarter or month (as the case may be) in which the stockholder makes such written election to participate in the Reinvestment Plan and to all fiscal quarters or months thereafter. A Participant who has terminated his participation in the Reinvestment Plan pursuant to Paragraph 11 will be allowed to participate in the Reinvestment Plan again upon receipt of a current version of a final prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant, by notifying the Reinvestment Agent and completing any required forms. Stockholders who elect the monthly distribution option are not eligible to participate in the Reinvestment Plan.


         3. Distribution of Funds. In making purchases for Participants' accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

         4. Proxy Solicitation. The Reinvestment Agent will distribute to Participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant's written instructions. If a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant's name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant's account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote said Shares.

         5. Absence of Liability. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Company's Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Reinvestment Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

         6.   Suitability.

              (a) Within 60 days prior to the end of each fiscal year, CNL Securities Corp. ("CSC") will mail to each Participant a participation agreement (the "Participation Agreement"), in which the Participant will be required to represent that there has been no material change in the Participant's financial condition and confirm that the representations made by the Participant in the Subscription Agreement (a form of which shall be attached to the Participation Agreement) are true and correct as of the date of the Participation Agreement, except as noted in the Participation Agreement or the attached form of Subscription Agreement.

              (b) Each Participant will be required to return the executed Participation Agreement to CSC within 30 days after receipt. In the event that a Participant fails to respond to CSC or return the completed Participation Agreement on or before the fifteenth (15th) day after the beginning of the fiscal year following receipt of the Participation Agreement, the Participant's Distribution for the first fiscal quarter of that year will be sent directly to the Participant and no Shares will be purchased on behalf of the Participant for that fiscal quarter and, subject to (c) below, any fiscal quarters thereafter, until CSC receives an executed Participation Agreement from the Participant.

              (c) If a Participant fails to return the executed Participation Agreement to CSC prior to the end of the second fiscal quarter for any year of the Participant's participation in the Reinvestment Plan, the Participant's participation in the Reinvestment Plan shall be terminated in accordance with Paragraph 11 below.

              (d) Each Participant shall notify CSC in the event that, at any time during his participation in the Reinvestment Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement.

              (e) For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company's Prospectus.

         7. Reports to Participants. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge to such Participant, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 6(d) hereof, he is required to notify CSC in the event that there is any material change in his financial condition or if any representation under the Subscription Agreement becomes inaccurate. Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

         8. Administrative Charges, Commissions, and Plan Expenses. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. The administrative charge for each Participant for each fiscal quarter shall be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $.50. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan. Additionally, in connection with any Shares purchased from the Company both prior to and after the termination of a public offering of the Shares, the Company will pay to CSC selling commissions of 7.5%, a marketing support fee of .5%, due diligence reimbursements of up to .125%, and, in the event that proceeds of the sale of Shares pursuant to the Reinvestment Plan are used to acquire Properties or to invest in Mortgage Loans, will pay to CNL Hospitality Corp. acquisition fees of 4.5% of the purchase price of the Shares sold pursuant to the Reinvestment Plan.

         9. No Drawing. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

         10. Taxes. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant's Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

         11.  Termination.

              (a) A Participant may terminate his participation in the Reinvestment Plan at any time by written notice to the Company. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the fiscal month or quarter to which such Distribution relates.

              (b) The Company or the Reinvestment Agent may terminate a Participant's individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself at any time by ten days' prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing.

              (c) After termination of the Reinvestment Plan or termination of a Participant's participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for (a) the amount of any Distributions in the Participant's account that have not been reinvested in Shares, and (b) the value of any fractional Shares standing to the credit of a Participant's account based on the market price of the Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant's full Shares and any future Distributions made after the effective date of the termination will be sent directly to the former Participant.

         12. Notice. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed to Investor Relations Department, CNL Securities Corp., P.O. Box 4920, Orlando, Florida 32802-4920, if to the Company, or to Bank of New York, 1845 Maxwell, Suite 101, Troy, Michigan 48084-4510, if to the Reinvestment Agent, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

         13. Amendment. The terms and conditions of this Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

         14. Governing Law. THIS REINVESTMENT PLAN AND A PARTICIPANT'S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 14.

                                   APPENDIX B

                              FINANCIAL INFORMATION

            -------------------------------------------------------
            THE UPDATED PRO FORMA FINANCIAL STATEMENTS AND THE UNAUDITED FINANCIAL STATEMENTS OF CNL HOSPITALITY PROPERTIES, INC. CONTAINED IN THIS ADDENDUM SHOULD BE READ IN CONJUNCTION WITH APPENDIX B TO THE ATTACHED PROSPECTUS, DATED APRIL 1, 2002.
            -------------------------------------------------------

                          INDEX TO FINANCIAL STATEMENTS


                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                                                                                                          Page

Pro Forma Consolidated Financial Information (unaudited):

    Pro Forma Consolidated Balance Sheet as of March 31, 2002                                             B-2

    Pro Forma Consolidated Statement of Earnings for the quarter ended March 31, 2002                     B-3

    Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2001                     B-4

    Notes to Pro Forma Consolidated Financial Statements for the quarter ended March 31, 2002
      and the year ended December 31, 2001                                                                B-5

Updated Unaudited Condensed Consolidated Financial Statements:

    Condensed Consolidated Balance Sheets as of March 31, 2002 and December 31, 2001                      B-11

    Condensed Consolidated Statements of Earnings for the quarters ended March 31, 2002 and 2001          B-12

    Condensed Consolidated Statements of Stockholders' Equity for the quarter
      ended March 31, 2002 and the year ended December 31, 2001                                           B-13

    Condensed Consolidated Statements of Cash Flows for the quarters ended March 31, 2002 and 2001        B-15

    Notes to Condensed Consolidated Financial Statements for the quarters ended March 31, 2002 and 2001   B-17



                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



         The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Hospitality Properties, Inc. and subsidiaries (the "Company") gives effect to
(i) the receipt of $83,711,606 in gross offering proceeds from the sale of 8,371,161 additional shares for the period April 1, 2002 through June 14, 2002, and (ii) the application of such funds to (a) pay offering expenses, acquisition fees and miscellaneous acquisition expenses, (b) invest in a joint venture which owns one property, (c) invest additional funds in a joint venture that will invest in an entity which owns licensing rights to the Mobile Travel Guide and
(d) purchase one additional property, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2002, has been adjusted to give effect to the transactions in (i) and (ii) above as though they occurred on March 31, 2002.

         The Unaudited Pro Forma Consolidated Statement of Earnings for the quarter ended March 31, 2002 and the year ended December 31, 2001 includes the historical operating results of properties in (ii) above from the date of their acquisitions plus operating results from (A) the later of (1) the dates the properties became operational by the previous owner or (2) January 1, 2001, to
(B) the earlier of (1) the dates the properties were acquired by the Company or
(2) the end of the pro forma period presented (the "Pro Forma Period"). In June 2001, the Company acquired the remaining 29% interest of Hotel Investors, resulting in the Company owning 100% of Hotel Investors at June 30, 2001.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or conditions if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2002

                                                                                Pro Forma
                    ASSETS                                Historical           Adjustments                    Pro Forma
                                                        ----------------     ----------------               ---------------
Land, buildings and equipment, net                         $805,542,202          $61,500,000  (b)             $871,568,602
                                                                                   4,526,400  (b)
Investments in unconsolidated subsidiaries                  137,413,244           13,000,000  (c)              154,230,045
                                                                                   1,106,801  (c)
                                                                                     922,500  (c)
                                                                                   1,787,500  (d)
Cash and cash equivalents                                    39,223,102           83,711,606  (a)               33,646,766
                                                                                  (3,767,022 )(a)
                                                                                  (6,278,370 )(a)
                                                                                    (418,558 )(a)
                                                                                 (61,500,000 )(b)
                                                                                    (615,000 )(b)
                                                                                 (13,000,000 )(c)
                                                                                    (410,000 )(c)
                                                                                    (922,500 )(c)
                                                                                  (1,787,500 )(d)
                                                                                    (588,992 )(e)
Restricted cash                                               9,696,181                   --                     9,696,181
Receivables                                                   3,545,684                   --                     3,545,684
Due from related parties                                      2,549,358                   --                     2,549,358
Prepaid expenses and other assets                             6,851,192            3,767,022   (a)               6,010,013
                                                                                  (3,911,400 ) (b)
                                                                                    (696,801 ) (c)
Loan costs, net                                               4,632,142                   --                     4,632,142
                                                       -----------------    -----------------              ----------------

                                                         $1,009,453,105          $76,425,686                $1,085,878,791
                                                       =================    =================              ================

         LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgages payable and accrued interest                      168,383,733                   --                   168,383,733
Other notes payable                                          69,049,520                   --                    69,049,520
Line of credit                                               49,703,340                   --                    49,703,340
Accounts payable and accrued expenses                         9,497,017                   --                     9,497,017
Due to related parties                                          870,360             (588,992 )(e)                  281,368
Security deposits                                            17,808,576                   --                    17,808,576
Rents paid in advance                                         2,175,768                   --                     2,175,768
                                                       -----------------    -----------------              ----------------
       Total liabilities                                    317,488,314             (588,992 )                 316,899,322
                                                       -----------------    -----------------              ----------------

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                      --                   --                            --
    Excess shares, $.01 par value per share.
       Authorized and unissued 63,000,000 shares                     --                   --                            --
    Common stock, $.01 par value per share.
       150,000,000 authorized shares; issued and
       outstanding 93,069,079 shares, as adjusted               846,979               83,712  (a)                  930,691
    Capital in excess of par value                          746,674,549           83,627,894  (a)              823,605,515
                                                                                  (6,696,928 )(a)
    Accumulated distributions in excess of net earnings     (51,739,958 )                 --                   (51,739,958 )
    Accumulated other comprehensive loss                       (876,974 )                 --                      (876,974 )
    Minority interest distributions in excess of
       contributions and accumulated earnings                (2,939,805 )                 --                    (2,939,805 )
                                                       -----------------    -----------------              ----------------
          Total stockholders' equity                        691,964,791           77,014,678                   768,979,469
                                                       -----------------    -----------------              ----------------

                                                         $1,009,453,105          $76,425,686                $1,085,878,791
                                                       =================    =================              ================

See accompanying notes to unaudited pro forma consolidated financial statements.



                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      FOR THE QUARTER ENDED MARCH 31, 2002


                                                                     Pro Forma
                                                 Historical         Adjustments                 Pro Forma
                                                --------------     --------------              -------------

Revenues:
    Hotel revenues                                $14,661,413         $ 8,582,956   (1)(2)     $ 23,244,369
    Rental income from operating leases            10,893,593          (4,292,594 ) (1)(2)        6,600,999
    FF&E reserve income                             1,141,351                  --                 1,141,351
    Interest and other income                         450,214            (450,214 ) (3)                  --
                                                --------------    ----------------         -----------------
                                                   27,146,571           3,840,148                30,986,719
                                                --------------    ----------------         -----------------

Expenses:
    Hotel expense                                   8,724,393           5,787,561   (1)(2)       14,511,954
    Interest and loan cost amortization             4,274,811                  --                 4,274,811
    General operating and administrative            1,824,044                  --                 1,824,044
    Asset management fees to
       related party                                1,381,339              57,872   (4)           1,439,211
    Depreciation and amortization                   6,052,183             318,638   (5)           6,370,821
                                                --------------    ----------------            --------------
                                                   22,256,770           6,164,071                28,420,841
                                                --------------    ----------------            --------------

Earnings Before Equity in Loss of
    Unconsolidated Subsidiaries and
    Minority Interest                               4,889,801          (2,323,923 )               2,565,878

Equity in Loss of Unconsolidated
    Subsidiaries                                   (1,169,900 )          (360,389 ) (11)         (1,530,289 )

Minority Interest                                     (69,231 )                --                   (69,231 )
                                                --------------    ----------------            --------------

Net Earnings from Continuing Operations            $3,650,670         $(2,684,312 )              $  966,358
                                                ==============    ================            ==============

Earnings Per Share of Common Stock (6):
    Basic                                           $    0.05                                    $     0.01
                                                ==============                                ==============
    Diluted                                         $    0.05                                    $     0.01
                                                ==============                                ==============

Weighted Average Number of Shares of
    Common Stock Outstanding (6):
       Basic                                       80,748,135                                    89,119,296
                                                ==============                                ==============
       Diluted                                     80,748,135                                    89,119,296
                                                ==============                                ==============



See accompanying notes to unaudited pro forma consolidated financial statements.


                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                         FOR THE ENDED DECEMBER 31, 2001



                                                                     Pro Forma
                                                 Historical         Adjustments                 Pro Forma
                                                --------------    ---------------          -----------------

Revenues:
    Hotel revenues                                $ 1,150,876        $ 37,797,149   (1)(2)      $38,948,025
    Rental income from operating leases            61,030,551         (12,141,312 ) (1)(2)       48,889,239
    FF&E reserve income                             5,786,879                  --                 5,786,879
    Interest and other income                       3,494,238          (2,494,820 ) (3)             999,418
                                                --------------    ----------------         -----------------
                                                   71,462,544          23,161,017                94,623,561
                                                --------------    ----------------         -----------------

Expenses:
    Hotel expense                                   1,515,808          24,036,363   (1)(2)       25,552,171
    Interest and loan cost amortization            14,653,011                  --                14,653,011
    General operating and administrative            3,465,568                  --                 3,465,568
    Asset management fees to
       related party                                3,326,688             352,916   (4)           3,679,604
    Taxes                                           1,183,184                  --                 1,183,184
    Depreciation and amortization                  19,748,697           1,958,611   (5)          21,707,308
                                                --------------    ----------------            --------------
                                                   43,892,956          26,347,890                70,240,846
                                                --------------    ----------------         -----------------
Earnings Before Equity in Loss of
    Unconsolidated Subsidiaries and
    Minority Interest                              27,569,588          (3,186,873 )              24,382,715

Equity in Loss of Unconsolidated
    Subsidiaries                                   (7,092,674 )        (8,483,291 ) (8)         (10,534,240 )
                                                                        5,172,110   (9)
                                                                          326,540   (10)
                                                                         (456,925 ) (11)

Minority Interest                                  (1,148,538 )         1,006,427   (7)            (142,111 )
                                                --------------    ----------------         -----------------

Net Earnings from Continuing Operations          $ 19,328,376        $ (5,622,012 )            $ 13,706,364
                                                ==============    ================            ==============

Earnings Per Share of Common Stock (6):
    Basic                                           $    0.30                                  $       0.17
                                                ==============                                ==============
    Diluted                                         $    0.30                                  $       0.17
                                                ==============                                ==============

Weighted Average Number of Shares of
    Common Stock Outstanding (6):
       Basic                                       64,457,643                                    80,245,936
                                                ==============                                ==============
       Diluted                                     64,457,643                                    80,245,936
                                                ==============                                ==============






See accompanying notes to unaudited pro forma consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE QUARTER ENDED MARCH 31, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Balance Sheet:
----------------------------------------------

(a) Represents gross proceeds of $83,711,606 from the sale of 8,371,161 shares during the period April 1, 2002 through June 14, 2002, and the payment of $3,767,022 for related acquisition fees (4.5% of gross proceeds) which are reflected as other assets, selling commissions of $6,278,370 (7.5% of gross proceeds) and the marketing support fee of $418,558 (0.5% of gross proceeds) which have been netted against stockholders' equity.

(b) Represents the use of cash and cash equivalents to purchase one property for $66,026,400 (which includes closing costs of $615,000 and acquisition fees and costs of $3,911,400, which had been recorded as other assets as of March 31, 2002 and have been reclassified to land, buildings and equipment on operating leases).

                                                      Acquisition
                                                        Fees and
                                                     Closing Costs
                                                      Allocated to
                                     Purchase Price    Investment       Total
                                     --------------  --------------  -----------

         Marriott Bridgewater, NJ      $61,500,000     $4,526,400    $66,026,400

(c) Represents the use of $13,696,801 of cash and cash equivalents to fund the Company's acquisition of a 50% interest in a joint venture (which includes closing costs of $410,000, acquisition costs and fees of $696,801, which had been recorded as other assets as of March 31, 2002 and have been reclassified to investments in unconsolidated subsidiaries, and $922,500 in debt acquisition fees). The joint venture will invest in a single purpose limited partnership that will own one hotel in San Francisco, California.

(d) Represents the use of an additional $1,787,500 of cash and cash equivalents to maintain the Company's 25% interest in a joint venture. The joint venture has invested in another joint venture that owns the licensing rights to the Mobile Travel Guide. The initial investment of $1,787,500 was made in January 2002 and has been reflected in investments in unconsolidated subsidiaries as of March 31, 2002.

(e) Represents payment of $588,992 in offering and acquisition fees which were outstanding as of March 31, 2002.

Unaudited Pro Forma Consolidated Statement of Earnings:
------------------------------------------------------

(1) Represents adjustments to rental income from operating leases for the properties acquired by the Company as of June 14, 2002 (the "Pro Forma Leased Properties") and assumption of leases from third parties by taxable REIT subsidiaries of the Company which results in the replacement of $4,292,594 in rental income from operating leases with hotel operating revenues of $8,582,956 offset by hotel operating expenses of $5,787,561 during the quarter ended March 31, 2002 and $12,141,312 in rental income from operating leases with hotel operating revenues of $37,797,149 offset by hotel operating expenses of $24,036,363 for the year ended December 31, 2001.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE QUARTER ENDED MARCH 31, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statement of Earnings - Continued:
------------------------------------------------------------------

         The following presents the actual date the Pro Forma Leased Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Leased Properties were treated as becoming operational for purposes of the Pro Forma Consolidated Statements of Earnings.

                                                                               Date the Property
                                                       Date Acquired          Became Operational
                                                          by the              For Pro Forma Leased      Purchase Price
                                                          Company                  Purposes
                                                    ---------------------    ----------------------    ----------------

         SpringHill Suites in Raleigh, NC           February 2, 2001            January 1, 2001             $8,822,000
         Courtyard in Overland Park, KS             February 2, 2001            January 1, 2001             15,790,000
         SpringHill Suites in Centreville, VA       March 23, 2001              January 1, 2001             11,414,000
         SpringHill Suites in Charlotte, NC         March 23, 2001              January 1, 2001             11,773,000
         Marriott Bridgewater, NJ                   June 14, 2002                April 2, 2002              61,500,000

(2) Represents adjustment to hotel revenues and expenses for properties acquired by the Company and owned through taxable REIT subsidiaries as of June 14, 2002 ("TRS Operating Properties) and the assumption of existing third party leases, as discussed in Note (1) above for the Pro Forma Period.

         The following presents the date the Pro Forma Operating Properties were treated as becoming operational as a TRS property for purposes of the Pro Forma Consolidated Statements of Earnings.

                                                          Date the Property
                                                       Became Operational For
                                                          Pro Forma Purposes
                                                       -----------------------

         Courtyard in Oakland, CA                         February 26, 2001
         SpringHill Suites in Plymouth Meeting, PA        August 7, 2001
         SpringHill Suites in Richmond, VA                April 15, 2001
         SpringHill Suites in Manhattan Beach, CA         August 28, 2001
         TownePlace Suites in Manhattan Beach, CA         July 29, 2001
         Courtyard in Basking Ridge, NJ                   December 20, 2001
         Courtyard in Alpharetta, GA                      January 1, 2001
         Residence Inn in Cottonwood, UT                  January 1, 2001
         TownePlace Suites in Tewksbury, MA               January 1, 2001
         TownePlace Suites in Mt. Laurel, NJ              January 1, 2001
         TownePlace Suites in Scarborough, ME             January 1, 2001
         Residence Inn in Gwinnett, GA                    January 1, 2001
         Residence Inn in Buckhead, GA                    January 1, 2001

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE QUARTER ENDED MARCH 31, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statement of Earnings - Continued:
------------------------------------------------------------------

         No income tax provision has been presented as it is assumed that rental expense will offset substantially all hotel operating profit. In addition, no operating assets or liabilities were included for pro forma purposes as this amount is immaterial to the Company.

(3) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts for the Pro Forma Period. The forfeiture by third party tenants of $6,426,000 in security deposits which have been retained by the Company will be recognized in other income but has not been included in the Pro Forma Statement of Earning as this is a one-time event. The estimated pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during the quarter ended March 31, 2002 and the year ended December 31, 2001.

(4) Represents increase in asset management fees relating to the properties acquired by the Company during the Pro Forma Period. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value, as defined in the Company's prospectus.

(5) Represents incremental increase in depreciation expense of the building and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Leased Properties and Pro Forma Operating Properties accounted using the straight-line method of $318,638 for the quarter ended March 31, 2002 and $1,958,611 for the year ended December 31, 2001. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively.

         The following presents the amount of land, building and FF&E for each of the Pro Forma Properties:

                                                            Land               Building             FF&E
                                                       ----------------     ---------------    ----------------

         SpringHill Suites in Raleigh, NC                   $1,039,753         $ 6,924,761          $1,401,381
         Courtyard in Overland Park, KS                      1,419,211          13,014,165           2,316,808
         SpringHill Suites in Centreville, VA                1,482,115           9,431,634           1,222,799
         SpringHill Suites in Charlotte, NC                  1,602,996           9,307,241           1,588,179
         Courtyard in Oakland, CA                            3,238,826          17,607,812           1,124,658
         SpringHill Suites in Plymouth Meeting, PA           3,230,510          23,812,410           1,809,280
         SpringHill Suites in Richmond, VA                     844,603           9,367,961             830,897
         SpringHill Suites in Manhattan Beach, CA            2,392,970          17,638,822           1,340,208
         TownePlace Suites in Manhattan Beach, CA            1,704,991          12,567,661             954,898
         Courtyard in Basking Ridge, NJ                      4,486,819          33,072,792           2,512,889

         No depreciation has been reflected for the Marriott Bridgewater, NJ property as it did not open until after March 31, 2002.

(6) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the quarter ended March 31, 2002 and the year ended December 31, 2001. As a result of receipt of gross proceeds from the sale of shares during the period April 1, 2002 through June 14, 2002, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares, during the quarter ended March 31, 2002 and the year ended December 31, 2001.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE QUARTER ENDED MARCH 31, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statement of Earnings - Continued:
------------------------------------------------------------------

         The pro forma diluted earnings per share has been adjusted to reflect the elimination of potentially dilutive shares as a result of the acquisition of the remaining 29% interest in Hotel Investors from Five Arrows as described in (8).

(7) In June 2001, the Company acquired the remaining 29% of Hotel Investors from Five Arrows, resulting in the Company owning 100% of Hotel Investors at December 31, 2001.

         The operating results for the year ended December 31, 2001 are reflected in the historical operating results for the Company for the year ended December 31, 2001.

         The following pro forma adjustments were required to reflect the Company's 100% ownership of Five Arrows as if it had been in effect at the beginning of each of the Pro Forma Periods:

         o Minority interest expense was reduced by $1,006,427 for the year ended December 31, 2001. For the year ended December 31, 2001 this amount represented approximately 29% of Five Arrows operating results for that period.

(8) Represents adjustment to equity in earnings/loss of the Waikiki Joint Venture, an unconsolidated subsidiary in which the Company owns a 49% interest, for the Pro Forma Period. The following information represents historical information for the period from January 1, 2001 through the date of acquisition by the Waikiki joint venture:

                Revenues:
                  Hotel revenues               $ 14,200,490

                Expenses:
                  Hotel expense                  19,780,954
                  Depreciation                    2,890,625
                  Asset management fees             525,000
                  Interest                        8,316,750
                                           -----------------

                Net loss                        (17,312,839)

                Ownership percentage                  49.00%
                                           -----------------

                Equity in loss                  $(8,483,291)
                                           =================

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE QUARTER ENDED MARCH 31, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statement of Earnings - Continued:
------------------------------------------------------------------

(9) Represents adjustment to equity in earnings/loss of the Hilton Joint Venture, an unconsolidated subsidiary in which the Company owns a 70% interest, for the Pro Forma Period. The following information represents historical information for the period from January 1, 2001 through the date of acquisition by the Hilton joint venture:

                Revenues:
                  Hotel revenues              $ 53,067,000

                Expenses:
                  Hotel expenses                35,659,333
                  Depreciation                   5,330,758
                  Asset management fees            968,181
                  Interest                       3,720,000
                                           ----------------

                Net earnings                     7,388,728

                Ownership percentage                 70.00%
                                           ----------------

                Equity in earnings             $ 5,172,110
                                           ================

(10) Represents adjustment to equity in earnings/loss of the Interstate Joint Venture, an unconsolidated subsidiary in which the Company owns an 85% interest, for the Pro Forma Period. The following information represents historical information for the period from January 1, 2001 through the date of acquisition by the Interstate joint venture:

                Revenues:
                  Hotel revenues             $ 7,085,367

                Expenses:
                  Hotel expenses               5,894,553
                  Depreciation                   682,663
                  Asset management fees          123,986
                                           --------------

                Net earnings                     384,165

                Ownership percentage               85.00%
                                           --------------

                Equity in earnings             $ 326,540
                                           ==============

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE QUARTER ENDED MARCH 31, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

(11) Represents adjustment to equity in earnings/loss of the San Francisco Joint Venture, an unconsolidated subsidiary in which the Company will own a 50% interest, for the Pro Forma Period. The following information represents historical information for the quarter ended March 31, 2002 and the period from October 26, 2001 (Property opening date) through December 31, 2001:

                                                                Period from
                                                              October 26, 2001
                                       Quarter Ended              through
                                       March 31, 2002        December 31, 2001
                                     -------------------     ------------------

           Revenues:
             Hotel revenues                  $3,238,684            $ 1,422,718

           Expenses:
             Hotel expense                    2,179,229              1,149,746
             Depreciation                       677,232                451,488
             Asset management fees              123,000                 82,000
             Interest                           980,000                653,333
                                     -------------------     ------------------

           Net loss                            (720,777)              (913,849)

           Ownership percentage                   50.00%                 50.00%
                                     -------------------     ------------------

           Equity in loss                     $(360,389)             $(456,925)
                                     ===================     ==================

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                  March 31,         December 31,
                                                                                    2002                 2001
                                                                              ----------------     ----------------

                                 ASSETS
Land, buildings and equipment, less accumulated depreciation of
   $35,234,670 and $29,182,487, respectively                                    $ 805,542,202        $ 699,239,959
Investments in unconsolidated subsidiaries                                        137,413,244          135,271,048
Cash and cash equivalents                                                          39,223,102           44,825,052
Restricted cash                                                                     9,696,181            8,493,446
Receivables                                                                         3,545,684            1,266,862
Due from related parties                                                            2,549,358            1,410,900
Prepaid expenses and other assets                                                   6,851,192            6,796,398
Loan costs, less accumulated amortization of $1,242,577 and
    $980,303, respectively                                                          4,632,142            4,102,822
                                                                             -----------------    -----------------

                                                                              $ 1,009,453,105        $ 901,406,487
                                                                             =================    =================


                    LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgages payable and accrued interest                                          $ 168,383,733        $ 168,883,882
Other notes payable                                                                69,049,520           57,571,680
Line of credit                                                                     49,703,340            7,500,000
Accounts payable and accrued expenses                                               9,497,017            8,357,481
Due to related parties                                                                870,360            1,026,225
Security deposits                                                                  17,808,576           17,808,576
Rents paid in advance                                                               2,175,768            2,381,959
                                                                             -----------------    -----------------
       Total liabilities                                                          317,488,314          263,529,803
                                                                             -----------------    -----------------

Commitments and contingencies                                                              --                   --

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                                            --                   --
    Excess shares, $.01 par value per share.
       Authorized and unissued 63,000,000 shares                                           --                   --
    Common stock, $.01 par value per share. Authorized 150,000,000 shares; issued 85,311,040 and 77,891,066 shares, respectively;
       outstanding 84,697,918 and 77,357,532 shares, respectively                     846,979              773,575
    Capital in excess of par value                                                746,674,549          681,152,253
    Accumulated distributions in excess of net earnings                           (51,739,958 )        (39,959,120 )
    Accumulated other comprehensive loss                                             (876,974 )         (1,189,396 )
    Minority interest distributions in excess of contributions and
       accumulated earnings                                                        (2,939,805 )         (2,900,628 )
                                                                             -----------------    -----------------
          Total stockholders' equity                                              691,964,791          637,876,684
                                                                             -----------------    -----------------

                                                                              $ 1,009,453,105        $ 901,406,487
                                                                             =================    =================


     See accompanying notes to condensed consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS



                                                                                Quarter Ended
                                                                                  March 31,
                                                                           2002                2001
                                                                       -------------       -------------

     Revenues:
         Hotel revenue                                                  $14,661,413             $    --
         Rental income from operating leases                             10,893,593          14,614,217
         FF&E reserve income                                              1,141,351           1,224,589
         Interest and other income                                          450,214             874,393
                                                                      --------------      --------------
                                                                         27,146,571          16,713,199
                                                                      --------------      --------------

     Expenses:
         Hotel expense                                                    8,724,393                  --
         Interest and loan cost amortization                              4,274,811           3,599,652
         General operating and administrative                             1,824,044           1,464,585
         Asset management fees to related parties                         1,381,339             740,923
         Depreciation and amortization                                    6,052,183           4,920,838
                                                                      --------------      --------------
                                                                         22,256,770          10,725,998
                                                                      --------------      --------------

     Earnings Before Equity in (Loss) Income of Unconsolidated
          Subsidiaries and Minority Interests                             4,889,801           5,987,201

     Equity in (Loss) Income of Unconsolidated Subsidiaries              (1,169,900 )            52,938

     Minority Interests                                                     (69,231 )          (510,917 )
                                                                      --------------      --------------

     Net Earnings                                                       $ 3,650,670          $5,529,222
                                                                      ==============      ==============

     Earnings Per Share of Common Stock:
                 Basic                                                    $    0.05            $   0.11
                                                                      ==============      ==============
                 Diluted                                                  $    0.05            $   0.11
                                                                      ==============      ==============

     Weighted Average Number of Shares of Common Stock
          Outstanding:
                  Basic                                                  80,748,135          52,219,376
                                                                      ==============      ==============
                  Diluted                                                80,748,135          56,013,923
                                                                      ==============      ==============




     See accompanying notes to condensed consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
         Quarter Ended March 31, 2002 and Year Ended December 31, 2001


                                                                                         Minority
                                                       Accumulated                       interest
                        Common Stock                  distributions     Accumulated   distributions in
                -----------------------   Capital in        in              other     excess of contr.
                 Number of     Par        excess of    excess of      comprehensive     and accum.                    Comprehensive
                  shares      value       par value   net earnings         loss         earnings          Total          income
                ----------- -----------  ----------- ---------------  -------------- ----------------- -------------  --------------
Balance at
 December 31,
 2000            49,002,042  $ 490,020  $432,403,246  $ (10,877,836)     $       --   $  (2,726,432)    419,288,998        $     --

Subscriptions
 received for
 common stock
 through public
 offerings and
 distribution
 reinvestment
 plan            28,606,863    286,069  285,782,557              --              --              --     286,068,626              --

Retirement of
 common stock     (251,373)     (2,514)  (2,310,120)             --              --              --      (2,312,634)             --

Stock issuance
 costs                  --         --   (34,723,430)             --              --              --     (34,723,430)             --

Net earnings            --         --            --      19,328,376              --              --      19,328,376      19,328,376

Minority
 interest
 distributions
 in excess of
 contributions
 and
 accumulated
 earnings               --         --            --              --              --        (174,196 )      (174,196)             --

Current period
 adjustments
 to recognize
 value of cash
 flow hedges of
 equity
 investees              --         --            --              --      (1,189,396)             --      (1,189,396)     (1,189,396)
                                                                                                                      --------------

Total
 comprehensive
 income                 --         --            --              --              --              --              --    $ 18,138,980
                                                                                                                      ==============

Distributions
 declared and
 paid ($.77
 per share)            --         --            --     (48,409,660  )           --              --     (48,409,660)
               ----------- ----------- ------------- --------------- -------------- ----------------- -------------

Balance at
 December
 31, 2001       77,357,532  $ 773,575   $681,152,253  $ (39,959,120 ) $ (1,189,396)    $   (2,900,628)$ 637,876,684
               =========== =========== ============= =============== ============== ================= =============









     See accompanying notes to condensed consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
      CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY - CONTINUED
         Quarter Ended March 31, 2002 and Year Ended December 31, 2001





                                                                                         Minority
                                                       Accumulated                       interest
                        Common Stock                  distributions     Accumulated   distributions in
                -----------------------   Capital in        in              other     excess of contr.
                 Number of     Par        excess of    excess of      comprehensive     and accum.                    Comprehensive
                  shares      value       par value   net earnings         loss         earnings          Total          income
                ----------- -----------  ----------- ---------------  -------------- ----------------- -------------  --------------

Balance at
 December
 31, 2001       77,357,532    $773,575  $681,152,253  $ (39,959,120)    $ (1,189,396)  $   (2,900,628)  $637,876,684      $       --

Subscriptions
 received for
 common stock
 through public
 offerings
 and
 distribution
 reinvestment
 plan            7,417,132      74,171   74,097,153              --               --               --    74,171,324               --

Retirement
 of common
 stock             (76,746)       (767)   (705,293)              --               --               --      (706,060)              --

Stock
 issuance
 costs                  --          --  (7,869,564)              --               --               --    (7,869,564)              --

Net
 earnings               --          --          --        3,650,670               --               --     3,650,670        3,650,670

Minority
 interest
 distributions
 in excess of
 contributions
 and
 accumulated
 earnings               --          --          --               --               --          (39,177)      (39,177)              --

Current
 period
 adjustments
 to recognize
 changes in
 value of
 cash flow
 hedges of
 equity
 investees              --          --          --               --          312,422               --       312,422          312,422
                                                                                                                      --------------

Total
 comprehensive
 income                 --          --          --               --               --               --            --     $  3,963,092
                                                                                                                      ==============

Distributions
 declared and
 paid ($.19
 per share)             --          --          --      (15,431,508)              --               --   (15,431,508)
                ------------ ----------- -----------    -------------   -------------   -------------- --------------

Balance
 at March
 31, 2002       84,697,918    $846,979 $746,674,549     $(51,739,958)   $   (876,974)     $(2,939,805)  $691,964,791
                ==========   ========= =============    =============  ===============  =============== =============







     See accompanying notes to condensed consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                             Quarter Ended March 31,
                                                                           2002                   2001
                                                                     -----------------     ------------------

         Net cash provided by operating activities                      $  14,682,746         $   13,310,566
                                                                    ------------------    -------------------

         Cash flows from investing activities:
            Additions to land, buildings and
               equipment on operating leases                             (110,190,328 )          (54,182,183  )
            Investment in unconsolidated subsidiaries                      (7,937,260 )                   --
            Increase in restricted cash                                    (1,202,735 )             (805,735  )
            Increase in other assets                                       (3,399,594 )             (303,985  )
                                                                    ------------------    -------------------

                 Net cash used in investing activities                   (122,729,917 )          (55,291,903  )
                                                                    ------------------    -------------------

         Cash flows from financing activities:
             Principal payments on mortgage loans                            (500,149 )             (108,671 )
             Proceeds from mortgages loans and other
                  notes payable                                            11,477,840              3,578,483
             Draw on  line of credit                                       42,203,340                     --
             Subscriptions received from
                 stockholders                                              74,171,324             75,823,714
             Distributions to stockholders                                (15,431,508 )           (9,772,721 )
             Distributions to minority interest                              (108,408 )           (1,079,508 )
             Retirement of common stock                                      (706,060 )             (638,351 )
             Payment of stock issuance costs                               (7,869,564 )           (9,076,121 )
             Payment of loan costs                                           (791,594 )                   --
                                                                    ------------------    -------------------

                Net cash provided by financing activities                 102,445,221             58,726,825
                                                                    ------------------    -------------------

         Net (decrease) increase in cash and cash
               equivalents                                                 (5,601,950 )           16,745,488

         Cash and cash equivalents at beginning of
              period                                                       44,825,052             50,197,854
                                                                    ------------------    -------------------

         Cash and cash equivalents at end of period                     $  39,223,102         $   66,943,342
                                                                    ==================    ===================




     See accompanying notes to condensed consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED



                                                                             Quarter Ended March 31,
                                                                           2002                   2001
                                                                     -----------------     ------------------

         Supplemental schedule of non-cash financing activities:

             Distributions declared but not paid to
                 minority interest                                      $    108,408          $     733,654
                                                                    ==================    ===================

             Reduction in tax incremental financing
                 note through tax payments by tenant                    $     73,706          $          --
                                                                    ==================    ===================

         Supplemental schedule of non-cash investing activities:

             Amounts incurred but not paid for
               construction in progress                                $   3,525,946         $    2,796,513
                                                                    ==================    ===================


     See accompanying notes to condensed consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 2002 and 2001


1.       Organization:
         ------------

         CNL Hospitality Properties, Inc. was organized on June 12, 1996, pursuant to the laws of the State of Maryland, to invest in hotel properties ("Properties"). The term "Company" includes, unless the context otherwise requires, CNL Hospitality Properties, Inc. and its subsidiaries. As of March 31, 2002, the Company owned interests in 47 Properties. The Company has retained CNL Hospitality Corp. (the "Advisor") as its advisor to provide management, acquisition, advisory and administrative services and operates for federal income tax purposes as a real estate investment trust (a "REIT").

         The Company's operations are in the process of changing from those that were previously reported prior to March 31, 2002. This is the result of a shift in the Company's business focus from the leasing of owned Properties to third party tenants in exchange for rental revenue to an emphasis on leasing Properties to taxable REIT subsidiaries ("TRS") and engaging third party managers to conduct day to day operations. This transition has resulted in a decrease of rental income from operating leases and an increase in hotel operating revenues and related hotel operating expenses.

2.       Summary of Significant Accounting Policies:
         ------------------------------------------

         Basis of Presentation - The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles. The condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for the fair presentation of the results for the interim periods presented. Operating results for the quarter ended March 31, 2002 may not be indicative of the results that may be expected for the year ending December 31, 2002. Amounts as of December 31, 2001, included in the condensed consolidated financial statements have been derived from audited consolidated financial statements as of that date.

         These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Form 10-K for the year ended December 31, 2001.

         Principles of Consolidation - The accompanying condensed consolidated financial statements include the accounts of CNL Hospitality Properties, Inc. and each of its wholly owned and majority controlled subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. Interests of unaffiliated third parties are reflected as minority interest for less than 100 percent owned and majority controlled entities.

         Reclassification - Certain items in the prior year's consolidated financial statements have been reclassified to conform with the 2002 presentation. These reclassifications had no effect on stockholders' equity or net earnings.

         Income Taxes - Under the provisions of the Internal Revenue Code and applicable state laws, the Company is only subject to income taxes on the profits and losses from its TRS operations and is not subject to income taxes on its other operations, as consistent with its REIT status. During the quarter ended March 31, 2002, the Company estimates that its TRS entities had no taxable income, and accordingly made no provision for federal income taxes. As of March 31, 2002, the Company's TRS entities had no difference between the bases of its assets or liabilities under generally accepted accounting principles and their tax bases.

         Segment Information - The Company derives all significant revenues from a single line of business, hotel real estate ownership.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 2002 and 2001


3.       Assignment of Third Party Leases:
         --------------------------------

         Effective January 1, 2002, the Company took assignment of its leases with WI Hotel Leasing, LLC for seven hotel Properties. These Properties are being leased by a TRS of the Company and are managed by an affiliate of Marriott International, Inc. ("Marriott"). The operations of these Properties have been reflected in the results of the operations for the Company for the quarter ended March 31, 2002. The Company paid approximately $54,000 for this assignment.

         The following presents unaudited pro forma information on the results of operations for the quarter ended March 31, 2001 as if the assignment had taken place on January 1, 2001:

                   Revenues                $ 23,636,950
                   Expenses                  17,523,722
                   Net earnings               5,655,249
                   Basic EPS                       0.11
                   Diluted EPS                     0.11

4.       Investments in Unconsolidated Subsidiaries:
         ------------------------------------------

         On January 18, 2002, the Company acquired a 25 percent interest in a joint venture with Publications International, Ltd. ("PIL"), Hilton Hotels Corporation, and Marriott that owns a 77.5 percent interest in a joint venture with Exxon Mobil Corporation and PIL ("EMTG"). EMTG owns the licensing rights to the Mobil Travel Guide. The licensing rights entitle EMTG to assemble, edit, publish and sell the Mobil Travel Guide and use such rights to generate additional products using the Mobil Travel Guide brand. The Company's total capital contribution will be $3.4 million, of which $1,787,500 was funded on January 18, 2002 with the remainder to be funded by June 30, 2002.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 2002 and 2001


4.       Investments in Unconsolidated Subsidiaries - Continued:
         ------------------------------------------------------

         The Company also holds investments in several other joint ventures and partnerships with third parties who share the decision-making control for these entities. The following presents unaudited condensed financial information for these joint ventures and partnerships as of and for the quarter ended March 31, 2002:

                            Desert Ridge
                               Resort        WB Resort        CNL HHC          CNL IHC      CTM Partners,
                           Partners, LLC    Partners, LP    Partners, LP    Partners, LP*        LLC            Total
-------------------------- --------------- --------------- --------------- ---------------- --------------- ---------------

Land, buildings, and
  equipment, net             $165,650,613    $194,984,765    $211,371,502     $ 20,928,920      $   18,686    $592,954,486
Other assets                   41,703,217      10,898,487      12,458,540          836,269      12,110,040      78,006,553
Mortgages and
  other notes payable         181,936,020     143,242,523     100,228,513        6,701,277       2,283,615     434,391,948
Other liabilities              19,118,386      11,340,273       7,530,169          350,664       3,258,545      41,598,037
Partners' capital               6,299,424      51,300,456     116,071,360       14,713,248       6,586,566     194,971,054
Revenues                        1,449,836      10,222,118      16,668,497        1,223,394         698,109      30,261,954
Cost of sales                     633,629       4,300,247       6,520,239          335,166         864,753      12,654,034
Expenses                        1,924,051       8,974,565       8,811,502          822,404         396,790      20,929,312
Net income (loss)              (1,107,844)     (3,052,694)      1,336,756           65,824        (563,434)     (3,321,392)
Income (loss)
  allocable to the
  Company                        (468,951)     (1,495,819)        935,729               --        (140,859)     (1,169,900)
Other comprehensive
  income (loss)
  allocable to the
  Company                          439,107              --      (126,685)               --               --         312,422
Difference between
  carrying amount of
  investment and
  Company's share of
  partners' capital              3,208,209        3,596,233      7,439,635          844,249              --      15,088,326
Company's ownership
  interest at end of
  period                             42.33%           49.00%         70.00%           85.00%          25.00%             --


                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 2002 and 2001

4.       Investments in Unconsolidated Subsidiaries - Continued:
         ------------------------------------------------------

         The following presents unaudited condensed financial information for these joint ventures and partnerships as of and for the year ended December 31, 2001:

                            Desert Ridge
                               Resort         WB Resort        CNL HHC         CNL IHC     CTM Partners,
                           Partners, LLC    Partners, LP     Partners, LP   Partners, LP*      LLC **          Total
-------------------------- --------------- ---------------- --------------- -------------- --------------- ---------------

Land, buildings, and
   equipment, net           $ 133,500,314    $ 186,884,885   $ 213,278,530   $ 21,049,569         $    --    $554,713,298
Other assets                   82,644,318        9,069,876      10,573,028        571,152              --     102,858,374
Mortgages and other
   notes payable              181,884,596      137,749,752     100,000,000      6,723,384              --     426,357,732
Other liabilities              26,969,771       18,196,841       4,940,228        249,912              --      50,356,752
Partners' capital               7,290,265       40,008,168     118,911,330     14,647,425              --     180,857,188
Revenues                        8,153,952       10,166,841      17,654,259        510,505              --      36,395,557
Cost of sales                   2,235,307        5,508,417       7,094,949        174,607              --      15,013,280
Expenses                       13,830,223       13,988,956       9,219,402        408,496              --      37,447,077
Net income (loss)              (7,911,578)      (9,330,532)      1,249,908        (72,598)             --     (16,064,800)
Income (loss)
  allocable to
  the Company                  (3,395,649)      (4,571,961)        874,936             --              --      (7,092,674)
Other comprehensive
   Income (loss)
   allocable to
   the Company                 (1,369,679)               --        180,283             --              --      (1,189,396)
Difference between
  carrying amount of
  investment and
  Company's share of
  partners' capital             2,946,751         3,622,986      4,341,824        670,072              --       11,581,633
Company's ownership
  interest at end of
  period                            42.33%            49.00%         70.00%         85.00%             --               --


* Net income for the quarter ended March 31, 2002 was allocated to the other partner to restore the deficit created by losses during the year ended December 31, 2001 in accordance with the partnership agreement.
**       Entity did not exist until January 2002.

         The difference between the carrying amount of the investments in the above joint ventures and partnerships and the Company's share of partners' capital results of various acquisition costs and fees which were not assumed by the joint ventures and partnerships upon formation. These amounts are amortized over 36 years.

         The Company had distributions receivable from its joint ventures and partnerships of $2,549,358 and $1,410,900 as of March 31, 2002 and December 31, 2001, respectively.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 2002 and 2001


5.       Property Acquisitions:
         ---------------------

         During the quarter ended March 31, 2002, the Company acquired a SpringHill Suites(TM) by Marriott(R) and a TownePlace Suites(TM) by Marriott(R), both located in Manhattan Beach, California, a SpringHill Suites(TM) by Marriott(R) located in Plymouth Meeting, Pennsylvania and a Courtyard(R) by Marriott(R) located in Somerset County, New Jersey for approximately $100 million. These Properties are leased by a TRS and are being managed by an affiliate of Marriott(R). The operations of these Properties have been included in the results of operations of the Company for the quarter ended March 31, 2002.

6.       Indebtedness:
         -------------

         Indebtedness consisted of the following at:

                                              March 31, 2002   December 31, 2001
                                             ----------------  -----------------

     Mortgages payable and accrued interest  $   168,383,733    $   168,883,882
     Construction loan facilities                 59,438,617         47,887,071
     Tax incremental financing note                9,610,903          9,684,609
     Line of credit                               49,703,340          7,500,000
                                             ----------------  -----------------
                                             $   287,136,593    $   233,955,562
                                             ================  =================

7.       Distributions:
         -------------

         For the  quarters  ended  March  31,  2002 and 2001,  approximately  41 percent and 56 percent, respectively, of the distributions paid to stockholders were considered ordinary income and approximately 59 percent and 44 percent, respectively, were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the quarter ended March 31, 2002 are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital. The characterization for tax purposes of distributions declared for the quarter ended March 31, 2002 may not be indicative of the results that may be expected for the year ended December 31, 2002.

8.       Related Party Transactions:
         --------------------------

         Certain directors and officers of the Company hold similar positions with the Advisor and its affiliates, including the managing dealer, CNL Securities Corp. These affiliates are by contract entitled to receive fees and compensation for services provided in connection with common stock offerings, and the acquisition, development, management and sale of the Company's assets.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 2002 and 2001


8.       Related Party Transactions - Continued:
         --------------------------------------

         Amounts incurred relating to these transactions with affiliates were as follows for the quarter ended March 31:

                                                                  2002                 2001
                                                             ----------------    -----------------

CNL Securities Corp.:
     Selling commissions (the majority of which
        was reallowed to unaffiliated broker-dealer firms)       $ 5,559,007         $  5,055,374
     Marketing and due diligence expense                             370,957              299,646
                                                             ----------------    -----------------

                                                                   5,929,964            5,355,020
                                                             ----------------    -----------------

Advisor and its affiliates:
     Acquisition fees                                              4,435,323            3,237,182
     Development fees                                                338,972              395,823
     Asset management fees                                         1,381,339              740,923
                                                             ----------------    -----------------

                                                                   6,155,634            4,373,928
                                                             ----------------    -----------------

                                                                $ 12,085,598         $  9,728,948
                                                             ================    =================

         Of these amounts, $870,360 and $1,026,225 is included in due to related parties in the accompanying condensed consolidated balance sheets as of March 31, 2002 and December 31, 2001, respectively.

         The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings), on a day-to-day basis. The expenses incurred for these services were classified as follows for the quarter ended March 31:

                                                           2002          2001
                                                       -----------   -----------

       Stock issuance costs                             $ 692,734    $1,439,509
       General operating and administrative expenses      412,205       312,833
       Land, buildings and equipment and other assets          --        11,889
                                                       -----------   -----------

                                                       $1,104,939    $1,764,231
                                                       ===========   ===========

         The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors, and in which an affiliate of the Advisor is a stockholder. The amount deposited with this affiliate was $4,321,695 and $6,928,363 at March 31, 2002 and December 31, 2001, respectively.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 2002 and 2001


9.       Concentration of Credit Risk:
         ----------------------------

         Three of the Company's tenants contributed approximately 26 percent of total revenues for the quarter ended March 31, 2002. In addition, a significant portion of the Company's rental income was earned from properties operating as Marriott(R) brand chains for the quarter ended March 31, 2002.

         Although the Company intends to acquire properties in various states and regions, has become the tenant of many of its Properties while engaging third parties to manage operations, carefully screens its tenants and has obtained interests in other non-Marriott(R) branded Properties, failure of these lessees, the Company's hotels or the Marriott(R) brand chains could significantly impact the results of operations. Management believes that the risk of such a default is reduced through future acquisition and diversification and due to the initial and continuing due diligence procedures performed by the Company.

10.      Earnings Per Share:
         ------------------

         Basic earnings per share ("EPS") excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if other contracts to issue common stock were exercised and shared in the earnings of the Company. For the quarters ended March 31, 2002 and 2001, 0.0 and
         approximately  3.8  million  shares,   respectively,   related  to  the
         conversion of CNL Hotel Investors, Inc. Preferred Stock to the Company's common stock, were considered dilutive after the application of the "if converted method" and were included in the denominator of the diluted EPS calculation. The following represents the calculation of earnings per share and the weighted average number of shares of potentially dilutive common stock for the quarters ended March 31:

                                                                      2002                  2001
                                                                ------------------    ------------------
         Basic Earnings Per Share:
            Net earnings                                             $  3,650,670          $  5,529,222
                                                                ==================    ==================

            Weighted average number of shares outstanding
                                                                       80,748,135            52,219,376
                                                                ==================    ==================

            Basic earnings per share                                   $     0.05            $     0.11
                                                                ==================    ==================

         Diluted Earnings Per Share:
            Net earnings                                             $  3,650,670          $  5,529,222

           Additional income attributable to investment in
               unconsolidated subsidiary assuming all
               Preferred Shares were converted                                 --               515,503
                                                                ------------------    ------------------

                   Adjusted net earnings assuming
                        dilution                                     $  3,650,670          $  6,044,725
                                                                ==================    ==================

             Weighted average number of shares
                  outstanding                                          80,748,135            52,219,376

              Assumed conversion of Preferred Stock                            --             3,794,547
                                                                ------------------    ------------------

                  Adjusted weighted average number of
                      shares outstanding                               80,748,135            56,013,923
                                                                ==================    ==================

              Diluted earnings per share                               $     0.05            $     0.11
                                                                ==================    ==================





                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 2002 and 2001


11.      Commitments and Contingencies:
         -----------------------------

         From time to time the Company may be exposed to litigation arising from the operation of its business. Management does not believe that resolution of these matters will have a material adverse effect on the Company's financial condition or results of operations.

         The Company has commitments to (i) acquire three hotel Properties for an anticipated aggregate purchase price of approximately $142 million,
         (ii) to invest  approximately  $15  million in two new joint  ventures,
         (iii) to fund the remaining total of approximately $23 million in two existing partnerships and (iv) to acquire a 10 percent interest in a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space for approximately $300,000. The Company also has committed to fund its pro rata share of working capital shortfalls and construction commitments for its partnerships, if such shortfalls arise, and has guaranteed the debt service for several of its subsidiaries and partnerships. The acquisition of additional Properties and the investment in the partnerships described above is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that these transactions will be entered into by the Company. In order to enter into these and other transactions, the Company must obtain additional funds through the receipt of additional offering proceeds and/or advances on its revolving line of credit.

12.      Subsequent Events:
         -----------------

         During the  period  April 1, 2002  through  May 8,  2002,  the  Company
         received   subscription  proceeds  of  $41,715,719  for  an  additional
         4,171,572 shares of common stock.

         On April 1, 2002 and May 1, 2002, the Company declared distributions to stockholders of record on April 1, 2002 and May 1, 2002, totaling $5,481,155 and $5,689,451, respectively, or $0.06458 per share, payable in June 2002.

         On April 22, 2002, the Company completed its third offering of up to 45,000,000 shares of common stock ($450,000,000) and immediately commenced its fourth offering of up to 45,00,000 shares of common stock ($450,000,000).

         The Company currently is seeking additional Properties.

                      INDEX TO OTHER FINANCIAL INFORMATION


The following summarized financial information is filed as part of this report as a result of Marriott International, Inc. ("Marriott") guaranteeing lease payments for several tenants relating to leased Properties owned by the Company and five pending acquisitions as of June 14, 2002. The summarized financial information presented for Marriott as of December 28, 2001 and December 29, 2000, and for each of the years ended December 28, 2001, December 29, 2000 and December 31, 1999, was obtained from the Form 10-K filed by Marriott with the Securities and Exchange Commission for the year ended December 28, 2001. The summarized financial information presented for Marriott as of March 22, 2002, was obtained from the Form 10-Q filed by Marriott for the twelve-week period ended March 22, 2002.

                                                                         Page
Marriott International, Inc. and Subsidiaries:

    Selected Financial Data for the twelve-week period ended
       March 22, 2002, and the years ended December 28, 2001,
       December 29, 2000 and December 31, 1999                            B-26

                           Other Financial Information

                  Marriott International, Inc. and Subsidiaries
                             Selected Financial Data
                      (in Millions, except per share data)



Condensed Consolidated Balance Sheet Data:
                                       March 22,    December 28,    December 29,
                                         2002          2001            2000
                                      -----------    ----------      ---------

Current assets                         $1,510         $2,130          $1,645
Noncurrent assets                       7,043          6,977           6,592
Current liabilities                     1,687          1,802           1,917
Noncurrent liabilities                  3,218          3,827           3,053
Stockholders' equity                    3,648          3,478           3,267



Consolidated Statements of Income Data:


                                    Twelve Weeks          Fiscal Year           Fiscal Year          Fiscal Year
                                       Ended                 Ended,                Ended           Ended December
                                     March 22,            December 28,         December 29,              31,
                                        2002                  2001                 2000                 1999
                                  -----------------     -----------------     ----------------     ----------------

Gross revenues                          $2,383                $10,198               $10,135              $8,771

Costs and expenses (including
   income tax expense)                   2,301                  9,962                 9,656               8,371
                                     ----------             ----------           -----------           ---------

Net income                                $ 82                  $ 236                 $ 479               $ 400
                                     ==========             ==========           ===========           =========

Basic earnings per share                 $0.34                 $ 0.97                $ 1.99               $1.62
                                     ==========             ==========           ===========           =========

Diluted earnings per share               $0.32                 $ 0.92                $ 1.89               $1.51
                                     ==========             ==========           ===========           =========



                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES

           ---------------------------------------------------------
            THE FOLLOWING INFORMATION UPDATES AND REPLACES THE CORRESPONDING INFORMATION IN APPENDIX C TO THE ATTACHED PROSPECTUS, DATED APRIL 1, 2002.
           ---------------------------------------------------------

                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES

         The information in this Appendix C contains certain relevant summary information concerning certain prior public programs sponsored by two of the Company's principals (who also serve as the Chairman of the Board and President of the Company) and their Affiliates (the "Prior Public Programs") which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Retirement Properties, Inc., to invest in retirement properties. No Prior Public Programs sponsored by the Company's Affiliates have invested in hotel properties leased on a triple-net basis to operators of national and regional limited-service, extended-stay and full-service hotel chains.

         A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL
Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc., and CNL Retirement Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in properties. In addition, the investment objectives of the Prior Public Programs included making partially tax-sheltered distributions.

         Stockholders should not construe inclusion of the following tables as implying that the Company will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions, or other factors could be substantially different. Stockholders should note that, by acquiring shares in the Company, they will not be acquiring any interest in any Prior Public Programs.

Description of Tables

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 2001. The following is a brief description of the Tables:

         Table I - Experience in Raising and Investing Funds

         Table I presents information on a percentage basis showing the experience of two of the principals of the Company and their Affiliates in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between January 1997 and December 2001.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         Table II - Compensation to Sponsor

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to two of the Company's principals and their Affiliates which sponsored the Prior Public Programs.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to two of the principals of the Company and their Affiliates in connection with the Prior Public Programs, the offerings of which became fully subscribed between January 1997 and December 2001. The Table also shows the amounts paid to two of the principals of the Company and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Programs on a cumulative basis commencing with inception and ending December 31, 2001.

         Table III - Operating Results of Prior Programs

         Table III presents a summary of operating results for the period from inception through December 31, 2001, of the Prior Public Programs, the offerings of which became fully subscribed between January 1997 and December 2001.

         The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as syndication (or stock issuance) and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         Table IV - Results of Completed Programs

         Table IV is omitted from this Appendix C because none of the Prior Public Programs have completed operations (meaning they no longer hold properties).

         Table V - Sales or Disposal of Properties

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between January 1999 and December 2001.

         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                                               CNL American             CNL Income          CNL Retirement
                                                Properties             Fund XVIII,            Properties,
                                                 Fund, Inc.                Ltd.                   Inc.
                                              ----------------        ---------------      ------------------
                                                 (Note 1)                                  (Notes 2, 3 and 4)

Dollar amount offered                            $747,464,420            $35,000,000            $155,000,000
                                              ================        ===============      ==================

Dollar amount raised                                    100.0 %                100.0 %                   6.3 %
                                              ----------------        ---------------      ------------------

Less offering expenses:

   Selling commissions and discounts                     (7.5 )                 (8.5 )                  (7.5 )
   Organizational expenses                               (2.2 )                 (3.0 )                  (3.0 )
   Marketing support and due diligence
     expense reimbursement fees
     (includes amounts reallowed to
     unaffiliated entities)                              (0.5 )                 (0.5 )                  (0.5 )
                                              ----------------        ---------------      ------------------
                                                        (10.2 )                (12.0 )                 (11.0 )
                                              ----------------        ---------------      ------------------
Reserve for operations                                     --                     --                      --
                                              ----------------        ---------------      ------------------

Percent available for investment                         89.8 %                 88.0 %                  89.0 %
                                              ================        ===============      ==================

Acquisition costs:

   Cash down payment                                     85.3 %                 83.5 %                  84.5 %
   Acquisition fees paid to affiliates                    4.5                    4.5                     4.5
   Loan costs                                              --                     --                      --
                                              ----------------        ---------------      ------------------

Total acquisition costs                                  89.8 %                 88.0 %                  89.0 %
                                              ================        ===============      ==================

Percent leveraged (mortgage financing
   divided by total acquisition costs)               (Note 1)                     --                      --

Date offering began                          4/19/95, 2/06/97                9/20/96                 9/18/98
                                                  and 3/02/98

Length of offering (in months)                  22, 13 and 9,                     17                      24
                                                 respectively

Months to invest 90% of amount
   available for investment measured
   from date of offering                       23, 16 and 11,                     17                      19
                                                 respectively

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "APF Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The APF Initial Offering commenced April 19, 1995, and upon completion of the APF Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the APF Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. During the offerings, APF did not utilize mortgage financing to acquire properties.

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Retirement Properties, Inc. (the "Retirement Properties REIT") registered for sale up to $155,000,000 of shares of common stock (the "Initial Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The Initial Offering of the Retirement Properties REIT commenced September 18, 1998, and upon the termination of the Initial Offering on September 18, 2000, the Retirement Properties REIT had

Note 2
   (Continued):   received subscription proceeds of $9,718,974 (971,898 shares), including $50,463 (5,046 shares) through the reinvestment plan. Upon termination of the Initial Offering, the Retirement
                  Properties REIT commenced an offering of up to $155,000,000
                  (the "2000 Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan.
                  As of December 31, 2001, the Retirement Properties REIT had received subscription proceeds of $61,492,370 (6,149,233 shares) from its 2000 Offering, including $330,944 (33,095 shares) issued pursuant to the reinvestment plan.

Note 3: During its Initial Offering, the Retirement Properties REIT raised $9,718,974 or 6.3% of the dollar amount offered. The percentage of dollar amount raised is based on the actual amount raised during the Retirement Properties REIT's Initial Offering.

Note 4: The amounts shown represent the results of the CRP Initial Offering only due to the fact that the 2000 Offering was not yet fully subscribed at December 31, 2001.

                                    TABLE II
                             COMPENSATION TO SPONSOR

                                                     CNL American          CNL Income          CNL Retirement
                                                   Properties Fund,        Fund XVIII,           Properties,
                                                         Inc.                 Ltd.                  Inc.
                                                   ------------------    ----------------    --------------------
                                                    (Notes 1, 2 and 6)                            (Note 4)

Date offering commenced                             4/19/95, 2/06/97             9/20/96     9/18/98 and 9/19/00
                                                         and 3/02/98

Dollar amount raised                                    $747,464,420         $35,000,000             $71,211,344
                                                   ==================    ================    ====================
Amount paid to sponsor from proceeds of offering:
     Selling commissions and discounts                    56,059,832           2,975,000               5,340,848
     Real estate commissions                                      --                  --                      --
     Acquisition fees (Note 5)                            33,604,618           1,575,000               3,202,551
     Marketing support and due diligence
       expense reimbursement fees
       (includes amounts reallowed to
       unaffiliated entities)                              3,737,322             175,000                 356,057
                                                   ------------------    ----------------    --------------------
Total amount paid to sponsor                              93,401,772           4,725,000               8,899,456
                                                   ==================    ================    ====================
Dollar amount of cash generated from (used in)
   operations before deducting payments
   to sponsor:
     2001 (Note 7)                                        52,767,575           1,917,556               2,466,324
     2000 (Note 7)                                      (152,419,134 )         2,430,370               1,349,284
     1999 (Note 7)                                       311,630,414           2,921,071                  51,647
     1998                                                 42,216,874           2,964,628                      --
     1997                                                 18,514,122           1,471,805                      --
     1996                                                  6,096,045              30,126                      --
     1995                                                    594,425                  --                      --
     1994                                                         --                  --                      --
     1993                                                         --                  --                      --
Amount paid to sponsor from operations
   (administrative, accounting and
    management fees) (Notes 6 and 8):
     2001                                                  4,564,213             232,645                 292,945
     2000                                                  3,542,515             120,319                 253,265
     1999                                                  4,369,200             124,031                  38,796
     1998                                                  3,100,599             132,890                      --
     1997                                                  1,437,908             110,049                      --
     1996                                                    613,505               2,980                      --
     1995                                                     95,966                  --                      --
     1994                                                         --                  --                      --
     1993                                                         --                  --                      --
Dollar amount of property sales and
   refinancing before deducting payments
   to sponsor:
     Cash (Note 3)                                        58,773,723           4,480,422                      --
     Notes                                                        --                  --                      --
Amount paid to sponsors from property
   sales and refinancing:
     Real estate commissions                                      --                  --                      --
     Incentive fees                                               --                  --                      --
     Other (Note 6)                                               --                  --                      --

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "APF Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The APF Initial Offering commenced April 19, 1995, and upon completion of the APF Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the APF Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The

Note 1
   (Continued):   1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January
                  1999. The amounts shown represent the combined results of the APF Initial Offering, the 1997 Offering and the 1998 Offering as of January 31, 1999, including shares issued pursuant to the company's reinvestment plan.

Note 2: For negotiating secured equipment leases and supervising the secured equipment lease program, APF was required to pay its external advisor a one-time secured equipment lease servicing fee of two percent of the purchase price of the equipment that is the subject of a secured equipment lease (see Note 6). During the years ended December 31, 1999, 1998, 1997 and 1996, APF incurred $77,317, $54,998, $87,665 and
                  $70,070, respectively, in secured equipment lease servicing fees.

Note 3: Excludes properties sold and substituted with replacement properties, as permitted under the terms of the lease agreements.

Note 4: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Retirement Properties, Inc. (the "Retirement Properties REIT") registered for sale up to $155,000,000 of shares of common stock (the "Initial Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The offering of shares of the Retirement Properties REIT commenced September 18, 1998, and upon the termination of the Initial Offering on September 18, 2000, the Retirement Properties REIT had received subscription proceeds of $9,718,974 (971,898 shares) from the Initial Offering, including $50,463 (5,046 shares) through the reinvestment plan. Upon termination of the Initial Offering, the Retirement Properties REIT commenced an offering of up to $155,000,000 (the "2000 Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. As of December 31, 2001, the Retirement Properties REIT had received subscription proceeds of $61,492,370 (6,149,233 shares) from its 2000 Offering, including $330,944 (33,095 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the Initial Offering and the 2000 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2001.

Note 5: In addition to acquisition fees paid on gross proceeds from the offerings, prior to becoming self advised on September 1, 1999, APF also incurred acquisition fees relating to proceeds from its line of credit to the extent the proceeds were used to acquire properties. Such fees were paid using proceeds from the line of credit, and as of December 31, 1999, APF had incurred $6,175,521 of such fees (see Note 6).

Note 6: On September 1, 1999, APF issued 6,150,000 shares of common stock (with an exchange value of $20 per share) to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of such loans. As a result of the acquisition, APF ceased payment of acquisition fees, administrative, accounting, management and secured equipment lease servicing fees. APF continues to outsource several functions to affiliates such as investor services, public relations, corporate communications, knowledge and technology management, and tax and legal compliance.

Note 7: In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies a portion of its investments in and collections of mortgage loans, proceeds from sale of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

Note 8: In addition to the amount paid to sponsor from operations presented in this table, during the years ended December 31, 1998, 1999, 2000 and 2001, APF incurred $300,206, $1,493,437,
                  $1,493,436 and $1,493,436, respectively, of soliciting dealer servicing fees payable to the sponsor. As of December 31, 2001, no such fees had been incurred with respect to the Retirement Properties REIT.

Note 9: In connection with its Initial Offering, the Retirement Properties REIT had agreed to issue and sell soliciting dealer warrants ("Soliciting Dealer Warrants") to CNL Securities Corp. The price for each warrant was $0.0008 and one warrant was issued for every 25 shares sold by the managing dealer. The holder of a Soliciting Dealer Warrant is entitled to purchase one share of common stock from the Retirement Properties REIT at a price of $12.00 during the five year period commencing the date the Initial Offering began. During the year ended December 31, 2000, the Retirement Properties REIT issued 35,776 Soliciting Dealer Warrants to CNL Securities Corp. For the year ended December 31, 2001, no Soliciting Dealer Warrants were issued.

                                    TABLE III
                       Operating Results of Prior Programs
                       CNL AMERICAN PROPERTIES FUND, INC.


                                                                          1994                                          1997
                                                                        (Note 1)        1995            1996          (Note 2)
                                                                       ------------  ------------    ------------   -------------

Gross revenue                                                               $   --     $ 539,776      $4,363,456    $ 15,516,102
Equity in earnings of unconsolidated joint venture                              --            --              --              --
Gain (loss) on sale of assets (Notes 7, 15, 18 and 21)                          --            --              --              --
Provision for losses on assets (Notes 12, 14 and 17)                            --            --              --              --
Sale of real estate (Note 21)                                                   --            --              --              --
Interest income                                                                 --       119,355       1,843,228       3,941,831
Less:  Operating expenses                                                       --      (186,145 )      (908,924 )    (2,066,962 )
       Transaction costs                                                        --            --              --              --
       Loss on investment in securities                                         --            --              --              --
       Cumulative effect of accounting change                                   --            --              --              --
       Provision for loss on mortgage notes held for sale                       --            --              --              --
       Impairment provision                                                     --            --              --              --
       Interest expense                                                         --            --              --              --
       Cost of real estate sold (Note 21)                                       --            --              --              --
       Depreciation and amortization                                            --      (104,131 )      (521,871 )    (1,795,062 )
       Loss on termination of cash flow hedge accounting                        --            --              --              --
       Advisor acquisition expense (Note 16)                                    --            --              --              --
       Minority interest in (income)/loss of consolidated joint
         ventures                                                               --           (76 )       (29,927 )       (31,453 )
                                                                       ------------  ------------    ------------   -------------
Net income (loss) - GAAP basis                                                  --       368,779       4,745,962      15,564,456
                                                                       ============  ============    ============   =============
Taxable income
    -  from operations (Note 8)                                                 --       379,935       4,894,262      15,727,311
                                                                       ============  ============    ============   =============
    -  from gain (loss) on sale (Notes 7, 15, 18 and 21)                        --            --              --         (41,115 )
                                                                       ============  ============    ============   =============
Cash generated from (used in) operations (Notes 4 and 5)                        --       498,459       5,482,540      17,076,214
Cash generated from sales (Notes 7, 15, 18 and 21)                              --            --              --       6,289,236
Cash generated from refinancing                                                 --            --              --              --
                                                                       ------------  ------------    ------------   -------------
Cash generated from (used in) operations, sales and refinancing                 --       498,459       5,482,540      23,365,450
Less:  Cash distributions to investors (Note 9)
      -  from operating cash flow (Note 4)                                      --      (498,459 )    (5,439,404 )   (16,854,297 )
      -  from sale of properties                                                --            --              --              --
      -  from cash flow from prior period                                       --            --              --              --
      -  from return of capital (Note 10)                                       --      (136,827 )            --              --
                                                                       ------------  ------------    ------------   -------------
Cash generated (deficiency) after cash distributions                            --      (136,827 )        43,136       6,511,153
Special items (not including sales of real estate and refinancing):
      Subscriptions received from stockholders                                  --    38,454,158     100,792,991     222,482,560
      Sale of common stock to CNL Fund Advisors, Inc.                      200,000            --              --              --
      Retirement of shares of common stock (Note 13)                            --            --              --              --
      Contributions from minority interest of consolidated joint
       venture                                                                  --       200,000          97,419              --
      Distributions to minority interest                                        --            --         (39,121 )       (34,020 )
      Payment of stock issuance costs                                          (19 )  (3,680,704 )    (8,486,188 )   (19,542,862 )
      Acquisition of land and buildings on operating leases                     --   (18,835,969 )   (36,104,148 )  (143,542,667 )
      Investment in direct financing leases                                     --    (1,364,960 )   (13,372,621 )   (39,155,974 )
      Proceeds from sales of equipment direct financing leases                  --            --              --         962,274
      Proceeds from sale of consolidated partnership interest
       (Note 19)                                                                --            --              --              --
      Proceeds from sale of securities                                          --            --              --              --
      Proceeds from borrowing from affiliate (Note 22)                          --            --              --              --
      Investment in joint venture                                               --            --              --              --
      Increase in restricted cash                                               --            --              --              --
      Purchase of other investments (Note 4)                                    --            --              --              --
      Investment in mortgage, equipment and other notes receivable (Note 4)     --            --     (13,547,264 )   (16,923,383 )
      Collections on mortgage, equipment and other notes receivable (Note 4)    --            --         133,850         250,732
      Redemption of (investment in) certificates of deposit                     --            --              --      (2,000,000 )
      Proceeds from the issuance of bonds                                       --            --              --              --
      Payment on bonds                                                          --            --              --              --
      Proceeds from borrowing on credit facility, note payable
        and subordinated note payable                                           --            --       3,666,896      19,721,804
      Payment on credit facility and note payable                               --            --        (145,080 )   (20,784,577 )
      Reimbursement of organization, acquisition, and deferred
        offering and stock issuance costs paid on behalf of CNL
        American Properties Fund, Inc. by related parties (Note 20)       (199,036 )  (2,500,056 )      (939,798 )    (2,857,352 )
      Decrease (increase) in intangibles and other assets                       --      (628,142 )    (1,103,896 )            --
      Proceeds from borrowings on mortgage warehouse facilities                 --            --              --              --
      Payments on mortgage warehouse facilities                                 --            --              --              --
      Payments of loan and bond issuance costs                                  --            --              --              --
      Other                                                                     --            --         (54,533 )        49,001
                                                                       ------------  ------------    ------------   -------------
Cash generated (deficiency) after cash distributions
    and special items                                                          945    11,507,500      30,941,643       5,136,689
                                                                       ============  ============    ============   =============



     1998              1999             2000                2001
   (Note 3)          (Note 3)         (Note 3)            (Note 3)
---------------   ---------------   --------------     ---------------

   $33,202,491      $ 62,165,451     $ 93,693,424        $115,539,500
        16,018            97,307           97,559           1,106,775
            --        (1,851,838 )       (721,230 )        (1,136,997 )
      (611,534 )      (7,779,195 )     (2,575,716 )       (27,173,500 )
            --                --               --         105,645,379
     8,984,546        13,335,146       29,794,446          48,699,202
    (5,354,859 )     (12,078,868 )    (30,540,955 )       (34,271,783 )
            --        (6,798,803 )    (10,315,116 )                --
            --                --       (5,347,659 )          (121,675 )
            --                --               --          (3,840,902 )
            --                --       (6,854,932 )        (5,070,213 )
            --                --               --         (28,199,674 )
            --       (10,205,197 )    (47,612,460         (68,541,233 )
            --                --               -- )       (97,586,970 )
    (4,054,098 )     (10,346,143 )    (17,713,928 )       (21,196,777 )
            --                --               --          (8,060,000 )
            --       (76,333,516 )             --                  --

       (30,156 )         (41,678 )      1,023,730            (242,030 )
---------------   ---------------   --------------     ---------------
    32,152,408       (49,837,334 )      2,927,163         (24,451,498 )
===============   ===============   ==============     ===============

    33,553,390        58,152,473       28,881,542          22,681,442
===============   ===============   ==============     ===============
      (149,948 )        (789,861 )     (2,696,079 )        (9,518,197 )
===============   ===============   ==============     ===============
    39,116,275       307,261,214     (155,961,649 )        48,203,362
     2,385,941         5,302,433       12,833,063          11,207,122
            --                --               --                  --
---------------   ---------------   --------------     ---------------
    41,502,216       312,563,647     (143,128,586 )        59,410,484

   (39,116,275 )     (60,078,825 )             --         (48,203,362 )
            --                --               --                  --
      (265,053 )              --      (66,329,582 )       (18,263,335 )
       (67,821 )              --               --                  --
---------------   ---------------   --------------     ---------------
     2,053,067       252,484,822     (209,458,168 )        (7,056,213 )

   385,523,966           210,736               --           9,691,600
            --                --               --                  --
      (639,528 )         (50,891 )             --                  --

            --           740,621           39,922                  --
       (34,073 )         (66,763 )       (146,601 )          (234,002 )
   (34,579,650 )        (737,190 )     (1,493,436 )        (1,493,436 )
  (200,101,667 )    (286,411,210 )   (160,901,355 )       (26,051,869 )
   (47,115,435 )     (63,663,720 )    (15,368,629 )                --
            --         2,252,766        1,848,664           1,451,456

            --                --        1,187,238                  --
            --                --        7,720,997                  --
            --                --               --           2,708,400
      (974,696 )        (187,452 )             --             (10,000 )
            --                --       (1,875,838 )       (10,580,507 )
   (16,083,055 )              --       (2,831,779 )           982,050
   (10,724,398 )     (31,004,345 )    (11,130,607 )       (11,457,682 )
     1,555,623         3,894,067        8,334,231           9,325,173
            --         2,000,000               --                  --
            --                --      280,906,000         177,222,667
            --                --       (2,422,469 )       (10,065,808 )

     7,692,040       439,941,245      397,538,000          63,948,887
        (8,039 )     (61,580,289 )   (586,425,008 )      (159,590,370 )


    (4,574,925 )      (1,492,310 )             --                  --
    (6,281,069 )      (1,862,036 )       (377,755 )                --
            --        27,101,067      301,227,438         325,264,212
            --      (352,808,966 )     (7,718,739 )      (358,859,850 )
            --        (5,947,397 )    (20,891,532 )        (9,633,523 )
       (95,101 )              --               --                  --
---------------   ---------------   --------------     ---------------

    75,613,060       (77,188,245 )    (22,239,426 )        (4,438,815 )
===============   ===============   ==============     ===============


                                                       1994                                                   1997
                                                     (Note 1)            1995               1996            (Note 2)
                                                  ---------------    --------------     -------------     -------------

TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
    -  from operations (Note 8)                               --                20                61                67
                                                  ===============    ==============     =============     =============
    -  from recapture                                         --                --                --                --
                                                  ===============    ==============     =============     =============
Capital gain (loss) (Notes 7, 15, 18 and 21)                  --                --                --                --
                                                  ===============    ==============     =============     =============
Cash distributions to investors:
    Source (on GAAP basis):
    -  from investment income                                 --                19                59                66
    -  from capital gain                                      --                --                --                --
    -  from investment income from prior
       period                                                 --                --                --                --
   -   from return of capital (Note 10)                       --                14                 8                 6
                                                  ---------------    --------------     -------------     -------------
Total distributions on GAAP basis (Note 11):                  --                33                67                72
                                                  ===============    ==============     =============     =============
   Source (on cash basis):
    -  from sales                                             --                --                --                --
    -  from refinancing                                       --                --                --                --
    -  from operations (Note 4)                               --                26                67                72
    -  from cash flow from prior period                       --                --                --                --
    -  from return of capital (Note 10)                       --                 7                --                --
                                                  ---------------    --------------     -------------     -------------
Total distributions on cash basis (Note 11)                   --                33                67                72
                                                  ===============    ==============     =============     =============
Total cash distributions as a percentage of
    original $1,000 investment (Note 6)                     0.00 %            5.34 %            7.06 %            7.45 %
Total cumulative cash distributions per
    $1,000 investment from inception                          --                33               100               172
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program)  (Notes 7, 15, 18 and 21)                       N/A               100 %             100 %             100 %

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial
                  Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of APF and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3: The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.

Note 4: Cash generated from operations from inception through September 1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies its investments in and collections of mortgage loans held for sale, proceeds from sale of mortgage loans held for sale, proceeds from securitization transactions and purchases of other investments held for sale as operating activities in its financial statements. APF continues to classify investments in mortgage loans and other investments intended to be held as investments as investing activities in its financial statements.

      1998                 1999              2000             2001
    (Note 3)             (Note 3)          (Note 3)         (Note 3)
------------------    ---------------   ---------------   --------------





               63                 74                30               15
==================    ===============   ===============   ==============
               --                 --                --               --
==================    ===============   ===============   ==============
               --                 --                --               --
==================    ===============   ===============   ==============


               60                 --                 3               --
               --                 --                --               --

               --                 --                --               --
               14                 76                73               76
------------------    ---------------   ---------------   --------------

               74                 76                76               76
==================    ===============   ===============   ==============

               --                 --                --               --
               --                 --                --               --
               73                 76                --               55
                1                 --                76               21
               --                 --                --               --
------------------    ---------------   ---------------   --------------
               74                 76                76               76
==================    ===============   ===============   ==============

            7.625 %            7.625 %           7.625 %          7.625 %

              246                322               398              474






              100 %              100 %             100 %            100 %


Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of APF.

Note 6:           Total cash distributions as a percentage of original $1,000
                  investment  are  calculated  based  on  actual   distributions
                  declared for the period.

Note 7: In May 1997 and July 1997, APF sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, APF sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively (and received net sales proceeds of approximately $1,233,700 and $629,435, respectively, after deduction of construction costs incurred but not paid by APF as of the date of the sale), which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 8: Taxable income presented is before the dividends paid deduction.

Note 9: For the years ended December 31, 2001, 2000, 1999, 1998, 1997, 1996 and 1995, 20%, 40%, 97%, 84.87%, 93.33%, 90.25% and
                  59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 80%, 60%, 15%, 15.13%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2001, 2000, 1999, 1998, 1997, 1996 and 1995
                  are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 10: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and APF has not treated this amount as a return of capital for any other purpose. During the year ended December 31, 1999, accumulated net loss included a non-cash deduction for the advisor acquisition expense of $76,333,516 (see Note 16).

Note 11: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average dollars outstanding during each period presented. The taxability of distributions of a REIT is based on the annual earnings and profits split of the REIT. Therefore, federal income tax results per $1,000 invested presented above has been calculated using the annual earnings and profits split as described in Note 9.

Note 12: During the year ended December 31, 1998, APF recorded provisions for losses on land and buildings in the amount of $611,534 for financial reporting purposes relating to two Shoney's properties and two Boston Market properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1998 and the estimated net realizable value for these properties.

Note 13: In October 1998, the Board of Directors of APF elected to implement APF's redemption plan. Under the redemption plan, APF elected to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two reverse stock split of common stock, the Company agreed to redeem fractional shares (2,545 shares).

Note 14: During the year ended December 31, 1999, APF recorded provisions for losses on buildings in the amount of $7,779,495 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1999 and the estimated net realizable value for these properties.

Note 15: During the year ended December 31, 1999, APF sold six properties and received aggregate net sales proceeds of
                  $5,302,433, which resulted in a total aggregate loss of $781,192 for financial reporting purposes. APF reinvested the proceeds from the sale of properties in additional properties. In addition, APF recorded a loss on securitization of $1,070,646 for financial reporting purposes.

Note 16: On September 1, 1999, APF issued 6,150,000 shares of common stock to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of loans. APF recorded an advisor acquisition expense of $76,333,516 relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets acquired.

Note 17: During the year ended December 31, 2000 and 2001, APF recorded provision for losses on land, buildings, and direct financing leases in the amount of $2,575,716 and $27,173,500, respectively, for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 2000 and 2001, respectively, and the estimated net realizable value for these properties.

Note 18: During the year ended December 31, 2000, APF sold fifteen properties for aggregate net sales proceeds of $12,833,063, which resulted in total aggregate losses of $732,334 for financial reporting purposes (after deduction of construction costs incurred but not paid by APF as of the date of the sale).

Note 19: During the year ended December 31, 2000, APF received $1,187,238 for the sale of consolidated partnership interests.

Note 20: An affiliate of APF is entitled to receive, in connection with each common stock offering, a soliciting dealer servicing fee payable annually by APF beginning on December 31 of the year following the year in which each offering terminated in the amount of 0.20% of the stockholders' investment in APF in connection with such offering. An affiliate of APF in turn, may reallow all or a portion of such fee to broker-dealers whose clients purchased shares in such offering and held shares on such date. During the years ended December 31, 1998, 1999, 2000 and 2001 APF incurred $300,206, $1,493,437,
                  $1,493,436 and $1,493,436 of such fees, respectively, which were paid in January 1999, 2000, 2001 and 2002, respectively.

Note 21: During the year ended December 31, 2001, APF sold several properties held for investment for aggregate net sales proceeds of $11,207,122, which resulted in total aggregate losses of $1,136,997 for financial reporting purposes. In addition, during the year ended December 31, 2001, APF began acquiring certain properties with the intent of selling them to third parties.

Note 22: During the year ended December 31, 2001, an affiliate of APF advanced $2.7 million to the Company in the form of a demand balloon promissory note. The note is uncollateralized, bears interest at LIBOR plus 2.5 percent with interest payments and outstanding principal due upon demand.

                                    TABLE III
                       Operating Results of Prior Programs
                           CNL INCOME FUND XVIII, LTD.

                                                          1995
                                                        (Note 1)            1996               1997               1998
                                                      --------------    --------------     -------------      --------------

Gross revenue                                               $    --         $   1,373       $ 1,291,416         $ 2,956,349
Equity in earnings of joint venture                              --                --                --                  --
Profit (loss) on sale of assets (Notes 7 and 11)                 --                --                --                  --
Lease termination refund to tenant (Note 8)                      --                --                --                  --
Lease termination income (Note 10)                               --                --                --                  --
Interest income                                                  --            30,241           161,826             141,408
Less:  Operating expenses                                        --            (3,992 )        (156,403 )          (207,974 )
       Provision for write-down of assets (Notes 5,
         9 and 12)                                               --                --                --            (197,466 )
       Transaction costs                                         --                --                --             (15,522 )
       Interest expense                                          --                --                --                  --
       Depreciation and amortization                             --              (712 )        (142,079 )          (374,473 )
                                                      --------------    --------------     -------------      --------------
Net income (loss) - GAAP basis                                   --            26,910         1,154,760           2,302,322
                                                      ==============    ==============     =============      ==============
Taxable income (loss)
    -  from operations                                           --            30,223         1,318,750           2,324,746
                                                      ==============    ==============     =============      ==============
    -  from gain on sale (Notes 7 and 11)                        --                --                --                  --
                                                      ==============    ==============     =============      ==============
Cash generated from operations (Notes
    2 and 3)                                                     --            27,146         1,361,756           2,831,738
Cash generated from sales (Notes 7 and 11)                       --                --                --                  --
Cash generated from refinancing                                  --                --                --                  --
                                                      --------------    --------------     -------------      --------------
Cash generated from operations, sales and
    refinancing                                                  --            27,146         1,361,756           2,831,738
Less:  Cash distributions to investors (Note 4)
      -  from operating cash flow                                --            (2,138 )        (855,957 )        (2,468,400 )
      -  from prior period                                       --                --                --                  --
      -  from return of capital                                  --                --                --                  --
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions                                                --            25,008           505,799             363,338
Special items (not including sales and
refinancing):
    Limited partners' capital contributions                      --         8,498,815        25,723,944             854,241
    General partners' capital contributions                   1,000                --                --                  --
    Contributions from minority interest                         --                --                --                  --
    Syndication costs                                            --          (845,657 )      (2,450,214 )          (161,142 )
    Acquisition of land and buildings                            --        (1,533,446 )     (18,581,999 )        (3,134,046 )
    Investment in direct financing leases                        --                --        (5,962,087 )           (12,945 )
    Investment in joint ventures                                 --                --                --            (166,025 )
    Decrease (increase) in restricted cash                       --                --                --                  --
    Reimbursement of organization, syndication
      and acquisition costs paid on behalf of CNL
      Income Fund XVIII, Ltd. by related parties                 --          (497,420 )        (396,548 )           (37,135 )
    Increase in other assets                                     --          (276,848 )              --                  --
    Other                                                       (20 )            (107 )         (66,893 )           (10,000 )
                                                      --------------    --------------     -------------      --------------

Cash generated (deficiency) after cash
    distributions and special items                             980         5,370,345        (1,227,998 )        (2,303,714 )
                                                      ==============    ==============     =============      ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                           --                 6                57                  66
                                                      ==============    ==============     =============      ==============
    -  from recapture                                            --                --                --                  --
                                                      ==============    ==============     =============      ==============
Capital gain (loss) (Notes 7 and 11)                             --                --                --                  --
                                                      ==============    ==============     =============      ==============


     1999             2000              2001
---------------   -------------     -------------

   $ 3,075,379     $ 2,768,213       $ 2,466,449
        61,656         112,863           197,012
        46,300              --           429,072
            --         (84,873 )              --
            --         100,000                --
        55,336          40,049            17,822
      (256,060 )      (401,170 )        (853,314 )

            --        (993,178 )        (708,377 )
       (74,734 )       (27,532 )              --
            --              --                --
      (392,521 )      (397,175 )        (379,899 )
---------------   -------------     -------------
     2,515,356       1,117,197         1,168,765
===============   =============     =============

     2,341,350       1,939,686         1,283,053
===============   =============     =============
        80,170              --          (313,287 )
===============   =============     =============

     2,797,040       2,310,051         1,684,911
       688,997              --         4,291,443
           --               --                --
---------------   -------------     -------------

     3,486,037       2,310,051         5,976,354

    (2,797,040 )    (2,310,051 )      (1,684,911 )
        (2,958 )      (489,949 )        (401,238 )
            --              --          (713,851 )
---------------   -------------     -------------

       686,039        (489,949 )       3,176,354

            --              --                --
            --              --                --
            --              --                --
            --              --                --
       (25,792 )            --                --
            --              --                --
      (526,138 )    (1,001,558 )      (1,766,420 )
      (688,997 )       688,997        (1,663,401 )


        (2,495 )            --                --
            --              --                --
          (117 )            --                --
---------------   -------------     -------------

      (557,500 )      (802,510 )        (253,467 )
===============   =============     =============




            66              55                37
===============   =============     =============
            --              --                --
===============   =============     =============
             2              --                (9 )
===============   =============     =============


                                                       1995
                                                     (Note 1)            1996               1997              1998
                                                  ---------------    --------------     -------------     -------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                                 --                --                38                65
    -  from capital gain (Notes 7 and 11)                     --                --                --                --
    -  from investment income from prior
       period                                                 --                --                --                 6
    -  from return of capital                                 --                --                --                --
                                                  ---------------    --------------     -------------     -------------
Total distributions on GAAP basis (Note 4)                    --                --                38                71
                                                  ===============    ==============     =============     =============
   Source (on cash basis)
    -  from sales (Notes 7 and 11)                            --                --                --                --
    -  from operations                                        --                --                38                71
    -  from cash flow from prior period                       --                --                --                --
    -  from return of capital                                 --                --                --                --
                                                  ---------------    --------------     -------------     -------------
Total distributions on cash basis (Note 4)                    --                --                38                71
                                                  ===============    ==============     =============     =============
Total cash distributions as a percentage of
    original $1,000 investment (Note 6)                     0.00 %            5.00 %            5.75 %            7.63 %
Total cumulative cash distributions per
    $1,000 investment (Note 6)                                --                --                38               109
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program) (Notes 7 and 11)                                N/A               100 %             100 %             100 %

Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVIII, Ltd. ("CNL XVIII") and CNL Income Fund XVII, Ltd. each registered for sale $30,000,000 units of limited partnership interest ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through October 11, 1996, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVIII.

Note 4: Distributions declared for the quarters ended December 1996, 1997, 1998, 1999, 2000 and 2001 are reflected in the
                  1997, 1998, 1999, 2000 and 2001 columns, respectively, due to the payment of such distributions in January 1997, 1998, 1999, 2000, 2001 and 2002, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1996, 1997, 1998, 1999, 2000 and 2001, are not included in the 1996, 1997, 1998, 1999,
                  2000 and 2001 totals, respectively.

Note 5: During the year ended December 31, 1998, CNL XVIII established a provision for write-down of assets of $197,466 for financial reporting purposes relating to the property in Minnetonka, Minnesota. The tenant of this Boston Market property declared bankruptcy and rejected the lease relating to this property. The provision for loss represented the difference between the property's carrying value at December 31, 1998 and the estimated net realizable value.

Note 6:           Total cash distributions as a percentage of original $1,000
                  investment  are  calculated  based  on  actual   distributions
                  declared for the period. (See Note 4 above)

Note 7: In December 1999, CNL XVIII sold one of its properties and received net sales proceeds of $688,997, resulting in a gain of $46,300 for financial reporting purposes. In June 2000, CNL XVIII used the net sales proceeds from this sale to enter into a joint venture arrangement with CNL Income Fund VII, Ltd., CNL Income Fund XV, Ltd. and CNL Income Fund XVI, Ltd., each a Florida limited partnership and an affiliate of the general partners, to hold one restaurant property.

Note 8: The lease termination refund to tenant of $84,873 during 2000 is due to lease termination negotiations during 2000 related to the 1999 sale of CNL XVIII's property in Atlanta, Georgia. CNL XVIII does not anticipate incurring any additional costs related to the sale of this property.

     1999               2000            2001
----------------    -------------   --------------



             71               29               21
              1               --               12

              8                3               --
             --               48               47
----------------    -------------   --------------

             80               80               80
================    =============   ==============

             --               --               --
             80               66               48
             --               14               11
             --               --               21
----------------    -------------   --------------
             80               80               80
================    =============   ==============

           8.00 %           8.00 %           8.00 %

            189              269              349






             98 %            100 %             92 %

Note 9: During 2000, CNL XVIII recorded a provision for write-down of assets in the amount of $299,849 for financial reporting purposes relating to its On the Border property in San Antonio, Texas. The tenant of this property closed the store and ceased operations during 2000 (see Note 12). In addition, during 2000, CNL XVIII recorded provisions for write-down of assets in the amount of $693,329 for financial reporting purposes, relating to its properties in Timonium, Maryland, San Antonio, Texas, and Raleigh, North Carolina. The tenant of these properties declared bankruptcy and rejected the leases relating to the properties in Timonium, Maryland and San
                  Antonio, Texas and terminated the lease relating to the property in Raleigh, North Carolina (See Note 12). The provisions represented the difference between the carrying value of the properties, including the accumulated accrued rental income balance, at December 31, 2000 and the estimated net realizable value for the properties.

Note 10: In consideration of the Partnership releasing the former tenant of the Boston Market property in Raleigh, North Carolina from its obligations under its lease, the Partnership received termination fee income of $100,000 during 2000.

Note 11: During 2001, CNL XVIII sold its property in Timonium, Maryland, resulting in a net loss of $18,855 for financial reporting purposes. In addition, during 2001, CNL XVIII sold its properties in Henderson, Nevada and Santa Rosa, California resulting in a net gain of $447,927 for financial reporting purposes. In July 2001, CNL XVIII used a portion of the net sales proceeds from the sales of the properties in Timonium, Maryland and Henderson, Nevada to acquire a property in Denver, Colorado as tenants-in-common with an affiliate of the general partners. In addition, during 2001, CNL XVIII sold a portion of its interest in TGIF Pittsburgh Joint Venture for $500,019. Because CNL XVIII sold this interest at its current carrying value, no gain or loss was recorded for financial reporting purposes. In January 2002, the Partnership reinvested the majority of the net sales proceeds from the sale of the property in Santa Rose, California in a property in Houston, Texas and a property in Austin, Texas, with an affiliate of the general partners, as tenants-in-common.

Note 12: During 2001, CNL XVIII recorded an additional provision for write-down of assets in the amount of $321,239 for financial reporting purposes relating to its On the Border property in San Antonio, Texas (see Note 9). In addition, during 2001, CNL XVIII recorded an additional provision for write-down of assets in the amount of $387,138 for financial reporting purposes relating to its Boston Market property in San Antonio, Texas (See Note 9). The provisions represented the difference between the carrying value of the properties at December 31, 2001 and the estimated net realizable value for the properties.

                                    TABLE III
                       Operating Results of Prior Programs
                         CNL RETIREMENT PROPERTIES, INC.


                                                              1997             1998              1999            2000
                                                            (Note 1)         (Note 1)          (Note 1)        (Note 2)
                                                          --------------   --------------    -------------   --------------

Gross revenue                                                    $   --           $   --          $    --       $  981,672
Interest and other income                                            --               --           86,231          103,058
Less:  Operating expenses                                            --               --          (79,621 )       (181,596 )
       Interest expense                                              --               --               --         (367,374 )
       Depreciation and amortization                                 --               --               --         (310,982 )
       Organizational costs                                          --               --          (35,000 )             --
                                                          --------------   --------------    -------------   --------------
Net income (loss) - GAAP basis                                       --               --          (28,390 )        224,778
                                                          ==============   ==============    =============   ==============
Taxable income
    -  from operations (Note 6)                                      --               --           86,231           93,269
                                                          ==============   ==============    =============   ==============
    -  from gain (loss) on sale                                      --               --               --               --
                                                          ==============   ==============    =============   ==============
Cash generated from operations (Notes 3 and 4)                       --                            12,851        1,096,019
Less:  Cash distributions to investors (Note 7)
      -  from operating cash flow                                    --               --          (12,851 )       (502,078 )
      -  from sale of properties                                     --               --               --               --
      -  from cash flow from prior period                            --               --               --               --
      -  from return of capital (Note 8)                             --               --          (37,553 )             --
                                                          --------------   --------------    -------------   --------------
Cash generated (deficiency) after cash
    distributions                                                    --               --          (37,553 )        593,941
Special items (not including sales of real
    estate and refinancing):
      Subscriptions received from stockholders                       --               --        5,200,283        6,491,310
      Sale of common stock to CNL
         Retirement Corp.                                       200,000               --               --               --
      Stock issuance costs                                           --          (64,569 )       (416,153 )       (519,586 )
      Acquisition of land, building and
         equipment                                                   --               --               --      (13,848,900 )
      Payment of acquisition costs                                   --               --               --         (562,491 )
      Increase in restricted cash                                    --               --               --          (17,312 )
      Reimbursement of organizational, offering and
         acquisition costs paid by related party on
         behalf of the company                                       --         (135,339 )         (2,447 )       (411,875 )
      Proceeds of borrowing on line of credit                        --               --               --        8,100,000
      Payment on line of credit                                      --               --               --       (4,305,000 )
      Payment of loan costs                                          --               --               --          (55,917 )
      Retirement of shares of common stock                           --               --               --          (30,508 )
                                                          --------------   --------------    -------------   --------------
Cash generated (deficiency) after cash
    distributions and special items                             200,000         (199,908 )      4,744,130       (4,566,338 )
                                                          ==============   ==============    =============   ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (Note 9)
    -  from operations (Note 6)                                      --               --               12               32
                                                          ==============   ==============    =============   ==============
    -  from recapture                                                --               --               --               --
                                                          ==============   ==============    =============   ==============
Capital gain (Note 7)                                                --               --               --               --
                                                          ==============   ==============    =============   ==============

     2001
   (Note 2)
---------------

   $ 1,764,217
       135,402
      (343,472 )
      (105,056 )
      (535,126 )
            --
---------------
       915,965
===============

       600,447
===============
            --
===============
     2,173,379

    (1,507,322 )
            --
            --
            --
---------------

       666,057


    59,519,751

            --
    (5,167,100 )

   (20,269,138 )
    (2,644,534 )
       (17,797 )
            --
    (1,735,996 )
            --
    (3,795,000 )
            --
       (13,020 )
---------------

    26,543,223
===============




            41
===============
            --
===============
            --
===============



                                                        1997               1998                1999              2000
                                                      (Note 1)           (Note 1)            (Note 1)          (Note 2)
                                                   ----------------   ---------------     ---------------   ----------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                                   --                --                  --                 27
    -  from capital gain                                        --                --                  --                 --
    -  from investment income from
       prior period                                             --                --                  --                 --
    -  from return of capital (Note 8)                          --                --                  12                 32
                                                   ----------------   ---------------     ---------------   ----------------
Total distributions on GAAP basis (Note 9)                      --                --                  12                 59
                                                   ================   ===============     ===============   ================
   Source (on cash basis)
    -  from sales                                               --                --                  --                 --
    -  from refinancing                                         --                --                  --                 --
    -  from operations                                          --                --                   3                 59
    -  from cash flow from prior period                         --                --                  --                 --
    -  from return of capital (Note 8)                          --                --                   9                 --
                                                   ----------------   ---------------     ---------------   ----------------
Total distributions on cash basis (Note 9)                      --                --                  12                 59
                                                   ================   ===============     ===============   ================
Total cash distributions as a percentage
    of original $1,000 investment (Note 5)                     N/A               N/A                 3.0 %             5.79 %
Total cumulative cash distributions per
    $1,000 investment from inception                           N/A               N/A                  12                 71
Amount (in percentage terms) remaining
    invested in program properties at the
    end of each year presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties
    in program)                                                N/A               N/A                 N/A                100 %


Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Retirement Properties, Inc. (the "Retirement Properties REIT") registered for sale up to $155,000,000 of shares of common stock (the "Initial Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The offering of shares of the Retirement Properties REIT commenced September 18, 1998, and upon the termination of the Initial Offering on September 18, 2000, the Retirement Properties REIT had received subscription proceeds of $9,718,974 (971,898 shares) from the Initial Offering, including $50,463 (5,046 shares) through the reinvestment plan. Upon termination of the Initial Offering, the Retirement Properties REIT commenced an offering of up to $155,000,000 (the "2000 Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The amounts shown represent the combined results of the Initial Offering and the 2000 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2000. Activities through July 13, 1999, were devoted to organization of the Retirement Properties REIT and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 2000 Offering.

Note 3: Cash generated from operations includes cash received from tenants, interest and other income, less cash paid for operating expenses.

Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Retirement Properties REIT.

Note 5:           Total cash distributions as a percentage of original $1,000
                  investment  are  calculated  based  on  actual   distributions
                  declared for the period.

Note 6: Taxable income presented is before the dividends paid deduction.

Note 7: For the years ended December 31, 2001, 2000 and 1999, approximately 65%, 54% and 100%, respectively, of the distributions received by stockholders were considered to be ordinary income for federal income tax purposes. For the years ended December 31, 2001 and 2000, approximately 35% and 46%, respectively, of distributions received by stockholders were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2001, 2000 and 1999, are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

      2001
    (Note 2)
------------------



               38
               --

               --
               25
------------------
               63
==================

               --
               --
               63
               --
               --
------------------
               63
==================

              7.0 %

              134






              100 %

Note 8:           Cash  distributions  presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders' invested capital.

Note 9: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented. The taxability of distributions of a REIT is based on the annual earnings and profits split of the REIT. Therefore, federal income tax
                  results  per  $1,000   invested   presented   above  has  been
                  calculated using the annual earnings and profit split as described in Note 7.

Note 10: Certain data for columns representing less than 12 months have been annualized.


                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                     Purchase   Adjustments
                                                               Cash        Mortgage   money      resulting
                                                           received net    balance   mortgage       from
                                    Date        Date of     of closing     at time  taken back  application
         Property                 Acquired       Sale         costs        of sale  by program     of GAAP     Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund, Ltd.:
   Golden Corral -
     Kent Island, MD (2)(4)       11/20/86     10/15/99      $ 870,457      --          --         --        $  870,457
   Popeye's -
     Merritt Island, FL (2)       12/31/86     09/13/00        676,503      --          --         --           676,503
   Golden Corral -
     Salisbury, MD (2) (11)       12/04/86     11/30/00        665,001      --          --         --           665,001

CNL Income Fund II, Ltd.:
   Golden Corral -
     Columbia, MO                 11/17/87     03/23/99        678,888      --          --         --           678,888
   Little House -
     Littleton, CO                10/07/87     11/05/99        150,000      --          --         --           150,000
   KFC -
     Jacksonville, FL (2)         09/01/87     06/15/00        601,400      --          --         --           601,400
   Popeye's -
     Sanford, FL (2)              06/28/87     09/13/00        631,359      --          --         --           631,359
   Popeye's -
     Altamonte Springs, FL (2)    02/11/87     09/13/00        494,052      --          --         --           494,052
   Popeye's -
     Apopka, FL (2)               01/19/88     09/13/00        615,618      --          --         --           615,618
   IHOP -
     Peoria, AZ (20)              11/18/99     08/27/01        836,160      --          --         --           836,160
   KFC -
     Bay City, TX (2)             12/18/87     09/10/01        532,254      --          --         --           532,254

CNL Income Fund III, Ltd.:
   Perkins -
     Flagstaff, AZ                09/30/88     04/30/99      1,091,193      --          --         --         1,091,193
   Denny's -
     Hagerstown, MD               08/14/88     06/09/99        700,977      --          --         --           700,977
   Popeye's -
     Plant City, FL               04/12/88     09/13/00        507,365      --          --         --           507,365
   Golden Corral -
     Washington, IL (2)           11/20/87     11/29/01        568,453      --          --         --           568,453
   Golden Corral -
     Schereville, IN (2) (23)     11/19/87     09/11/01        787,300      --          --         --           787,300

CNL Income Fund IV, Ltd.:
   Wendy's
     Detroit, MI (2)              10/21/88     06/29/00      1,056,475      --          --         --         1,056,475
   Shoney's -
     Temple Terrace, FL (2)       06/27/89     07/06/00      1,293,286      --          --         --         1,293,286
   Shoney's -
     Punta Gorda, FL (2)          02/02/89     07/06/00      1,060,297      --          --         --         1,060,297
   Big Boy -
     Topeka, KS (2)               12/22/88     11/20/00        496,362      --          --         --           496,362
   Taqueria Jalisco -
     Corpus Christi, TX (2)       04/01/91     06/19/01        378,300      --          --         --           378,300
Bellissimos Family Restaurant -
     Palm Bay, FL                 01/10/89     08/17/01        280,571      --          --         --           280,571





                                                    Cost of Properties
                                                  Including Closing and
                                                        Soft Costs
                                           -------------------------------------


                                                                                     Excess
                                                          Total                   (deficiency)
                                                    acquisition cost,             of property
                                                        capital                  operating cash
                                             Original improvements               receipts over
                                             mortgage  closing and                    cash
         Property                           financing soft costs (1)   Total     expenditures (19)
==============================             ========== ============= ============ ==============

CNL Income Fund, Ltd.:
   Golden Corral -
     Kent Island, MD (2)(4)                    --        $726,600     $  726,600   $1,192,641
   Popeye's -
     Merritt Island, FL (2)                    --         518,409        518,409      909,409
   Golden Corral -
     Salisbury, MD (2) (11)                    --         741,900        741,900    1,326,574

CNL Income Fund II, Ltd.:
   Golden Corral -
     Columbia, MO                              --         511,200        511,200      780,594
   Little House -
     Littleton, CO                             --         330,456        330,456      349,883
   KFC -
     Jacksonville, FL (2)                      --         441,000        441,000      715,685
   Popeye's -
     Sanford, FL (2)                           --         560,000        560,000      850,322
   Popeye's -
     Altamonte Springs, FL (2)                 --         426,568        426,568      684,445
   Popeye's -
     Apopka, FL (2)                            --         545,561        545,561      794,039
   IHOP -
     Peoria, AZ (20)                           --         764,975        764,975      125,468
   KFC -
     Bay City, TX (2)                          --         446,827        446,827      767,761

CNL Income Fund III, Ltd.:
   Perkins -
     Flagstaff, AZ                             --         993,508        993,508    1,309,570
   Denny's -
     Hagerstown, MD                            --         861,454        861,454    1,065,467
   Popeye's -
     Plant City, FL                            --         606,409        606,409      616,913
   Golden Corral -
     Washington, IL (2)                        --         690,500        690,500    1,063,951
   Golden Corral -
     Schereville, IN (2) (23)                  --         694,100        694,100    1,053,524

CNL Income Fund IV, Ltd.:
   Wendy's
     Detroit, MI (2)                           --         614,500        614,500    1,038,530
   Shoney's -
     Temple Terrace, FL (2)                    --        1,155,705     1,155,705    1,496,453
   Shoney's -
     Punta Gorda, FL (2)                       --         947,500        947,500    1,271,574
   Big Boy -
     Topeka, KS (2)                            --         708,800        708,800      878,942
   Taqueria Jalisco -
     Corpus Christi, TX (2)                    --         622,310        622,310      331,788
   Bellissimos Family Restaurant -
     Palm Bay, FL                              --        1,070,822     1,070,822    1,250,729







                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                     Purchase   Adjustments
                                                               Cash        Mortgage   money      resulting
                                                           received net    balance   mortgage       from
                                    Date        Date of     of closing     at time  taken back  application
         Property                 Acquired       Sale         costs        of sale  by program     of GAAP     Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund V, Ltd.:
   Wendy's -
     Ithaca, NY                   12/07/89     03/29/99        471,248      --          --         --           471,248
   Wendy's -
     Endicott, NY                 12/07/89     03/29/99        642,511      --          --         --           642,511
   Burger King -
     Halls, TN (3)                01/05/90     06/03/99        433,366      --          --         --           433,366
   Hardee's -
     Belding, MI                  03/08/89     03/03/00        124,346      --          --         --           124,346
   Denny's -
     Daleville, IN (2)            02/06/89     03/02/01        300,386      --          --         --           300,386

CNL Income Fund VI, Ltd.:
   Burger King -
     Greeneville, TN              01/05/90     06/03/99      1,059,373      --          --         --         1,059,373
   Burger King -
     Broadway, TN                 01/05/90     06/03/99      1,059,200      --          --         --         1,059,200
   Burger King -
     Sevierville, TN              01/05/90     06/03/99      1,168,298      --          --         --         1,168,298
   Burger King -
     Walker Springs, TN           01/10/90     06/03/99      1,031,274      --          --         --         1,031,274
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        478,062      --          --         --           478,062
   Popeye's -
     Tallahassee, FL              04/30/90     09/13/00        619,696      --          --         --           619,696
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        523,672      --          --         --           523,672
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        450,418      --          --         --           450,418
   Captain D's -
     Chester, PA                  02/09/90     05/22/01         83,000      --          --         --            83,000
   IHOP -
     Dublin, CA (14)              11/12/99     06/28/01      1,274,672      --          --         --         1,274,672
   IHOP -
     Round Rock, TX (21)          10/27/99     10/05/01      1,163,216      --          --         --         1,163,216
   Denny's -
     Cheyenne, WY                 12/19/89     12/21/01        290,800      --          --         --           290,800

CNL Income Fund VII, Ltd.:
   Burger King -
     Maryville, TN                05/04/90     06/03/99      1,059,954      --          --         --         1,059,954
   Burger King -
     Halls, TN (3)                01/05/90     06/03/99        451,054      --          --         --           451,054
   Shoney's
     Pueblo, CO                   08/21/90     06/20/00      1,005,000      --          --         --         1,005,000
   Popeye's -
     Lake City, FL                04/30/90     09/13/00        598,959      --          --         --           598,959
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        417,581      --          --         --           417,581
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        494,680      --          --         --           494,680









                                          Cost of Properties
                                        Including Closing and
                                              Soft Costs
                                 -------------------------------------


                                                                           Excess
                                                Total                   (deficiency)
                                          acquisition cost,             of property
                                              capital                  operating cash
                                   Original improvements               receipts over
                                   mortgage  closing and                    cash
         Property                 financing soft costs (1)   Total     expenditures (19)
===========================      ========== ============= ============ ==============

CNL Income Fund V, Ltd.:
   Wendy's -
     Ithaca, NY                      --         471,297       471,297      446,286
   Wendy's -
     Endicott, NY                    --         471,255       471,255      608,495
   Burger King -
     Halls, TN (3)                   --         329,231       329,231      352,853
   Hardee's -
     Belding, MI                     --         630,432       630,432      250,715
   Denny's -
     Daleville, IN (2)               --         547,600       547,600      589,375

CNL Income Fund VI, Ltd.:
   Burger King -
     Greeneville, TN                 --         890,240       890,240      950,054
   Burger King -
     Broadway, TN                    --         890,036       890,036      949,821
   Burger King -
     Sevierville, TN                 --         890,696       890,696      951,292
   Burger King -
     Walker Springs, TN              --         864,777       864,777      921,429
   Popeye's -
     Jacksonville, FL                --         406,477       406,477      491,262
   Popeye's -
     Tallahassee, FL                 --         488,817       488,817      658,801
   Popeye's -
     Jacksonville, FL                --         423,591       423,591      530,389
   Popeye's -
     Jacksonville, FL                --         383,089       383,089      454,566
   Captain D's -
     Chester, PA                     --         550,000       550,000      611,617
   IHOP -
     Dublin, CA (14)                 --       1,166,160     1,166,160      175,195
   IHOP -
     Round Rock, TX (21)             --       1,076,103     1,076,103      192,394
   Denny's -
     Cheyenne, WY                    --         765,500       765,500    1,058,493

CNL Income Fund VII, Ltd.:
   Burger King -
     Maryville, TN                   --         890,668       890,668      954,457
   Burger King -
     Halls, TN (3)                   --         342,669       342,669      367,256
   Shoney's
     Pueblo, CO                      --         961,582       961,582      984,472
   Popeye's -
     Lake City, FL                   --         485,455       485,455      641,608
   Popeye's -
     Jacksonville, FL                --         376,323       376,323      452,824
   Popeye's -
     Jacksonville, FL                --         384,936       384,936      515,888








                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                     Purchase   Adjustments
                                                               Cash        Mortgage   money      resulting
                                                           received net    balance   mortgage       from
                                    Date        Date of     of closing     at time  taken back  application
         Property                 Acquired       Sale         costs        of sale  by program     of GAAP     Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund VII, Ltd.(Continued):
   Popeye's -
     Brunswick, GA                04/30/90     09/13/00        535,947      --          --         --           535,947
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        345,168      --          --         --           345,168
   Kentucky Fried Chicken -
     Friendswood, TX              06/13/90     12/14/00        725,000      --          --         --           725,000
   Church's -
     Daytona Beach, FL (22)       01/16/91      11/27/01       213,482      --       103,581       --           317,063
   Church's
     Gainesville, FL              01/16/91      11/29/01       182,750      --          --         --           182,750
   Johnnies -
     Saddlebrook, FL              04/04/90      12/21/01       698,050      --          --         --           698,050

CNL Income Fund VIII, Ltd.:
   Shoney's -
     Bayonet Point, FL            06/12/91      07/06/00     1,135,380      --          --         --         1,135,380
   Shoney's -
     Brooksville, FL              02/18/91      07/06/00       940,013      --          --         --           940,013
   Shoney's -
     Sun City, FL                 03/04/91      07/06/00     1,327,317      --          --         --         1,327,317
   Popeye's -
     Jacksonville, FL             09/28/90      09/13/00       420,006      --          --         --           420,006
   Golden Corral -
     Middleburg Heights, OH (12)  05/31/96      03/21/01       236,740      --          --         --           236,740
   Quincy's -
     Statesville, NC              10/10/91      05/25/01       877,000      --          --         --           877,000

CNL Income Fund IX, Ltd.:
   Shoney's -
     Corpus Christi, TX           10/28/91      02/12/99     1,350,000      --          --         --         1,350,000
   Perkins -
     Rochester, NY                12/20/91      03/03/99     1,050,000      --          --         --         1,050,000
   Perkins -
     Williamsville, NY            12/20/91      05/15/00       693,350      --          --         --           693,350
   Denny's -
     Alliance, OH (16)            01/22/92      11/30/00            --      --       200,000       --           200,000
   Denny's -
     Blufton, OH (17)             10/11/91      11/30/00            --      --       300,000       --           300,000
   IHOP -
     Dublin, CA (14)              11/12/99      06/28/01       424,891      --          --         --           424,891
   Shoney's -
     Bedford, IN                  07/09/91      07/31/01       900,110      --          --         --           900,110
   Shell's Seafood Restaurant -
     Copley Township, OH          12/17/91      11/28/01     1,086,143      --          --         --         1,086,143

CNL Income Fund X, Ltd.:
   Perkins -
     Amherst, NY                  02/26/92      03/03/99     1,150,000      --          --         --         1,150,000
   Shoney's -
     Fort Myers Beach, FL         09/08/95      08/26/99       931,725      --          --         --           931,725






                                                   Cost of Properties
                                                 Including Closing and
                                                       Soft Costs
                                          -------------------------------------


                                                                                    Excess
                                                         Total                   (deficiency)
                                                   acquisition cost,             of property
                                                       capital                  operating cash
                                            Original improvements               receipts over
                                            mortgage  closing and                    cash
         Property                          financing soft costs (1)   Total     expenditures (19)
==============================            ========== ============= ============ ==============

CNL Income Fund VII, Ltd. (Continued):
   Popeye's -
     Brunswick, GA                           --          468,797       468,797        574,076
   Popeye's -
     Jacksonville, FL                        --          340,429       340,429        407,175
   Kentucky Fried Chicken -
     Friendswood, TX                         --          485,951       485,951        671,580
   Church's -
     Daytona Beach, FL (22)                  --          318,188       318,188        396,488
   Church's
     Gainesville, FL                         --          183,872       183,872        239,254
   Johnnies -
     Saddlebrook, FL                         --        1,100,000     1,100,000      1,324,170

CNL Income Fund VIII, Ltd.:
   Shoney's -
     Bayonet Point, FL                       --          924,646       924,646      1,040,086
   Shoney's -
     Brooksville, FL                         --          816,355       816,355        961,418
   Shoney's -
     Sun City, FL                            --        1,055,820     1,055,820      1,238,581
   Popeye's -
     Jacksonville, FL                        --          352,445       352,445        401,169
   Golden Corral -
     Middleburg Heights, OH (12              --          236,740       236,740        127,155
   Quincy's -
     Statesville, NC                         --          893,422       893,422        997,232

CNL Income Fund IX, Ltd.:
   Shoney's -
     Corpus Christi, TX                      --        1,224,020     1,224,020      1,061,856
   Perkins -
     Rochester, NY                           --        1,064,815     1,064,815        862,189
   Perkins -
     Williamsville, NY                       --          981,482       981,482        692,535
   Denny's -
     Alliance, OH (16)                       --          553,137       553,137        614,999
   Denny's -
     Blufton, OH (17)                        --          642,000       642,000        739,292
   IHOP -
     Dublin, CA (14)                         --          388,720       388,720         58,398
   Shoney's -
     Bedford, IN                             --          754,028       754,028        991,085
   Shell's Seafood Restaurant -
     Copley Township, OH                     --          870,713       870,713        692,662

CNL Income Fund X, Ltd.:
   Perkins -
     Amherst, NY                             --        1,141,444     1,141,444        879,529
   Shoney's -
     Fort Myers Beach, FL                    --          931,725       931,725        434,215








                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                     Purchase   Adjustments
                                                               Cash        Mortgage   money      resulting
                                                           received net    balance   mortgage       from
                                    Date        Date of     of closing     at time  taken back  application
         Property                 Acquired       Sale         costs        of sale  by program     of GAAP     Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund X, Ltd. (Continued):
   Perkins -
     Lancaster, NY                12/20/91      12/28/00       749,675      --          --         --           749,675
   IHOP -
     Peoria, AZ (20)              11/18/99      08/27/01       905,840      --          --         --           905,840

CNL Income Fund XI, Ltd.:
   IHOP -
     Round Rock, TX (21)          10/27/99      10/05/01       347,454      --          --         --           347,454
   Quincy's -
     Sebring, FL                  09/29/92      11/21/01     1,029,000      --          --         --         1,029,000

CNL Income Fund XII, Ltd.:
   Long John Silver's -
     Morganton, NC (6)            07/02/93      05/17/99       467,300      --       55,000        --           522,300
   Denny's -
     Cleveland, TN                12/23/92      03/03/00       797,227      --          --         --           797,227
   Shoney's -
     Bradenton, FL                03/22/93      07/06/00     1,227,907      --          --         --         1,227,907
   Golden Corral -
     Middleburg Heights, OH (12)  05/31/96      03/21/01     1,663,260      --          --         --         1,663,260
   Jack in the Box -
     Rialto, CA                   01/15/93      09/28/01     1,382,365      --          --         --         1,382,365
   Johnnies -
     Winter Haven, FL             08/09/93      10/02/01     1,090,297      --          --         --         1,090,297

CNL Income Fund XIII, Ltd.:
   Jack in the Box -
     Houston, TX                  07/27/93      07/16/99     1,063,318      --          --         --         1,063,318
   Quincy's -
     Mount Airy, NC               07/30/93      04/09/01       947,000      --          --         --           947,000

CNL Income Fund XIV, Ltd.:
   Long John Silver's -
     Stockbridge, GA              03/31/94      05/25/99       696,300      --          --         --           696,300
   Long John Silver's -
     Shelby, NC                   06/22/94      11/12/99       494,178      --          --         --           494,178
   Checker's -
     Kansas City, MO              03/31/94      12/10/99       268,450      --          --         --           268,450
   Checker's -
     Houston, TX                  03/31/94      12/15/99       385,673      --          --         --           385,673
   East Side Mario's -
     Columbus, OH                 11/10/94      09/22/00     1,631,946      --          --         --         1,631,946
   Golden Corral -
     Paris, TX (13)               07/26/96      05/25/01       400,000      --          --         --           400,000

CNL Income Fund XV, Ltd.:
   Long John Silver's -
     Gastonia, NC                 07/15/94      11/12/99       631,304      --          --         --           631,304





                                              Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                                     -------------------------------------


                                                                               Excess
                                                    Total                   (deficiency)
                                              acquisition cost,             of property
                                                  capital                  operating cash
                                       Original improvements               receipts over
                                       mortgage  closing and                    cash
         Property                     financing soft costs (1)   Total     expenditures (19)
==============================       ========== ============= ============ ==============

CNL Income Fund X, Ltd. (Continued):
   Perkins -
     Lancaster, NY                       --      1,111,111      1,111,111        706,575
   IHOP -
     Peoria, AZ (20)                     --        828,723        828,723        135,923

CNL Income Fund XI, Ltd.:
   IHOP -
     Round Rock, TX (21)                 --        321,434        321,434         57,468
   Quincy's -
     Sebring, FL                         --      1,054,550      1,054,550      1,111,338

CNL Income Fund XII, Ltd.:
   Long John Silver's -
     Morganton, NC (6)                   --        304,002        304,002        333,944
   Denny's -
     Cleveland, TN                       --        622,863        622,863        530,741
   Shoney's -
     Bradenton, FL                       --      1,000,000      1,000,000        898,776
   Golden Corral -
     Middleburg Heights, OH (12)         --      1,663,260      1,663,260        893,350
   Jack in the Box -
     Rialto, CA                          --      1,033,072      1,033,072        936,833
   Johnnies -
     Winter Haven, FL                    --      1,172,608      1,172,608      1,117,762

CNL Income Fund XIII, Ltd.:
   Jack in the Box -
     Houston, TX                         --        861,321        861,321        521,565
   Quincy's -
     Mount Airy, NC                      --        968,134        968,134        755,601

CNL Income Fund XIV, Ltd.:
   Long John Silver's -
     Stockbridge, GA                     --        738,340        738,340        344,212
   Long John Silver's -
     Shelby, NC                          --        608,611        608,611        263,101
   Checker's -
     Kansas City, MO                     --        209,329        209,329        125,831
   Checker's -
     Houston, TX                         --        311,823        311,823        189,722
   East Side Mario's -
     Columbus, OH                        --      1,631,946      1,631,946      1,103,012
   Golden Corral -
     Paris, TX (13)                      --        501,276        501,276        255,146

CNL Income Fund XV, Ltd.:
   Long John Silver's -
     Gastonia, NC                        --        776,248        776,248        326,627






                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                     Purchase   Adjustments
                                                               Cash        Mortgage   money      resulting
                                                           received net    balance   mortgage       from
                                    Date        Date of     of closing     at time  taken back  application
         Property                 Acquired       Sale         costs        of sale  by program     of GAAP     Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund XV, Ltd. (Continued):
   Long John Silver's
     Lexington, NC                10/22/94      01/12/00       562,130      --          --         --           562,130
   Quincy's -
     Greer, SC (15)               06/13/94      04/06/01       233,000      --       467,000       --           700,000
   Jack in the Box -
     Woodland Hills, CA           07/29/94      04/19/01     1,253,728      --          --         --         1,253,728
   Golden Corral -
     Paris, TX (13)               07/26/96      05/25/01       400,000      --          --         --           400,000
   Jack in the Box -
     Altadena, CA                 07/29/94      10/04/01       937,250      --          --         --           937,250

CNL Income Fund XVI, Ltd.:
   Boston Market -
     Lawrence, KS                 05/08/98      11/23/99       667,311      --          --         --           667,311
   Boston Market -
     Columbia Heights, MN         12/18/95      09/29/00       575,777      --          --         --           575,777
   Denny's -
     Marana, AZ                   02/13/95      03/30/01     1,145,045      --          --         --         1,145,045
   Boston Market -
     St. Cloud, MN                09/15/95      11/28/01       647,365      --          --         --           647,365
   Big Boy -
     Las Vegas, NV                05/31/95      12/11/01     1,059,264      --          --         --         1,059,264

CNL Income Fund XVII, Ltd.:
   Golden Corral -
     El Cajon, CA (5)             04/29/97      12/02/99     1,675,385      --          --         --         1,675,385
   Popeye's -
     Warner Robins, GA            11/04/96      09/13/00       607,361      --          --         --           607,361
   Boston Market -
     Long Beach, CA               12/05/96      10/17/00       529,633      --          --         --           529,633
   Boston Market -
     Houston, TX                  06/19/96      01/19/01       782,648      --          --         --           782,648
   Mr. Fablo's -
     Kentwood, MI                 09/05/95      06/21/01       681,300      --          --         --           681,300
   Boston Market -
     Inglewood, CA                07/24/96      09/06/01       298,300      --          --         --           298,300
   Jack in the Box -
     El Dorado, CA                09/26/96      09/25/01     1,510,463      --          --         --         1,510,463

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                  03/26/97      12/06/99       688,997      --          --         --           688,997
   Boston Market -
     Timonium, MD                 07/13/97      06/29/01       848,550      --          --         --           848,550
   Jack in the Box -
     Henderson, NV                06/30/97      07/12/01     1,278,046      --          --         --         1,278,046
   IHOP -
     Santa Rosa, CA               05/21/97      12/28/01     1,664,829      --          --         --         1,664,829









                                            Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                   -------------------------------------


                                                                             Excess
                                                  Total                   (deficiency)
                                            acquisition cost,             of property
                                                capital                  operating cash
                                     Original improvements               receipts over
                                     mortgage  closing and                    cash
         Property                   financing soft costs (1)   Total     expenditures (19)
==============================     ========== ============= ============ ==============

CNL Income Fund XV, Ltd. (Continued):
   Long John Silver's
     Lexington, NC                      --        646,203        646,203        234,243
   Quincy's -
     Greer, SC (15)                     --        946,933        946,933        649,756
   Jack in the Box -
     Woodland Hills, CA                 --        939,806        939,806        648,254
   Golden Corral -
     Paris, TX (13)                     --        501,276        501,276        255,146
   Jack in the Box -
     Altadena, CA                       --        709,812        709,812        528,007

CNL Income Fund XVI, Ltd.:
   Boston Market -
     Lawrence, KS                       --        774,851        774,851          2,893
   Boston Market -
     Columbia Heights, MN               --        939,972        939,972        226,734
   Denny's -
     Marana, AZ                         --        719,234        719,234        587,377
   Boston Market -
     St. Cloud, MN                      --      1,075,093      1,075,093        502,978
   Big Boy -
     Las Vegas, NV                      --      1,160,553      1,160,553        476,249

CNL Income Fund XVII, Ltd.:
   Golden Corral -
     El Cajon, CA (5)                   --       1,692,994     1,692,994        512,474
   Popeye's -
     Warner Robins, GA                  --         563,148       563,148        257,018
   Boston Market -
     Long Beach, CA                     --         832,280       832,280        156,091
   Boston Market -
     Houston, TX                        --         812,696       812,696        323,963
   Mr. Fablo's -
     Kentwood, MI                       --         855,609       855,609        272,268
   Boston Market -
     Inglewood, CA                      --         857,488       857,488        196,478
   Jack in the Box -
     El Dorado, CA                      --       1,097,220     1,097,220        581,924

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                        --         617,610       617,610        187,183
   Boston Market -
     Timonium, MD                       --       1,140,100     1,140,100        302,665
   Jack in the Box -
     Henderson, NV                      --       1,067,175     1,067,175        494,105
   IHOP -
     Santa Rosa, CA                     --       1,286,364     1,286,364        598,179







                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                     Purchase   Adjustments
                                                               Cash        Mortgage   money      resulting
                                                           received net    balance   mortgage       from
                                    Date        Date of     of closing     at time  taken back  application
         Property                 Acquired       Sale         costs        of sale  by program     of GAAP     Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL American Properties Fund, Inc.:
   Boston Market -
     Arvada, CO (7)               07/21/97      07/28/98     1,152,262      --          --         --         1,152,262
   Boston Market -
      Ellisville, MO              09/03/96      04/28/99       822,824      --          --         --           822,824
   Golden Corral -
     Brooklyn, OH                 08/23/96      05/18/99       974,560      --          --         --           974,560
   Boston Market -
     Edgewater, CO                08/19/97      08/11/99       634,122      --          --         --           634,122
   Black Eyed Pea -
     Houston, TX (8)              10/01/97      08/24/99       648,598      --          --         --           648,598
   Big Boy -
     Topeka, KS (9)               02/26/99      09/22/99       939,445      --          --         --           939,445
   Boston Market -
     LaQuinta, CA                 12/16/96      10/13/99       833,140      --          --         --           833,140
   Sonny's -
     Jonesboro, GA                06/02/98      12/22/99     1,098,342      --          --         --         1,098,342
   Golden Corral -
     Waldorf, MD (9) (10)         04/05/99      01/03/00     2,501,175      --          --         --         2,501,175
   Jack in the Box -
     Los Angeles, CA              06/30/95      02/18/00     1,516,800      --          --         --         1,516,800
   Golden Corral -
     Dublin, GA                   08/07/98      05/01/00     1,323,205      --          --         --         1,323,205
   Boston Market -
     San Antonio, TX              04/30/97      05/02/00       517,495      --          --         --           517,495
   Boston Market -
     Corvallis, OR                07/09/96      06/20/00       717,019      --          --         --           717,019
   Big Boy -
     St. Louis, MO                01/19/99      06/28/00     1,463,050      --          --         --         1,463,050
   Ground Round -
     Nanuet, NY                   12/02/97      06/30/00       964,825      --          --         --           964,825
   Big Boy -
     Jefferson City, MO           01/19/99      06/30/00       905,250      --          --         --           905,250
   Big Boy -
     Alton, IL                    01/19/99      06/30/00       905,250      --          --         --           905,250
   Boston Market -
     Liberty, MO                  08/18/97      09/13/00       538,800      --          --         --           538,800
   Mr. Fables -
     Grand Rapids, MI             03/19/96      09/26/00       722,100      --          --         --           722,100
   Pizza Hut -
     Dover, OH                    05/01/97      11/08/00       112,917      --          --         --           112,917
   Big Boy -
     St. Joseph, MO               04/27/99      11/27/00       646,550      --          --         --           646,550
   Boston Market -
     Baltimore, MD                08/19/97      12/14/00       668,753      --          --         --           668,753
   Boston Market -
     Stafford, TX                 07/02/97      12/15/00       881,674      --          --         --           881,674
   Big Boy -
     Guadalupe, AZ                04/16/97      03/23/01       883,685      --          --         --           883,685
   Tumbleweed's -
     Nashville, TN                08/01/97      04/20/01       525,050      --          --         --           525,050



                                              Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                                     -------------------------------------


                                                                               Excess
                                                    Total                   (deficiency)
                                              acquisition cost,             of property
                                                  capital                  operating cash
                                       Original improvements               receipts over
                                       mortgage  closing and                    cash
         Property                     financing soft costs (1)   Total     expenditures (19)
==============================       ========== ============= ============ ==============

CNL American Properties Fund, Inc.:
   Boston Market -
     Arvada, CO (7)                      --      1,152,262      1,152,262         83,743
   Boston Market -
      Ellisville, MO                     --      1,026,746      1,026,746        132,104
   Golden Corral -
     Brooklyn, OH                        --        997,296        997,296        383,069
   Boston Market -
     Edgewater, CO                       --        904,691        904,691         84,852
   Black Eyed Pea -
     Houston, TX (8)                     --        648,598        648,598        191,287
   Big Boy -
     Topeka, KS (9)                      --      1,062,633      1,062,633         53,258
   Boston Market -
     LaQuinta, CA                        --        987,034        987,034        200,045
   Sonny's -
     Jonesboro, GA                       --      1,098,342      1,098,342        171,622
   Golden Corral -
     Waldorf, MD (9) (10)                --      2,430,686      2,430,686             --
   Jack in the Box -
     Los Angeles, CA                     --      1,119,567      1,119,567        549,658
   Golden Corral -
     Dublin, GA                          --      1,272,765      1,272,765        190,590
   Boston Market -
     San Antonio, TX                     --        757,069        757,069         66,889
   Boston Market -
     Corvallis, OR                       --        925,427        925,427        312,232
   Big Boy -
     St. Louis, MO                       --      1,345,100      1,345,100         65,420
   Ground Round -
     Nanuet, NY                          --        927,273        927,273        245,426
   Big Boy -
     Jefferson City, MO                  --       1,113,383     1,113,383         68,389
   Big Boy -
     Alton, IL                           --       1,012,254     1,012,254         41,032
   Boston Market -
     Liberty, MO                         --         765,530       765,530         84,802
   Mr. Fables -
     Grand Rapids, MI                    --         816,264       816,264        270,873
   Pizza Hut -
     Dover, OH                           --         233,896       233,896         86,601
   Big Boy -
     St. Joseph, MO                      --         885,883       885,883         35,138
   Boston Market -
     Baltimore, MD                       --       1,378,051     1,378,051        472,895
   Boston Market -
     Stafford, TX                        --       1,077,979     1,077,979        372,102
   Big Boy -
     Guadalupe, AZ                       --       1,706,768     1,706,768        140,439
   Tumbleweed's -
     Nashville, TN                       --       1,308,411     1,308,411        362,588






                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                                  Purchase    Adjustments
                                                                           Cash       Mortgage     money     resulting
                                                                        received net  balance    mortgage       from
                                                 Date        Date of     of closing   at time   taken back   application
                Property                       Acquired       Sale         costs      of sale   by program    of GAAP     Total
==========================================   ============= ============ ============ ========== ========== ============ ========

CNL American Properties Fund, Inc. (Continued):
   Boston Market -
     Vacaville, CA                              05/06/97     05/08/01     1,064,430      --           --        --     1,064,430
   Big Boy -
     Independence, MO                           01/19/99     05/22/01       524,513      --           --        --       524,513
   Big Boy -
     Belleville, IL (9)                         02/26/99     06/13/01       375,000      --           --        --       375,000
   Tumbleweeds -
     Clarksville, TN                            02/10/98     06/15/01       803,050      --           --        --       803,050
   Big Boy -
     Grandview, MO                              02/26/99     06/29/01       516,235      --           --        --       516,235
   Pizza Hut -
     Toledo, OH                                 12/05/96     06/29/01       148,528      --           --        --       148,528
   Shoney's -
     Indian Harbor Beach, FL                    01/24/97     08/13/01       457,016      --           --        --       457,016
   Black-eyed Pea -
     Wichita, KS                                10/01/97     08/15/01       300,000      --           --        --       300,000
   Tumbleweed Southwest Mesquite Grill & Bar
     Hermitage, TN                              02/10/98     09/24/01       871,496      --           --        --       871,496
   Tumbleweed Southwest Mesquite Grill & Bar
     Cookeville, TN                             08/01/97     09/26/01       844,905      --           --        --       844,905
   Big Boy -
     Granite City, IL                           01/19/99     09/28/01       595,148      --           --        --       595,148
   Big Boy -
     Taylor, MI                                 08/19/99     10/16/01       887,731      --           --        --       887,731
   Boston Market -
     Cedar Park, TX                             04/02/97     10/31/01       875,000      --           --        --       875,000
   Shoney's -
     Phoenix, AZ                                03/24/98     11/26/01       399,285      --           --        --       399,285
   Burger King -
     Atlanta, GA                                06/09/98     12/21/01       418,050      --           --        --       418,050
   Barbwires Steakhouse -
     Lawrence, KS                               08/01/97     12/28/01       718,000      --           --        --       718,000

CNL Restaurant Property Services, Inc. (18):
   Black Angus -
     Boise, ID                                  08/14/00     02/20/01     1,776,590      --           --        --     1,776,590
   Jack in the Box -
     Murietta, CA                               04/13/97     02/23/01     1,129,320      --           --        --     1,129,320
   Arby's -
     Kendallville, IN                           07/10/96     04/06/01       792,940      --           --        --       792,940
   Black Angus -
     Folsom, CA                                 12/04/00     04/24/01     2,581,569      --           --        --     2,581,569
   Jack in the Box -
     Kingsburg, CA                              04/10/97     06/11/01     1,169,090      --           --        --     1,168,840
   Jack in the Box -
     Garland, TX                                09/27/97     07/26/01     1,085,654      --           --        --     1,085,654




                                                       Cost of Properties
                                                     Including Closing and
                                                           Soft Costs
                                              -------------------------------------


                                                                                        Excess
                                                             Total                   (deficiency)
                                                       acquisition cost,             of property
                                                           capital                  operating cash
                                                Original improvements               receipts over
                                                mortgage  closing and                    cash
         Property                              financing soft costs (1)   Total     expenditures (19)
==========================================     ========== ============= ============ ==============

CNL American Properties Fund, Inc. (Continued):
   Boston Market -
     Vacaville, CA                               --       1,437,474     1,437,474        358,396
   Big Boy -
     Independence, MO                            --       1,253,699     1,253,699         65,156
   Big Boy -
     Belleville, IL (9)                          --         761,074       761,074        (17,597 )
   Tumbleweeds -
     Clarksville, TN                             --       1,440,247     1,440,247        229,692
   Big Boy -
     Grandview, MO                               --         962,290       962,290         36,150
   Pizza Hut -
     Toledo, OH                                  --         328,381       328,381        (21,742 )
   Shoney's -
     Indian Harbor Beach, FL                     --         693,304       693,304         68,946
   Black-eyed Pea -
     Wichita, KS                                 --         660,748       660,748        305,701
   Tumbleweed Southwest Mesquite Grill & Bar
     Hermitage, TN                               --       1,410,719     1,410,719        191,005
   Tumbleweed Southwest Mesquite Grill & Bar
     Cookeville, TN                              --       1,471,963     1,471,963        386,178
   Big Boy -
     Granite City, IL                            --       1,037,579     1,037,579         10,800
   Big Boy -
     Taylor, MI                                  --       1,227,132     1,227,132         61,898
   Boston Market -
     Cedar Park, TX                              --         827,223       827,223         71,386
   Shoney's -
     Phoenix, AZ                                 --         482,368       482,368        (91,021 )
   Burger King -
     Atlanta, GA                                 --         926,261       926,261        227,653
   Barbwires Steakhouse -
     Lawrence, KS                                --       1,448,598     1,448,598        179,747

CNL Restaurant Property Services, Inc. (18):
   Black Angus -
     Boise, ID                                   --       1,534,238     1,534,238        120,971
   Jack in the Box -
     Murietta, CA                                --         952,485       952,485        377,385
   Arby's -
     Kendallville, IN                            --         739,628       739,628        421,717
   Black Angus -
     Folsom, CA                                  --       2,166,867     2,166,867        146,487
   Jack in the Box -
     Kingsburg, CA                               --       1,001,073     1,001,073        428,186
   Jack in the Box -
     Garland, TX                                 --         936,119       936,119        367,842



                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                       Purchase   Adjustments
                                                                  Cash       Mortgage    money    resulting
                                                               received net  balance   mortgage      from
                                        Date        Date of     of closing   at time  taken back  application
                Property              Acquired       Sale         costs      of sale  by program    of GAAP     Total
=================================== ============ ============ ============ ========== ========== ============ ========

CNL Restaurant Investors Properties, LLC (18):
   Arby's -
     Atlanta, GA                      12/07/00     03/30/01       214,900    1,212,813     --        --         1,427,713
   Arby's -
     Peoria, AZ                       03/03/01     04/19/01       154,871    1,200,463     --        --         1,355,335
   Arby's -
     Baxter, MN                       02/20/01     05/31/01        66,351      892,834     --        --           959,185
   Arby's -
     Eagan, MN                        02/20/01     06/29/01       106,348      880,945     --        --           987,293
   Arby's -
     St. Louis Park, MN               02/20/01     06/29/01       119,843      941,178     --        --         1,061,022
   Arby's -
     Willmar, MN                      02/20/01     07/18/01        44,507      704,324     --        --           748,831
   Arby's -
     Pooler, GA                       09/01/00     07/31/01       109,662    1,212,893     --        --         1,322,555
   Arby's -
     White Bear Township, MN          02/20/01     08/07/01        84,441      955,346     --        --         1,039,787
   Arby's -
     Coon Rapids, MN                  02/20/01     08/28/01       168,982    1,281,068     --        --         1,450,050
   Arby's -
     Eden Prairie, MN                 02/20/01     09/07/01       107,288      936,215     --        --         1,043,503
   Arby's -
     Carmel, IN                       10/13/00     09/26/01       142,925    1,297,484     --        --         1,440,409
   Arby's -
     Winston Salem, NC                04/01/01     10/03/01       123,645    1,090,250     --        --         1,213,895
   Arby's -
     Carrboro, NC                     11/16/00     10/11/01       155,473    1,111,725     --        --         1,267,198
   Arby's -
     Cottage Grove, MN                02/02/01     11/27/01        61,878      703,412     --        --           765,290
   Arby's -
     Minnetonka, MN                   02/02/01     12/13/01       120,202      907,130     --        --         1,027,332
   Arby's -
     Maple Grove, MN                  02/02/01     12/14/01       150,455    1,176,200     --        --         1,326,655
   Arby's -
     Plymouth, MN                     02/02/01     12/21/01       100,063      846,616     --        --           946,679
   Arby's -
     Plymouth, MN                     02/02/01     12/21/01       120,817      899,893     --        --         1,020,710
   Arby's -
     New Castle, PA                   09/21/00     12/28/01        70,999    1,074,459     --        --         1,145,458

CNL Funding 2001-A, LP (18):
   Jack in the Box -
     Surprise, AZ                     09/25/00     01/19/01       159,023    1,379,621      --        --         1,538,644
   Jack in the Box -
     Baton Rouge, LA                  07/06/00     01/31/01         9,972    1,473,571      --        --         1,483,542
   Jack in the Box -
     Burley, ID                       09/22/00     01/31/01            --     951,027       --        --           951,027
   Jack in the Box -
     Las Vegas, NV                    10/01/00     01/03/01       254,521    1,615,000      --        --         1,869,521






                                                            Cost of Properties
                                                          Including Closing and
                                                                Soft Costs
                                                   -------------------------------------


                                                                                             Excess
                                                                  Total                   (deficiency)
                                                            acquisition cost,             of property
                                                                capital                  operating cash
                                                     Original improvements               receipts over
                                                     mortgage  closing and                    cash
         Property                                   financing soft costs (1)   Total     expenditures (19)
==============================                     ========== ============= ============ ==============

CNL Restaurant Investors Properties, LLC (18):
   Arby's -
     Atlanta, GA                                    1,212,813       --         1,212,813          60,359
   Arby's -
     Peoria, AZ                                     1,200,463       --         1,200,463          40,467
   Arby's -
     Baxter, MN                                       893,855       --           893,855          26,023
   Arby's -
     Eagan, MN                                        882,968       --           882,968          33,246
   Arby's -
     St. Louis Park, MN                               943,340       --           943,340          35,241
   Arby's -
     Willmar, MN                                      707,592       --           707,592          41,253
   Arby's -
     Pooler, GA                                     1,223,108       --         1,223,108         117,724
   Arby's -
     White Bear Township, MN                          960,915       --           960,915         148,790
   Arby's -
     Coon Rapids, MN                                1,288,536       --         1,288,536          90,298
   Arby's -
     Eden Prairie, MN                                 942,798       --           942,798          51,912
   Arby's -
     Carmel, IN                                     1,308,411       --         1,308,411         131,560
   Arby's -
     Winston Salem, NC                              1,098,081       --         1,098,081          58,269
   Arby's -
     Carrboro, NC                                   1,123,886       --         1,123,886         106,362
   Arby's -
     Cottage Grove, MN                                710,074       --           710,074          63,567
   Arby's -
     Minnetonka, MN                                   916,844       --           916,844          78,525
   Arby's -
     Maple Grove, MN                                1,188,796       --         1,188,796         102,167
   Arby's -
     Plymouth, MN                                     855,682       --           855,682          75,302
   Arby's -
     Plymouth, MN                                     909,529       --           909,529          80,041
   Arby's -
     New Castle, PA                                 1,088,971       --         1,088,971         145,107

CNL Funding 2001-A, LP (18):
   Jack in the Box -
     Surprise, AZ                                   1,379,621       --         1,379,621          49,506
   Jack in the Box -
     Baton Rouge, LA                                1,483,542       --         1,483,542          80,121
   Jack in the Box -
     Burley, ID                                       951,027       --           951,027          41,109
   Jack in the Box -
     Las Vegas, NV                                  1,615,000       --         1,615,000          62,903




                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                     Purchase   Adjustments
                                                               Cash        Mortgage   money      resulting
                                                           received net    balance   mortgage       from
                                    Date        Date of     of closing     at time  taken back  application
         Property                 Acquired       Sale         costs        of sale  by program     of GAAP     Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL Funding 2001-A, LP (18) (Continued):
   Jack in the Box -
     Peoria, AZ                    09/15/00     03/08/01       112,352    1,247,170      --        --         1,359,522
   Jack in the Box -
     Cleburne, TX                  09/21/00     01/31/01         4,598    1,118,539      --        --         1,123,137
   Jack in the Box -
     Fresno, CA                    09/15/00     04/26/01       129,458      950,196      --        --         1,079,653
   Jack in the Box -
     Bakersfield, CA               09/19/00     03/27/01        80,199      973,493      --        --         1,053,692
   Pizza Hut -
     Miami, FL                     10/06/00     06/29/01        69,130      588,593      --        --           657,723
   IHOP -
     Hiram, GA                     10/12/00     04/16/01        97,519    1,432,800      --        --         1,530,319
   IHOP -
     Jacksonville, NC              10/12/00     06/25/01        47,442    1,367,919      --        --         1,415,361
   IHOP -
     Pueblo, CO                    10/12/00     06/19/01        91,901    1,296,394      --        --         1,388,295
   Jack in the Box -
     Bermuda Dunes, CA             03/28/01     06/29/01       210,654    1,256,197      --        --         1,466,851
   Jack in the Box -
     Manteca, CA                   05/14/01     06/11/01       236,673    1,432,260      --        --         1,668,934
   Jack in the Box -
     Austin, TX (9)                07/20/00     05/25/01            --      550,587      --        --           550,587
   IHOP -
     Littleton, CO                 12/28/00     07/20/01       141,982    1,860,395      --        --         2,002,377
   IHOP -
     Oklahoma City, OK             10/12/00     07/26/01       165,306    1,831,346      --        --         1,996,652
   Baker's Square -
     Anaheim, CA                   05/14/01     07/26/01       306,267    1,576,144      --        --         1,882,411
   Arby's -
     Southington, CT               07/21/00     07/27/01       125,178      908,371      --        --         1,033,549
   Vicorp Village Inn -
     Scottsdale, AZ                05/14/01     07/30/01       151,366      999,284      --        --         1,150,650
   IHOP -
     Shreveport, LA                10/12/00     08/03/01        87,476    1,450,490      --        --         1,537,966
   Baker's Square -
     Rohnert Park, CA              05/14/01     08/06/01       246,540    1,270,898      --        --         1,517,438
   Village Inn -
     Aurora, CO                    05/14/01     08/08/01        40,903    1,543,233      --        --         1,584,136
   Village Inn -
     Denver, CO                    05/14/01     08/08/01       142,900      880,551      --        --         1,023,451
   IHOP -
     Huntsville, AL                10/12/00     08/14/01        97,307    1,593,307      --        --         1,690,614
   Ruby Tuesday's -
     Orlando, FL                   05/30/00     08/17/01       156,571    1,598,221      --        --         1,754,792





                                                       Cost of Properties
                                                     Including Closing and
                                                           Soft Costs
                                              -------------------------------------


                                                                                        Excess
                                                             Total                   (deficiency)
                                                       acquisition cost,             of property
                                                           capital                  operating cash
                                                Original improvements               receipts over
                                                mortgage  closing and                    cash
         Property                              financing soft costs (1)   Total     expenditures (19)
==============================                ========== ============= ============ ==============

CNL Funding 2001-A, LP (18) (Continued):
   Jack in the Box -
     Peoria, AZ                                 1,254,037       --      1,254,037       53,180
   Jack in the Box -
     Cleburne, TX                               1,123,137       --      1,123,137       38,489
   Jack in the Box -
     Fresno, CA                                   958,117       --        958,117       56,075
   Jack in the Box -
     Bakersfield, CA                              978,854       --        978,854       45,750
   Pizza Hut -
     Miami, FL                                    589,199       --        589,199       44,786
   IHOP -
     Hiram, GA                                  1,438,400       --      1,438,400       70,497
   IHOP -
     Jacksonville, NC                           1,371,599       --      1,371,599       92,458
   IHOP -
     Pueblo, CO                                 1,303,550       --      1,303,550       85,560
   Jack in the Box -
     Bermuda Dunes, CA                          1,259,276       --      1,259,276       32,187
   Jack in the Box -
     Manteca, CA                                1,432,260       --      1,432,260       10,937
   Jack in the Box -
     Austin, TX (9)                               550,587       --        550,587           --
   IHOP -
     Littleton, CO                              1,869,159       --      1,869,159       90,731
   IHOP -
     Oklahoma City, OK                          1,842,950       --      1,842,950      126,315
   Baker's Square -
     Anaheim, CA                                1,577,273       --      1,577,273       34,744
   Arby's -
     Southington, CT                              909,091       --        909,091       95,881
   Vicorp Village Inn -
     Scottsdale, AZ                             1,000,000       --      1,000,000       26,369
   IHOP -
     Shreveport, LA                             1,460,875       --      1,460,875      112,077
   Baker's Square -
     Rohnert Park, CA                           1,272,727       --      1,272,727       31,889
   Village Inn -
     Aurora, CO                                 1,545,456       --      1,545,456       40,127
   Village Inn -
     Denver, CO                                   881,818       --        881,818       28,503
   IHOP -
     Huntsville, AL                             1,604,715       --      1,604,715      128,194
   Ruby Tuesday's -
     Orlando, FL                                1,611,142       --      1,611,142      193,571






                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                     Purchase   Adjustments
                                                               Cash        Mortgage   money      resulting
                                                           received net    balance   mortgage       from
                                    Date        Date of     of closing     at time  taken back  application
         Property                 Acquired       Sale         costs        of sale  by program     of GAAP     Total
============================== ============= ============ ============== ========== ========== ============ =============


CNL Funding 2001-A, LP (18) (Continued):
   Pizza Hut -
     Miami, FL                    10/06/00     08/17/01        84,357     646,698        --         --          731,055
   IHOP -
     Statesboro, GA               10/12/00     08/21/01        68,915    1,072,888       --         --        1,141,803
   Village Inn -
     Tempe, AZ                    05/14/01     08/24/01       149,028    1,043,952       --         --        1,192,980
   IHOP -
     San Antonio, TX              12/28/00     08/27/01        76,227    1,594,606       --         --        1,670,833
   Jack in the Box -
     Coppell, TX                  03/28/01     08/29/01       170,623    1,608,077       --         --        1,778,700
   Village Inn -
     Denver, CO                   05/14/01     08/30/01       168,884    1,270,898       --         --        1,439,782
   TGI Friday's -
     Roseville, CA                03/12/01     08/31/01       109,946    2,931,613       --         --        3,041,559
   Pizza Hut -
     Pembroke Pines, FL           10/06/00     08/31/01        52,912     397,968        --         --          450,880
   Village Inn -
     Ogden, UT                    05/14/01     09/18/01       146,763     907,784        --         --        1,054,547
   Pizza Hut -
     Key Largo, FL                10/06/00     09/20/01        73,845     578,862        --         --          652,707
   Baker's Square -
     Hoffman Estates, IL          05/14/01     09/20/01       151,812    1,089,341       --         --        1,241,153
   Village Inn -
     Broomfield, CO               05/14/01     09/20/01       184,629    1,134,730       --         --        1,319,359
   IHOP -
     Harrisonburg, VA             12/28/01     09/21/01       129,619    1,426,704       --         --        1,556,323
   Pizza Hut -
     Miami, FL                    10/06/00     09/21/01        95,727     710,011        --         --          805,738
   Jack in the Box -
     The Colony, TX               09/15/00     09/28/01        86,043    1,313,521       --         --        1,399,564
   IHOP -
     Birmingham, AL               10/12/00     10/12/01       178,092    1,362,594       --         --        1,540,686
   Village Inn -
     Naperville, IL               05/14/01     10/24/01       155,181    1,019,762       --         --        1,174,943
   Village Inn -
     Tucson, AZ                   05/14/01     10/25/01       178,784    1,133,069       --         --        1,311,853
   RT -
     Las Vegas, NV                07/17/00     11/05/01       199,079    1,785,377       --         --        1,984,456
   Jack in the Box -
     Charlotte, NC                08/28/00     11/08/01        62,882    1,282,493       --         --        1,345,375
   Bakers Square -
     Rolling Meadows, FL          05/14/01     11/27/01       123,563     928,427        --         --        1,051,990
   TGIF Friday's -
     Albuquerque, NM              01/08/01     12/14/01       137,493    2,401,376       --         --        2,538,869
   Bakers Square -
     Blaine, MN                   05/14/01     12/20/01         5,880    1,335,029       --         --        1,340,909
   Village Inn -
     Omaha, NE                    05/14/01     12/21/01       147,260    1,185,687       --         --        1,332,947
   Village Inn -
     Lincoln, NE                  05/14/01     12/19/01       148,006    1,040,870       --         --        1,188,876






                                                         Cost of Properties
                                                       Including Closing and
                                                             Soft Costs
                                                -------------------------------------


                                                                                          Excess
                                                               Total                   (deficiency)
                                                         acquisition cost,             of property
                                                             capital                  operating cash
                                                  Original improvements               receipts over
         Property                                 mortgage  closing and                    cash
==============================                   financing soft costs (1)   Total     expenditures (19)
                                                ========== ============= ============ ==============

CNL Funding 2001-A, LP (18) (Continued):
   Pizza Hut -
     Miami, FL                                     650,000      --           650,000       70,642
   IHOP -
     Statesboro, GA                              1,078,800      --         1,078,800       94,429
   Village Inn -
     Tempe, AZ                                   1,045,455      --         1,045,455       32,022
   IHOP -
     San Antonio, TX                             1,603,687      --         1,603,687       89,761
   Jack in the Box -
     Coppell, TX                                 1,616,034      --         1,616,034       67,526
   Village Inn -
     Denver, CO                                  1,272,727      --         1,272,727       33,045
   TGI Friday's -
     Roseville, CA                               2,949,827      --         2,949,827      141,497
   Pizza Hut -
     Pembroke Pines, FL                            400,000      --           400,000       37,304
   Village Inn -
     Ogden, UT                                     909,091      --           909,091       34,339
   Pizza Hut -
     Key Largo, FL                                 581,818      --           581,818       57,260
   Baker's Square -
     Hoffman Estates, IL                         1,090,909      --         1,090,909       41,867
   Village Inn -
     Broomfield, CO                              1,136,364      --         1,136,364       43,611
   IHOP -
     Harrisonburg, VA                            1,434,579      --         1,434,579       99,922
   Pizza Hut -
     Miami, FL                                     713,636      --           713,636       58,013
   Jack in the Box -
     The Colony, TX                              1,332,122      --         1,332,122      131,045
   IHOP -
     Birmingham, AL                              1,370,975      --         1,370,975      135,065
   Village Inn -
     Naperville, IL                              1,022,727      --         1,022,727       42,657
   Village Inn -
     Tucson, AZ                                  1,136,364      --         1,136,364       47,518
   RT -
     Las Vegas, NV                               1,800,000      --         1,800,000       55,017
   Jack in the Box -
     Charlotte, NC                               1,308,411      --         1,308,411      146,378
   Bakers Square -
     Rolling Meadows, FL                           931,818      --           931,818       47,329
   TGIF Friday's -
     Albuquerque, NM                             2,430,996      --         2,430,996      141,808
   Bakers Square -
     Blaine, MN                                  1,340,909      --         1,340,909       80,287
   Village Inn -
     Omaha, NE                                   1,190,909      --         1,190,909       71,306
   Village Inn -
     Lincoln, NE                                 1,045,455      --         1,045,455       62,597




                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------




                                                                                     Purchase   Adjustments
                                                               Cash        Mortgage   money      resulting
                                                           received net    balance   mortgage       from
                                    Date        Date of     of closing     at time  taken back  application
         Property                 Acquired       Sale         costs        of sale  by program     of GAAP     Total
============================== ============= ============ ============== ========== ========== ============ =============

CNL Funding 2001-A, LP (18)
(Continued):
   IHOP -
     Macon, GA                    12/28/00     12/10/01        28,518    1,246,710       --         --        1,275,228
   Bakers Square -
     Elk Grove, IL                05/14/01     12/21/01       134,250      995,615       --         --        1,129,865
   Bakers Square -
     Gurnee, IL                   05/14/01     12/03/01       268,799    1,855,464       --         --        2,124,263
   Taco Cabana -
     Plugerville, TX              12/29/00     12/05/01        30,596    1,444,219       --         --        1,474,815
   Taco Cabana -
     Pasadena, TX                 12/29/00     12/05/01        20,240      955,406       --         --          975,646
   Taco Cabana -
     Austin, TX                   12/29/00     12/05/01        24,947    1,177,594       --         --        1,202,541
   Taco Cabana -
     Houston, TX #177             02/29/00     12/05/01        19,769      933,188       --         --          952,957
   Taco Cabana -
     Houston, TX #144             12/29/00     12/05/01        29,653    1,399,782       --         --        1,429,435
   Taco Cabana -
     San Antonio, TX              12/29/00     12/14/01        23,534    1,110,938       --         --        1,134,472
   Taco Cabana -
     Houston, TX                  12/29/00     12/14/01        28,242    1,333,125       --         --        1,361,367

CNL Funding 2002 - A, LP:
   Jack in the Box -
     Marana, AZ                   05/15/01     08/17/01       163,730    1,076,685       --         --        1,240,414
   Jack in the Box -
     St. George, UT               07/12/01     12/04/01       231,916    1,580,962       --         --        1,812,878
   Jack in the Box -
     Pumpkin Center, CA           08/30/02     11/09/01       128,563    1,206,531       --         --        1,335,094
   Black Angus -
     Las Vegas, NV                10/11/01     11/19/01       545,658    2,675,155       --         --        3,220,813
   Jack in the Box -
     Harrington, TX               05/31/01     11/29/01       144,639    1,280,652       --         --        1,430,291





                                                 Cost of Properties
                                               Including Closing and
                                                     Soft Costs
                                        -------------------------------------


                                                                                  Excess
                                                       Total                   (deficiency)
                                                 acquisition cost,             of property
                                                     capital                  operating cash
                                          Original improvements               receipts over
                                          mortgage  closing and                    cash
         Property                        financing soft costs (1)   Total     expenditures (19)
==============================          ========== ============= ============ ==============

CNL Funding 2001-A, LP (18) (Continued):
   IHOP -
     Macon, GA                          1,258,065      --         1,258,065      109,912
   Bakers Square -
     Elk Grove, IL                      1,000,000      --         1,000,000       59,875
   Bakers Square -
     Gurnee, IL                         1,863,636      --         1,863,636      111,586
   Taco Cabana -
     Plugerville, TX                    1,474,815      --         1,474,815      131,766
   Taco Cabana -
     Pasadena, TX                         975,646      --           975,646       87,168
   Taco Cabana -
     Austin, TX                         1,202,541      --         1,202,541      107,440
   Taco Cabana -
     Houston, TX #177                     952,957      --           952,957       85,140
   Taco Cabana -
     Houston, TX #144                   1,429,435      --         1,429,435      127,711
   Taco Cabana -
     San Antonio, TX                    1,134,472      --         1,134,472      101,358
   Taco Cabana -
     Houston, TX                        1,361,367      --         1,361,367      121,630

CNL Funding 2002 - A, LP:
   Jack in the Box -
     Marana, AZ                         1,078,143      --         1,078,143       27,638
   Jack in the Box -
     St. George, UT                     1,588,785      --         1,588,785       62,317
   Jack in the Box -
     Pumpkin Center, CA                 1,210,280      --         1,210,280       22,265
   Black Angus -
     Las Vegas, NV                      2,675,155      --         2,675,155       31,169
   Jack in the Box -
     Harrington, TX                     1,285,047      --         1,285,047       68,509






(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.
(2) Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors, Inc. or its affiliates.
(3) CNL Income Fund V, Ltd. owns a 49 percent interest and CNL Income Fund VII, Ltd. owns a 51 percent interest in this joint venture. The amounts presented for CNL Income Fund V, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's percent interest in the property owned by Halls Joint Venture.
(4) Cash received net of closing costs includes $50,000 received as a lease termination fee.
(5)      CNL Income Fund XVII,  Ltd. owned an 80 percent  interest in this joint venture. The amounts presented represent the partnership's percent interest in the property owned by El Cajon Joint Venture. A third party owned the remaining 20 percent interest in this joint venture.
(6) Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10.25% per annum and provides for 60 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in January 2001.
(7) Cash received net of closing costs includes $522,827 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.
(8) The Black Eyed Pea property in Houston, TX was exchanged on August 24, 1999 for a Black Eyed Pea property in Dallas, TX at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Black Eyed Pea property in Dallas, TX is being leased under the same lease as the Black Eyed Pea property in Houston, TX.
(9) This property was being constructed and was sold prior to completion of construction.
(10) Cash received net of closing costs includes $1,551,800 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.
(11) Cash received net of closing costs include $35,863 received as a lease termination fee.
(12) CNL Income Fund VIII, Ltd. owned a 12.46 percent interest and CNL Income Fund XII, Ltd. owned an 87.54 percent interest in this joint venture. The amounts presented for CNL Income Fund VIII, Ltd. and CNL Income Fund XII, Ltd. represent each partnership's percentage interest in the property owned by Middleburg Joint Venture.
(13) CNL Income Fund XIV, Ltd. owned a 50 percent interest and CNL Income Fund XV, Ltd. owned a 50 percent interest in this joint venture. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's percentage interest in the property owned by Woodridge Joint Venture.
(14) CNL Income Fund VI, Ltd. owned a 75 percent interest and CNL Income Fund IX, Ltd. owned a 25 percent interest in the property in Dublin, California. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund IX, Ltd. represent each partnership percentage interest in the property.
(15) Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of ten percent per annum. The borrower prepaid the mortgage note in full in November 2001.
(16) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of nine percent per annum and provides for 96 equal monthly payments of principal and interest and a balloon payment of $123,102 in December 2008.
(17) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of nine percent per annum and provides for 96 equal monthly payments of principal and interest and a balloon payment of $184,652 in December 2008.
(18) Information in this table includes properties sold by CNL Restaurant Property Services, Inc., CNL Restaurant Investors Properties, LLC and CNL Funding 2001-A, LP, subsidiaries of CNL American Properties Fund, Inc., which were formed for the purpose of originating mortgage loans and net leases with the intent to sell or securitize.
(19) Amounts in this table do not include costs incurred in the administration of the partnership or company, as applicable, not related to the operation of properties.
(20) CNL Income Fund II, Ltd. owned a 48 percent interest and CNL Income Fund X, Ltd. owned a 52 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund X, Ltd. represent each partnership's percentage interest owned by Peoria Joint Venture.
(21) CNL Income Fund VI, Ltd. owned a 77 percent interest and CNL Income Fund XI, Ltd. owned a 23 percent interest in the property in Round Rock, Texas. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund XI, Ltd. represent each partnership's percentage interest in the property.
(22) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 12.34 percent per annum and principal and interest payments are due by November 28, 2004.
(23) Cash received net of closing costs includes $60,000 received as a lease termination fee.

                                   APPENDIX D

                             SUBSCRIPTION AGREEMENT


                  --------------------------------------------
                  THE SUBSCRIPTION AGREEMENT IN THIS ADDENDUM
                  UPDATES AND REPLACES APPENDIX D TO
                  THE ATTACHED PROSPECTUS, DATED APRIL 1, 2002.
                  --------------------------------------------

Subscription Agreement                                  LOGO
CNL HOSPITALITY PROPERTIES, INC.




1._______________INVESTMENT____________________________________________________

This subscription is in the amount of $__________ for the purchase of _________ Shares ($10.00 per Share). The minimum initial subscription is 250 Shares ($2,500); 100 Shares ($1,000) for IRA, Keogh and qualified plan accounts (except in states with higher minimum purchase requirements).

|_| ADDITIONAL PURCHASE |_| REINVESTMENT PLAN - Investor elects to participate in Plan (See prospectus for details.)




2._______________SUBSCRIBER INFORMATION________________________________________

Name (1st) ____________________ |_| M |_| F   Date of Birth (MM/DD/YY)_________

Name (2nd) ____________________ |_| M |_| F   Date of Birth (MM/DD/YY)_________

Address________________________________________________________________________

City________________________________________  State________  Zip Code _________

Custodian Account No._________________________ Daytime Phone # (____) _________

E-Mail Address ______________ (Please complete Electronic Delivery form, page 4)

State of Residence of Subscriber/Plan Beneficiary (required)___________________

TAXPAYER IDENTIFICATION NUMBER: For most individual taxpayers, it is their Social Security number. Note: If the purchase is in more than one name, the number should be that of the first person listed. For IRAs, Keoghs and qualified plans, enter both the Social Security number and the custodian Taxpayer Identification Number.

Taxpayer ID # _____ - _________  Social Security # ______ - ______ - ______

TAX IDENTIFICATION  NUMBER CONFIRMATION  (required):  The investor signing under
Item 6 below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is his correct Taxpayer Identification Number (or he is waiting for a number to be issued to him) and (ii) he is not subject to backup withholding either because he has not been notified by the Internal Revenue Service ("IRS") that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him that he is no longer subject to backup withholding [NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE APPROPRIATE BOX BELOW HAS BEEN CHECKED].

Subscriber is a : |_| U.S. citizen |_| Resident Alien |_| Foreign Resident - Country __________________

|_| U.S. citizen residing outside the U.S. - Income Tax Filing State ____ |_| Subject to backup withholding


3._____________DIRECT DEPOSIT ADDRESS__________________________________________

Non-qualified registrants may direct their distributions to another financial institution or mutual fund. In no event will the Company or Affiliates be responsible for any adverse consequences of direct deposit.

|_|  Direct Deposit Authorization  (Please refer to page 2, item c)

Financial Institution _____________________  Telephone Number (_____)__________

Mailing Address _______________________________________________________________

City _____________________________ State ______________  Zip Code ____________

Routing Transit Number (ABA#) ________ (Required)  Account No._______ (Required)

Account Type:  |_|  Checking  |_|  Savings


                          PLEASE ATTACH A VOIDED CHECK.

                                                CNL Hospitality Properties, Inc.

4._____________INVESTOR MAILING ADDRESS________________________________________

For the Subscriber of an IRA, Keogh, or qualified plan to receive informational mailings, please complete if different from address in Section 2.

Name __________________________________________________________________________

Address _______________________________________________________________________

City ___________________________________ State __________ Zip Code ____________

Daytime Phone # (_____)________________________ E-Mail Address ________________


5._____________FORM OF OWNERSHIP_______________________________________________

(Select only one)                                        |_| JOINT TENANTS WITH RIGHT OF SURVIVORSHIP - all parties must sign (8)
|_| INDIVIDUAL - one signature required (1)              |_| A MARRIED PERSON/SEPARATE PROPERTY - one signature required (34)
|_| HUSBAND AND WIFE, AS COMMUNITY PROPERTY              |_| KEOGH (H.R.10) - trustee signature required (24)
    two signatures required (15)                         |_| CUSTODIAN - custodian signature required (33)
|_| TENANTS IN COMMON - two signatures required (9)      |_| PARTNERSHIP (3)
|_| TENANTS BY THE ENTIRETY-two signatures required (31) |_| NON-PROFIT ORGANIZATION (12)
|_| S-CORPORATION (22)                                   |_| PENSION PLAN - trustee signature(s) required (19)
|_| C-CORPORATION (5)                                    |_| PROFIT SHARING PLAN - trustee signature(s) required (27)
|_| IRA - custodian signature required (23)              |_| CUSTODIAN UGMA-STATE of __________-custodian signature required (16)
|_| ROTH IRA - custodian signature required (36)         |_| CUSTODIAN UTMA-STATE of __________-custodian signature required (42)
|_| SEP - custodian signature required (38)              |_| estate - Personal Representative signature required (13)
|_| TAXABLE TRUST (7)                                    |_| REVOCABLE GRANTOR TRUST - grantor signature required (25)
|_| TAX-EXEMPT TRUST (20)                                |_| IRREVOCABLE TRUST - trustee signature required (21)

6. ______________SUBSCRIBER SIGNATURES_________________________________________

The Subscriber understands that, BY EXECUTING THIS AGREEMENT A SUBSCRIBER DOES NOT WAIVE ANY RIGHTS HE MAY HAVE UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR UNDER ANY STATE SECURITIES LAW:

X ___________________________  _____  X ___________________________  _______
  Signature of 1st Subscriber  Date     Signature of 2nd Subscriber  Date


NOTICE TO ALL INVESTORS:

   (a) The Company, in its sole and absolute discretion, may accept or reject the Subscriber's subscription which if rejected will be promptly returned to the Subscriber, without interest. Non-U.S. stockholders (as defined in the Prospectus) will be admitted as stockholders with the approval of the Advisor.

   (b) The sale of shares subscribed for hereunder may not be completed until at least five business days after the date the Subscriber receives a final Prospectus. Except as provided in this notice, the notice below, and in the Prospectus, the Subscriber will not be entitled to revoke or withdraw his subscription.

   (c) By checking the designated box on page 1, section 3, CNL Investment Company or its Agent (hereafter referred to as "CNL") is authorized to deposit my (our) distribution directly into the account specified on this form. The authority will remain in force until I (we) have given written notice that I
(we) have terminated it, or until CNL has notified me (us) that this deposit service has been terminated. In the event that CNL deposits funds erroneously into my (our) account, they are authorized to debit my (our) account for an amount not to exceed the amount of the erroneous deposit.

NOTICE TO CALIFORNIA RESIDENTS: California investors who do not execute the Subscription Agreement will receive a confirmation of investment accompanied by a second copy of the final Prospectus and will have the opportunity to rescind the investment within ten (10) days from the date of confirmation.

NOTICE TO NORTH CAROLINA RESIDENTS: By signing this Subscription Agreement, North Carolina investors acknowledge receipt of the Prospectus and represent that they meet the suitability standards for North Carolina investors listed in the Prospectus.

NOTICE  TO  OHIO  RESIDENTS:   Shares   purchased   pursuant  to  the  Company's
Reinvestment Plan are subject to commissions. (See Prospectus for details.)

                                                CNL Hospitality Properties, Inc.

7. ______________BROKER/DEALER INFORMATION_____________________________________


Broker/Dealer NASD Firm Name __________________________________________________

Registered Representative _____________________________________________________

Mailing Address _______________________________________________________________

City ____________ State _______ Zip Code ______ |_| Please check if new address

Phone # (______) __________ Fax # (_______) __________

E-mail Address ________________________________


|_| Telephonic Subscriptions (check here): If the Registered Representative and Branch Manager are executing the signature page on behalf of the Subscriber, both must sign below. Registered Representatives and Branch Managers may not sign on behalf of residents of Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee, or Washington. [NOTE: Not to be executed until Subscriber(s) has (have) acknowledged receipt of final prospectus.] Telephonic subscriptions may not be completed for IRA accounts.

|_| Deferred Commission Option (check here): The Deferred Commission Option means an agreement between a stockholder, the participating Broker/Dealer and the Managing Dealer to have Selling Commissions paid over a six year period as described in "The Offering -- Plan of Distribution." This option will only be available with prior authorization by the Broker/Dealer.

|_| Registered Investment Advisor (RIA) (check here): This investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a Broker/Dealer, the transaction should be conducted through that Broker/Dealer, not through the RIA.


The undersigned confirm by their signatures that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; and (v) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.


X ________________________________________________________  _________  _____________________________________
  Registered Representative/Investment Advisor Signature    Date       Print or Type Name of Person Signing

X ________________________________________________________  _________  _____________________________________
  Principal, Branch Manager or Other Authorized Signature   Date       Print or Type Name of Person Signing
  (If required by Broker/Dealer)


To subscribe for shares,  complete and sign, where appropriate,  and deliver the
Subscription   Agreement,   along   with   your   check,   to  your   Registered
Representative. Your check should be made payable to: SOUTHTRUST BANK.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Company.

  Overnight Packages:                          Regular Mail Packages:                 For Office Use Only ****

  Attn:  Investor Relations                    Attn:  Investor Relations              Sub. # _________________
  CNL Center at City Commons                   Post Office Box 1033
  450 South Orange Avenue                      Orlando, FL  32802-1033                Admit Date _____________
  Orlando, FL  32801
                                                                                      Amount _________________

                                                                                      Region _________________

                                                                                      RSVP# __________________
                          For Telephone Inquiries:
                            CNL SECURITIES CORP.
                      (407) 650-1000 or (866) 650-0650
                                                                                                      Rev. 6/02

                        ELECTRONIC DELIVERY OF DOCUMENTS




Sign up today to receive information from CNL electronically!

         CNL is pleased to announce a new option to investors -- the ability to receive quarterly and annual reports through the Internet, as well as, distribution notification and relevant fund information. This method of providing information is an efficient way for investors to view and store the fund's financial information at their convenience. Please complete the form below to begin receiving e-mail notifications.

         The subscriber consents to delivery of all documents relating to his or her investment in the Shares to the electronic mail address listed below or through posting of such documents on the Internet web site http:// www.cnlonline.com and consents to receive notice of such postings at the electronic mail address listed below. All documents will be delivered or posted in PDF format and free access to Adobe Acrobat software will be provided for review of documents in PDF format. However, in order to review documents in PDF format, a system running Windows 95/98/2000/NT4.0 or Macintosh OS version 7.5.3 or later is required and downloading time may be considerable. The subscriber understands that he or she may revoke this consent at any time by contacting CNL Investor Relations at the address provided in the Subscription Agreement and will subsequently receive all such documents in paper format. In addition, the subscriber understands that he or she may request paper copies of any documents delivered electronically by contacting CNL Investor Relations at the address provided on the Subscription Agreement.

         CONSENT TO ELECTRONIC DELIVERY MAY CAUSE YOU TO INCUR ADDITIONAL COSTS, SUCH AS ON-LINE TIME AND COSTS RELATING TO PRINTING PAPER COPIES OF DOCUMENTS.

         YOU SHOULD NOT CONSENT TO ELECTRONIC DELIVERY UNLESS YOU HAVE ACCESS TO THE MEDIA AND THE ABILITY TO RECEIVE DOCUMENTS IN THE FORMATS DESCRIBED ABOVE.

         THIS CONSENT IS EFFECTIVE UNTIL REVOKED AND RELATES TO ALL DOCUMENTS RELATING TO YOUR INVESTMENT IN THE SHARES.



_____________________________  _______  _____________________________  _______
Signature of 1st Subscriber    Date     Signature of 2nd Subscriber    Date



E-Mail Address:  _______________________________


We do not disclose any nonpublic information about our customers to anyone, except as required to provide you services in connection with your investment or as otherwise permitted by law.

                                   APPENDIX E

                             STATEMENT OF ESTIMATED
                            TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION

             -------------------------------------------------------
            THE STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS BEFORE DIVIDENDS PAID DEDUCTION IN THIS ADDENDUM SHOULD BE READ IN CONJUNCTION WITH APPENDIX E TO THE ATTACHED PROSPECTUS, DATED APRIL 1, 2002.
             -------------------------------------------------------

                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                   PROPERTIES ACQUIRED FROM FEBRUARY 23, 2002
                              THROUGH JUNE 14, 2002
                For the Year Ended December 31, 2001 (Unaudited)

         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of each Property acquired, directly or indirectly, by the Company from February 23, 2002 through June 14, 2002. The statement presents unaudited estimated taxable operating results for each Property that was operational as if the Property (i) had been acquired the earlier of (a) the actual date acquired by the Company or (b) January 1, 2001, and (ii) had been operational during the period January 1, 2001 through December 31, 2001. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. The estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.



                                       Courtyard by Marriott   Courtyard by Marriott     Marriott Hotel       Courtyard by Marriott
                                         Basking Ridge (7)       San Francisco (6)       Bridgewater (7)       Foothill Ranch (7)
                                     ----------------------- ------------------------ --------------------- -----------------------

Estimated Taxable Operating Results
   Before Dividends Paid Deduction:

Rental Income (1)                            $2,250,000                  $2,460,000          $ 3,690,000             (5)
Asset Management Fees (2)                      (225,000 )                  (246,000 )           (369,000 )           (5)
General and Administrative
   Expenses (3)                                (180,000 )                   (98,400 )           (295,200 )           (5)
Interest Expense (6)                                 --                  (1,400,000 )                 --             (5)
                                      ------------------        --------------------  -------------------     ------------------
Estimated Cash Available from
   Operations                                 1,845,000                     715,600            3,025,800             (5)
Depreciation and Amortization
   Expense (4)                               (1,285,714 )                (1,405,714 )         (1,915,015 )           (5)
                                      ------------------        --------------------  -------------------     ------------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction            $ 559,286                  $ (690,114 )        $ 1,110,785             (5)
                                      ==================        ====================  ===================     ==================


                                  See Footnotes

                                    Courtyard by Marriott     Marriott Hotel       Renaissance Hotel   Residence Inn by Marriott
                                          Newark (7)           Seattle (7)             Tampa (7)               Newark (7)
                                   ----------------------- -------------------     ------------------  --------------------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction:

Rental Income (1)                            (5)                   (5)                   (5)                   (5)
Asset Management Fees (2)                    (5)                   (5)                   (5)                   (5)
General and Administrative
   Expenses (3)                              (5)                   (5)                   (5)                   (5)
Interest Expense (6)                         (5)                   (5)                   (5)                   (5)
                                       -----------------     -----------------     -----------------    --------------------
Estimated Cash Available from
   Operations                                (5)                   (5)                   (5)                   (5)
Depreciation and Amortization
   Expense (4)                               (5)                   (5)                   (5)                   (5)
                                       -----------------     -----------------     -----------------    --------------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction           (5)                   (5)                   (5)                   (5)
                                       =================     =================     =================    ====================




                                  See Footnotes

                                                              Total
                                                    --------------------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction:

Rental Income (1)                                              $8,400,000
Asset Management Fees (2)                                        (840,000 )
General and Administrative
   Expenses (3)                                                  (573,600 )
Interest Expense (6)                                           (1,400,000 )
                                                       -------------------
Estimated Cash Available from
   Operations                                                   5,586,400
Depreciation and Amortization
   Expense (4)                                                 (4,606,443 )
                                                       -------------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction                              $ 979,957
                                                       ===================

                                  See Footnotes

FOOTNOTES:

(1) Rental income does not include percentage rents, which will become due if specified levels of gross receipts are achieved.

(2) The Properties are managed pursuant to an advisory agreement between the Company and CNL Hospitality Corp. (the "Advisor"), pursuant to which the Advisor receives monthly asset management fees in an amount generally equal to one-twelfth of .60% of the Company's share of the Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(3) Estimated at 8% of gross rental income, based on the previous experience of Affiliates of the Advisor with another public REIT.

(4) The estimated federal tax basis of the depreciable portion of the Company's share of the Properties and the number of years the assets have been depreciated on the straight-line method is as follows:

                                                                Furniture and
                                             Buildings             Fixtures
                                             (39 years)          (5-15 years)
                                           ---------------     ----------------

              Basking Ridge Property         $33,073,000           $2,513,000
              San Francisco Property          30,750,000            4,100,000
              Bridgewater Property            52,619,400            3,960,600

(5) The Property is under construction for the period presented. The estimate completion dates for construction are as follows:

                   Property                      Estimated Completion Date
                   --------                      -------------------------

         Courtyard Foothill Ranch Property             December 2003
         Courtyard Newark Property                     November 2002
         Seattle Waterfront Marriott Property            April 2003
         Renaissance Tampa Property                       May 2004
         Residence Inn Newark Property                 November 2002

(6) The Company invested in a joint venture that acquired a property in San Francisco, California of which the Company owns a 50% interest and Marriott owns a 50% interest. The joint venture obtained permanent financing in the amount of $56 million secured by the property. Interest expense is incurred at a variable rate which is expected to be approximately 7.00% per annum. Payments of interest only are due monthly through July 1, 2004 at which time monthly payments of principal and interest are due until maturity. The remaining principal balance together with any unpaid interest is due at the end of the fifth loan year. The lease for the San Francisco property is with an indirect wholly owned subsidiary of the Company.

(7) Leases are expected to be with indirect wholly owned subsidiaries of the Company.